FIRST AMENDMENT TO

AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

THIS AMENDMENT, dated as of March 24, 2014 (this “Amendment”), by and among Inventergy, Inc., a Delaware corporation (“Inventergy”), eOn Communications Corporation, a Delaware corporation (“Parent”), and Inventergy Merger Sub, Inc., a Delaware corporation (“Merger Sub” and, together with Inventergy and Parent, the “Parties”), amends that certain Agreement of Merger and Plan of Reorganization, dated as of December 17, 2013, among the Parties (the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

WHEREAS, Inventergy has renegotiated the terms of those certain senior secured notes issued on May 10, 2013 in the aggregate principal amount of $5,000,000 (the “Existing Notes”) and has agree to issue additional senior secured notes in the aggregate principal amount of $3,000,000 as of the date hereof (the “New Notes” and together with the Existing Notes, the “Inventergy Notes”) pursuant to the terms of that certain Securities Purchase Agreement among Inventergy and the buyers named therein dated as of the date hereof (the “Inventergy SPA”);

WHEREAS, the terms of the Inventergy SPA require the Parties to agree to certain amendments to the terms of the Agreement, as set forth herein;

WHEREAS, the Parties have determined that it is desirable to further amend the Agreement to modify the ratio of the Reverse Split from a range between one-for-three and one-for-five to between one-for-one and one half and one-for-five; and

WHEREAS, the Parties, each acting upon prior authorization of their respective Boards of Directors, have determined that this Amendment is in their best interests and the best interests of their respective stockholders.

NOW THEREFORE, in consideration of the premises, the mutual agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned agree as follows:

1.          The proposed Amended and Restated Certificate of Incorporation of Parent, attached as Exhibit A to the Agreement, which includes the Certificate of Designations, Preferences and Rights of Series A-1 Convertible Preferred Stock of Parent and the Certificate of Designations, Preferences and Rights of Series A-2 Convertible Preferred Stock of Parent, and is contemplated to be filed with the Secretary of State of the State of Delaware at the Effective Time, shall be deleted in its entirety and replaced with the Amended and Restated Certificate of Incorporation of Parent attached hereto as Exhibit A.

2.          The phrase “one-for-three” in the definition of “Reverse Split” set forth in Section 5.02(a) of the Agreement is hereby deleted and replaced with the phrase “one-for-one and one-half”.

3.          As of the Effective Time, the Inventergy Notes shall be exchanged for senior secured convertible notes of the Parent, with the Existing Notes to be exchanged for registered senior secured convertible notes of the Parent in the form attached hereto as Exhibit B (the “Registered eOn Notes”) and the New Notes exchanged for unregistered senior secured convertible notes of the Parent in the form attached hereto as Exhibit C (the “eOn New Notes”). Parent hereby agrees, on or prior to the time of the vote of the Parent's stockholders to approve the transactions contemplated by the Agreement, to include the Registered eOn Notes, and the shares of Parent Common Stock issuable pursuant to the term of the Registered eOn Notes, in Parent’s Registration Statement on Form S-4, initially filed with the Securities and Exchange Commission on February 7, 2014 (File No. 333-193837), as may be amended or supplemented from time to time, such that the Registered eOn Notes will be issued to the holders of the Inventergy Notes pursuant to such registration statement.

4.          At or prior to the Effective Time, Inventergy, eOn Communications Assets, Inc. and any other direct or indirect subsidiaries of Parent, if any, shall execute a Guarantee of the Registered eOn Notes and the eOn New Notes, effective as of the Effective Date, in the form attached hereto as Exhibit D in lieu of the Senior Note Guaranty described in Section 5.10 of the Agreement.

5.          Except as modified and amended herein, all of the terms and conditions of the Agreement shall remain in full force and effect.

6.         This Amendment may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same Amendment.

7.          This Amendment and the rights of the parties hereto shall be governed by, construed and enforced in accordance with the Laws of the State of Delaware without regard to the conflict of Laws principles thereof.

8.         If any provision of this Amendment is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Amendment so long as this Amendment as so modified continues to express, without material change, the original intentions of the Parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the Parties or the practical realization of the benefits that would otherwise be conferred upon the Parties. The Parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Amendment to be binding and effective as of the date first written above.

INVENTERGY, INC.

By:	/s/ Joseph W. Beyers
	Name:	Joseph W. Beyers
	Title:	Chairman & Chief Executive Officer

eON COMMUNICATIONS CORPORATION

By:	/s/ David S. Lee
Name: David S. Lee
Title: Chairman

INVENTERGY MERGER SUB, INC.

By:	/s/ David S. Lee
Name: David S. Lee
Title: Chairman

EXHIBIT A

Proposed Amended and Restated Certificate of Incorporation of Parent

FIFTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

EON COMMUNICATIONS CORPORATION

eOn Communications Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

A. The name of the corporation is eOn Communications Corporation. The corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 23, 1991 under the name CTC, Inc.

B. All amendments to the Certificate of Incorporation, as amended to date, reflected herein have been duly authorized and adopted by the Board of Directors and stockholders in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law.

C. The corporation’s Certificate of Incorporation, as amended to date, is hereby further amended and restated in its entirety to read as follows:

ARTICLE I

The name of the corporation is Inventergy Global, Inc. (the “Corporation”).

ARTICLE II

The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, County of Newcastle, DE 19808. The name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law (“DGCL”).

ARTICLE IV

The total number of shares of stock which the Corporation shall have authority to issue is 100,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), and 10,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).

Upon the effectiveness of this Fifth Amended and Restated Certificate of Incorporation (the “Split Effective Time”) each share of the Common Stock issued and outstanding immediately prior to the date and time of the filing hereof with the Secretary of State of Delaware shall be automatically changed and reclassified into a smaller number of shares such that each [●] shares of issued Common Stock immediately prior to the Split Effective Time is reclassified into one share of Common Stock. Notwithstanding the immediately preceding sentence, there shall be no fractional shares issued and, in lieu thereof, a holder of Common Stock on the Split Effective Time who would otherwise be entitled to a fraction of a share as a result of the reclassification, following the Split Effective Time, shall receive a full share of Common Stock upon the surrender of such stockholders' original stock certificate. No stockholders will receive cash in lieu of fractional shares.

A. Common Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Common Stock are as follows:

1. Dividend Rights. Holders of shares of Common Stock shall be entitled to receive, when, as and if declared by the Company’s Board of Directors (the “Board of Directors”), out of any assets of the Corporation legally available therefor, any dividends as may be declared from time to time by the Board of Directors, subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends.

2. Liquidation Rights. Holders of Common Stock shall be entitled to, upon liquidation, dissolution or winding up of the Corporation, and subject to any Preferred Stock designations, their pro rata share of such assets being distributed.

3. Redemption. The Common Stock is not redeemable at the option of the holder.

4. Voting Rights. Holders of Common Stock shall have the right to cast one vote for each share held at all stockholders' meetings for all purposes, including the election of directors, and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL. The Common Stock does not have cumulative voting rights.

B. Preferred Stock. The Preferred Stock shall be issued by the Board of Directors of the Corporation in one or more classes or one or more series within any class and such classes or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as the Board of Directors of the Corporation may determine from time to time.

1. Series A Convertible Preferred Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Series A Convertible Preferred Stock are as set forth on Exhibit A hereto.

2. Series B Convertible Preferred Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Series B Convertible Preferred Stock are as set forth on Exhibit B hereto.

ARTICLE V

For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders of any class thereof, as the case may be, it is further provided, with respect to the Board of Directors, that:

A. Powers. The management of the business and the conduct of the affairs of the Corporation shall be vested in the powers of the Board of Directors.

B. Number of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted by the Board of Directors.

C. Election of Directors. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At each annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting. Notwithstanding the foregoing provisions of this Article V, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

D. Removal of Directors. Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors.

E. Vacancies. Any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified. A vacancy in the Board of Directors shall be deemed to exist under this Bylaw in the case of the death, removal or resignation of any director. If at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least twenty percent (20%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in offices as aforesaid, which election shall be governed by Section 211 of the DGCL.

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F. Election of Directors. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE VI

In furtherance of, and not in limitation of, the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws or adopt new Bylaws without any action on the part of the stockholders; provided that any Bylaw adopted or amended by the board of directors, and any powers thereby conferred, may be amended, altered or repealed by the stockholders.

ARTICLE VII

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the DGCL is amended after approval by the stockholders of this Article VII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended. No amendment to, modification of or repeal of this paragraph shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

ARTICLE VIII

The Corporation shall indemnify its directors and executive officers (for the purposes of this Article VIII, “executive officers” shall have the meaning defined in Rule 3b-7 promulgated under the Securities Exchange Act of 1934, as amended) to the fullest extent not prohibited by the DGCL or any other applicable law; provided, however, that the Corporation may modify the extent of such indemnification by individual contracts with its directors and executive officers; and, provided, further, that the Corporation shall not be required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors, (iii) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the DGCL Law or any other applicable law or (iv) such indemnification is required to be made under this Article VIII.

The Corporation shall have power to indemnify its other officers, employees and other agents as set forth in the DGCL or any other applicable law. The Board of Directors shall have the power to delegate the determination of whether indemnification shall be given to any such person.

The Corporation may advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or executive officer of the Corporation, or is or was serving at the request of the Corporation as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or executive officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under this Article VIII or otherwise. Notwithstanding the foregoing, unless otherwise determined pursuant to this Article VIII, no advance shall be made by the Corporation to an executive officer of the Corporation (except by reason of the fact that such executive officer is or was a director or executive officer of the Corporation in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation.

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Any amendment, repeal or modification of this paragraph shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE IX

A. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph B of this Article IX, and all rights conferred upon the stockholders herein are granted subject to this reservation.

B. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the voting stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the voting stock, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI, VII, VIII, IX and X.

ARTICLE X

A. No action shall be taken by the stockholders of the Corporation, other than holders of any class or series of Preferred Stock, except at an annual or special meeting of stockholders called in accordance with the Bylaws.

B. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

ARTICLE XI

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation's stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation or the By-laws or (iv) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

ARTICLE XII

Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as said court directs.  If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, said compromise or arrangement and said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

ARTICLE XIII

The Corporation expressly elects not to be governed by Section 203 of the DGCL.

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IN WITNESS WHEREOF, the Corporation has caused this Fifth Amended and Restated Certificate of Incorporation to be signed by _____________, its authorized officer this ____ day of _________, 2014.

EON COMMUNICATIONS CORPORATION

By:
Name:
Title:

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EXHIBIT A

CERTIFICATE OF DESIGNATIONS, PREFERENCES
AND RIGHTS OF SERIES A-1 CONVERTIBLE PREFERRED STOCK AND

SERIES A-2 CONVERTIBLE PREFERRED STOCK
OF INVENTERGY GLOBAL, INC.

Inventergy Global, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Corporation (the “Board”) by the Certificate of Incorporation, as amended, of the Corporation, and pursuant to Sections 151 and 141 of the DGCL, the Board adopted resolutions (i) designating series of the Corporation's previously authorized preferred stock, par value $0.001 per share, namely, “Series A Preferred Stock”, and (ii) providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of five million (5,000,000) shares of Series A-1 Convertible Preferred Stock and one million one hundred seventy-six thousand seven hundred forty-eight (1,176,748) shares of Series A-2 Convertible Preferred Stock of the Corporation, as follows:

RESOLVED, that the Corporation is authorized to issue 5,000,000 shares of Series A-1 Convertible Preferred Stock (the “Series A-1 Preferred Stock”), par value $0.001 per share, which shall have the powers, designations, preferences and other special rights set forth hereinbelow; and

RESOLVED, that the Corporation is authorized to issue 1,176,748 shares of Series A-2 Convertible Preferred Stock (the “Series A-2 Preferred Stock”), par value $0.001 per share, which shall have the powers, designations, preferences and other special rights set forth hereinbelow:

1. Designation and Amount.

(a) Series A-1 Preferred Stock. The class of preferred stock hereby classified shall be designated the “Series A-1 Preferred Stock”. The initial number of authorized shares of the Series A-1 Preferred Stock shall be 5,000,000, which shall not be subject to increase without the consent of the holders of a majority of the then outstanding shares of Series A-1 Preferred Stock voting together as a single class and the consent of all Substantial Holders.

(b) Series A-2 Preferred Stock. The class of preferred stock hereby classified shall be designated the “Series A-2 Preferred Stock.” The initial number of authorized shares of the Series A-2 Preferred Stock shall be 1,176,748, which shall not be subject to increase without the consent of the holders of a majority of the then outstanding shares of Series A-2 Preferred Stock voting together as a single class and the consent of all Substantial Holders. Each share of the Series A Preferred Stock shall have a par value of $0.001.

2. Ranking. The Series A Preferred Stock shall rank prior and superior to all of the common stock, par value $0.001 per share, of the Corporation (“Common Stock”) and, subject to the rights of any Senior Preferred Stock (as defined in Section 4(a) below) any other capital stock of the Corporation (other than the Series A Preferred Stock) with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Corporation. Each of the Series A-1 Preferred Stock and the Series A-2 Preferred Stock shall rank pari passu with any other Series A Preferred Stock with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Corporation. The rights of the shares of Common Stock and other capital stock of the Corporation (other than the Series A Preferred Stock) shall be subject to the preferences and relative rights of the Series A Preferred Stock.

3. Participation. From and after the first date of issuance of any shares of Series A Preferred Stock (the “Issuance Date”), the holders of Series A Preferred Stock (each, a “Holder” and collectively, the “Holders”) shall be entitled to receive such dividends paid and distributions made to the holders of Common Stock to the same extent as if such Holders had converted the Series A Preferred Stock into Common Stock (without regard to any limitations on conversion, including, without limitation, the Maximum Percentage (as defined in Section 7(d), if applicable) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock. Following the occurrence of a Liquidation Event and the payment in full to a Holder of its applicable liquidation preference, other than as set forth in Section 4 below, such Holder shall cease to have any rights hereunder to participate in any future dividends or distributions made to the holders of Common Stock. Subject to any voting or consent rights contained herein, the Corporation shall not declare or pay any dividends on any other shares of capital stock whether such capital stock is pari-passu (such stock referred to hereinafter as “Pari Passu Stock”) or junior (such stock being referred to hereinafter collectively as “Junior Stock”) unless the holders of Series A Preferred Stock then outstanding shall simultaneously receive a dividend on a pro rata basis as if the shares of Series A Preferred Stock had been converted into shares of Common Stock pursuant to Section 7 immediately prior to the record date for determining the stockholders eligible to receive such dividends. Notwithstanding the foregoing, to the extent that a Holder's right to participate in any such dividend or distribution pursuant to this Section 3 would result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, then such Holder shall not be entitled to participate in such dividend or distribution to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such dividend or distribution (and beneficial ownership) to such extent) and the portion of such dividend or distribution shall be held in abeyance for such Holder until such time or times as its right thereto would not result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times such Holder shall be granted such rights (and any rights under this Section 3 on such initial rights or on any subsequent such rights to be held similarly in abeyance) to the same extent as if there had been no such limitation.

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4. Liquidation Preference.

(a) Preferential Payment to Holders of Series A Preferred Stock. Upon any Liquidation Event, the Holders shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other Preferred Stock of the Corporation ranking on liquidation prior and in preference to the Series A Preferred Stock (such Preferred Stock being referred to hereinafter as “Senior Preferred Stock”) upon such liquidation, dissolution or winding up, but before any payment shall be made to the holders of Junior Stock, an amount in cash equal to a price equal to the sum of (i) the greater of (x) the product of (I) the Stated Value and (II) the number of shares of Series A Preferred Stock then held by each Holder and (y) the product of (I) the fair market value of one share of Common Stock, as mutually determined by the Corporation and the Required Holders (provided that if the Corporation and the Required Holders are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 7(f)) and (II) the number of shares of Common Stock issuable upon conversion of such Holder's Series A Preferred Stock (without regard to any limitations on conversion, including, without limitation, the Maximum Percentage, if applicable) and (ii) any declared accrued and unpaid dividends. If upon any such Liquidation Event, the remaining assets of the Corporation available for the distribution to its stockholders after payment in full of amounts required to be paid or distributed to holders of Senior Preferred Stock shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series A Preferred Stock and any class of stock ranking on liquidation on a parity with the Series A Preferred Stock, shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect to the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full. For purposes of this Certificate of Designations, the term “Stated Value” shall mean $0.01 per share with respect to the Series A-1 Preferred Stock and shall mean $1.6996 per share with respect to the Series A-2 Preferred Stock, in each case, subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, reverse stock splits or other similar events relating to the Series A Preferred Stock after the Subscription Date.

(b) Distribution of Remaining Assets. Upon a Liquidation Event and subject to the rights of any Senior Preferred Stock, after the payment of all preferential amounts required to be paid to the Holders, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of Junior Stock, pro rata based on the number of shares held by each such holder, treating for this purpose all such securities as if they had been converted to Common Stock pursuant to the terms of the Certificate of Incorporation immediately prior to such dissolution, liquidation or winding up of the Corporation.

5. Fundamental Transactions.

(a) Assumption. The Corporation shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Corporation under this Certificate of Designations and all obligations of Inventergy Inc., the Corporation's wholly-owned subsidiary, under the other Transaction Documents (as defined in the Securities Purchase Agreement) in accordance with the provisions of this Section 5 pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each Holder of Series A Preferred Stock in exchange for such Series A Preferred Stock a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Certificate of Designations including, without limitation, having a stated value equal to the Stated Value of the Series A Preferred Stock held by such Holder and having similar ranking to the Series A Preferred Stock, and satisfactory to the Required Holders and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designations referring to the “Corporation” shall refer instead to the Successor Entity), and may exercise every right and power of the Corporation and shall assume all of the obligations of the Corporation under this Certificate of Designations with the same effect as if such Successor Entity had been named as the Corporation herein. Upon consummation of the Fundamental Transaction with a Successor Entity whose stock is publicly traded, such Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion of the Series A Preferred Stock at any time after the consummation of the Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) issuable upon the conversion of the Series A Preferred Stock prior to such Fundamental Transaction (without regard to any limitations on the conversion of the Series A Preferred Stock, including without limitation, the Maximum Percentage, if applicable), such shares of publicly traded common stock (or their equivalent) of the Successor Entity, as adjusted in accordance with the provisions of this Certificate of Designations, which the Holder would have been entitled to receive had such Holder converted the Series A Preferred Stock in full (without regard to any limitations on conversion, including without limitation, the Maximum Percentage, if applicable) immediately prior to such Fundamental Transaction (provided, however, to the extent that a Holder's right to receive any such shares of publicly traded common stock (or their equivalent) of the Successor Entity would result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, then such Holder shall not be entitled to receive such shares to such extent (and shall not be entitled to beneficial ownership of such shares of publicly traded common stock (or their equivalent) of the Successor Entity as a result of such consideration to such extent) and the portion of such shares shall be held in abeyance for such Holder until such time or times, as its right thereto would not result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times such Holder shall be delivered such shares to the extent as if there had been no such limitation). The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion of the Series A Preferred Stock.

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(b) Redemption Right.

(i) General. No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Fundamental Transaction, but not prior to the public announcement of such Fundamental Transaction, the Corporation shall deliver written notice thereof via facsimile and overnight courier to the Holders (a “Fundamental Transaction Notice”). At any time during the period (the “Fundamental Transaction Period”) beginning after a Holder's receipt of a Fundamental Transaction Notice and ending on the date that is twenty (20) Trading Days after the consummation of such Fundamental Transaction, such Holder may, except solely to the extent expressly prohibited by law, require the Corporation to redeem all or any portion of such Holder's Series A Preferred Stock by delivering (such date of delivery, the “Fundamental Transaction Redemption Notice Date”) written notice thereof (“Fundamental Transaction Redemption Notice”) to the Corporation, which Fundamental Transaction Redemption Notice shall indicate the number of shares of Series A Preferred Stock the Holder is electing to redeem. Any Series A Preferred Stock subject to redemption pursuant to this Section 5(b) shall be redeemed by the Corporation in cash at a price per share of Series A Preferred Stock equal to the sum of (i) the greater of (x) the Stated Value and (y) the product of (I) the fair market value of one share of Common Stock, as mutually determined by the Corporation and the Required Holders (provided that if the Corporation and the Required Holders are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 7(f)) and (II) the number of shares of Common Stock issuable upon conversion per share of Series A Preferred Stock being redeemed (without regard to any limitations on conversion, including, without limitation, the Maximum Percentage, if applicable) and (ii) any declared accrued and unpaid dividends per share of Series A Preferred Stock being redeemed (the “Fundamental Transaction Redemption Price”). Upon the Corporation's receipt of a Fundamental Transaction Redemption Notice(s) from any Holder, the Corporation shall within one (1) Business Day of such receipt notify each other Holder by facsimile of the Corporation's receipt of such notice(s). The Corporation shall make payment of the Fundamental Transaction Redemption Price concurrently with the consummation of such Fundamental Transaction to all Holders that deliver a Fundamental Transaction Redemption Notice at least three Trading Days prior to the consummation of such Fundamental Transaction and within five (5) Trading Days after the Corporation's receipt of such notice otherwise (the “Fundamental Transaction Redemption Date”). To the extent redemptions required by this Section 5(b)(i) are deemed or determined by a court of competent jurisdiction to be prepayments of the Series A Preferred Stock by the Corporation, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 5(b)(i), until the Fundamental Transaction Redemption Price (together with any interest thereon) is paid in full, the number of shares of Series A Preferred Stock submitted for redemption under this Section 5(b)(i) may be converted, in whole or in part, by the Holder into shares of Common Stock, or in the event the Conversion Date is after the consummation of the Fundamental Transaction, shares or equity interests of the Successor Entity substantially equivalent to the Corporation's Common Stock pursuant to Section 7(b)(i). The Holders and the Corporation agree that in the event of the Corporation's redemption of any Series A Preferred Stock under this Section 5(b)(i), the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future dividend rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 5(b)(i) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not as a penalty. In the event that the Corporation does not pay the Fundamental Transaction Redemption Price on the Fundamental Transaction Redemption Date, then the Holder shall have the right to void the redemption pursuant to Section 5(b)(iii).

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(ii) Miscellaneous. If the Corporation is unable to redeem all of the Series A Preferred Stock submitted for redemption, the Corporation shall (i) redeem an amount from each Holder equal to such Holder's pro rata amount of the Series A Preferred Stock outstanding multiplied by the total number of shares of Series A Preferred Stock to be redeemed from all Holders and (ii) in addition to any remedy such Holder may have under this Certificate of Designations and the Securities Purchase Agreement, pay to each Holder interest at the rate of one and one-half percent (1.5%) per month (prorated for partial months) in respect of each unredeemed share of Series A Preferred Stock until paid in full.

(iii) Void Redemption. In the event that the Corporation does not pay a Fundamental Transaction Redemption Price within the time period set forth in this Certificate of Designations, at any time thereafter and until the Corporation pays such unpaid applicable Fundamental Transaction Redemption Price in full, a Holder shall have the option to, in lieu of redemption, require the Corporation to promptly return to such Holder any or all of the Series A Preferred Stock that were submitted for redemption by such Holder and for which the applicable Fundamental Transaction Redemption Price has not been paid, by sending written notice thereof to the Corporation via facsimile (the “Void Redemption Notice”). Upon the Corporation's receipt of such Void Redemption Notice, (i) the applicable Redemption Notice shall be null and void with respect to the Series A Preferred Stock subject to the Void Redemption Notice, (ii) the Corporation shall immediately return any Series A Preferred Stock subject to the Void Redemption Notice, and (iii) the Conversion Price of such returned Series A Preferred Stock shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Void Redemption Notice is delivered to the Corporation and (B) the lowest Weighted Average Price of the Common Stock during the period beginning on the date on which the applicable Redemption Notice is delivered to the Corporation and ending on the date on which the Void Redemption Notice is delivered to the Corporation, as applicable, subject to further adjustment as provided in this Certificate of Designations.

(iv) Disputes. In the event of a dispute as to the determination of the arithmetic calculation of the Fundamental Transaction Redemption Price, such dispute shall be resolved pursuant to Section 7(f) with the term “Fundamental Transaction Redemption Price” being substituted for the term “Conversion Rate”. A Holder's delivery of a Void Redemption Notice and exercise of its rights following such notice shall not affect the Corporation's obligations to make any payments which have accrued prior to the date of such notice. In the event of a redemption pursuant to this Section 5(b) of less than all of the Series A Preferred Stock represented by a particular Preferred Stock Certificate, the Corporation shall promptly cause to be issued and delivered to the Holder of such Series A Preferred Stock a Preferred Stock Certificate representing the remaining shares of Series A Preferred Stock which have not been redeemed, if necessary.

(v) Waiver of Redemption Right. Notwithstanding anything to the contrary set forth herein, if the Required Holders explicitly approve of a Fundamental Transaction in writing, the Required Holders shall be deemed to have waived their right to redeem Series A Preferred Stock in connection with such Fundamental Transaction. Any such waiver by the Required Holders will apply to all holders of Series A Preferred Stock.

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6. Voting Rights.

(a) General. Each issued and outstanding share of Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which each such share of Series A Preferred Stock is convertible (as adjusted from time to time pursuant to Section 8 hereof), at each meeting of stockholders of the Corporation (or pursuant to any action by written consent) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law, by the provisions of Sections 6(b) below or by the provisions establishing any other series of Preferred Stock, holders of Series A Preferred Stock shall vote together with the holders of Common Stock as a single class. On the Effective Date, pursuant to the Merger Agreement, Robb Knie has been elected as a director of the Corporation (herein referred to as the “Initial Series A Director”). The Initial Series A Director shall serve for a term of not less than one year from the Effective Date and until his successor is elected and qualified and may not be removed from the board of directors, except that the Initial Series A Director may be removed by the majority of the board of directors for Cause. If the Initial Series A Director is removed for Cause or he voluntarily resigns, a majority of the board of directors may fill the vacancy.

(b) Series A Preferred Stock Protective Provisions. In addition to any other rights provided by law, for so long as there continues to exist a Substantial Holder, the Corporation shall not and shall not permit any direct or indirect Subsidiary of the Corporation to, without first obtaining the affirmative vote or written consent of the Required Holders voting together as a single class:

(i) create, or authorize the creation of, or issue or obligate itself to issue additional or other capital stock that is Pari Passu Stock or senior in rank to the Series A Preferred Stock in respect of the preferences as to distributions and payments upon a Liquidation Event;

(ii) increase the authorized number of shares of Common Stock or Series A Preferred Stock or increase the authorized number of shares of any additional class or series of capital stock;

(iii) create, or authorize the creation of, or issue, or authorize the issuance of any debt security, or incur, or authorize the incurrence of any Indebtedness (other than Permitted Indebtedness), or permit any Subsidiary to take any such action;

(iv) authorize or effect the payment of any dividends or distributions on any capital stock of the Corporation or any Subsidiary or the redemption or repurchase of any capital stock of the Corporation or any Subsidiary or rights to acquire capital stock of the Corporation or any Subsidiary (other than the repurchase of stock from employees of the Corporation or its Subsidiaries pursuant to repurchase rights upon termination of employment of such employees at purchase prices initially paid by such employees for such shares);

(v) authorize or effect (a) any sale, lease, transfer or other disposition of all or substantially all the assets of the Corporation or any Subsidiary; (b) any Fundamental Transaction, or (d) a Liquidation Event, or consent to any of the foregoing;

(vi) amend or repeal any provision of the Corporation's Certificate of Incorporation or By-Laws;

(vii) amend, alter or repeal the preferences, special rights or other powers of the Series A Preferred Stock so as to affect adversely the Series A Preferred Stock, (including, without limitation, the authorization or issuance of any series of Preferred Stock with preference or priority over, or being on a parity with the Series A Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed so to affect adversely the Series A Preferred Stock); provided, however, that any such amendment, alteration or repeal of the preferences, special rights or other powers of the Series A-1 Preferred Stock or the Series A-2 Preferred Stock so as to affect adversely the Series A-1 Preferred Stock or the Series A-2 Preferred Stock, respectively, will also require the consent of the holders of a majority of the outstanding shares of Series A-1 Preferred Stock or the Series A-2 Preferred Stock, respectively, voting as a separate class; or

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(viii) take any other action or agree to take any action that adversely and materially affects the terms or rights of the holders of the Series A Preferred Stock other than actions in the ordinary course of business; provided, however, that any such action or agreement to take such action that adversely affect the terms or rights of the holders of the Series A-1 Preferred Stock or the Series A-2 Preferred Stock, will also require the consent of the holders of a majority of the outstanding shares of Series A-1 Preferred Stock or the Series A-2 Preferred Stock, respectively, voting as a separate class.

(c) Actions Requiring Vote of Initial Series A Director. For so long as the Initial Series A Director remains a director of the Corporation, but in no event for more than one year following the Effective Date, the Corporation shall not and shall not permit any direct or indirect Subsidiary of the Corporation to, without first obtaining the affirmative vote or written consent of the Initial Series A Director:

(i) enter into, be party to or allow the occurrence or the consummation of a Fundamental Transaction;

(ii) any change in the principal business of the Corporation, enter into any new lines of business, exit the current line of business or any material modification of current or future business plans, it being understood that the principal business of the Corporation is intellectual property licensing and monetization;

(iii) enter into any material transaction, including, without limitation, commercial contracts and loans, other than employment agreements on a basis consistent with standard practice, with any officer, director or beneficial owner of five percent (5%) or more of the Common Stock or any affiliate of any of the foregoing;

(iv) firing of any executive officer or employee serving a similar function, including without limitation, the chief executive officer, president, chief operating officer, chief financial officer, chief investment officer, chief strategy officer, and chief information officer, or any employee with annual compensation (including any bonus payments) in excess of $225,000;

(v) approval of a yearly budget of expenses, other than for employee and director compensation, that exceed, or are estimated to exceed, $6,900,000 in any 365 day period;

(vi) incurrence or payment of any expenses in excess of a yearly approved budget pursuant to clause (v) above;

(vii) entering into any agreement or contract that specifically by its terms restricts the Corporation's ability to pay dividends on, or redeem securities of, the Corporation;

(viii) adopting or making any material modification to, any employee stock option plan, stock bonus plan, stock purchase plan or other management equity plan;

(ix) any loan or advance to, or acquisition of any stock or other securities of, any Subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Corporation;

(x) any loan or advance to any person, including, any employee or director, except advances and similar expenditures in the ordinary course of business or under the terms of an employee stock or option plan approved by the Board of Directors;

(xi) any guarantee of any Indebtedness except for trade accounts of the Corporation or any Subsidiary arising in the ordinary course of business, provided, however, that the provisions of this clause (xi) shall not prohibit the Corporation or any of its Subsidiary to incur, or authorize the incurrence of, any Permitted Indebtedness as permitted by Section 6(b)(iii);

(xii) any investment other than investments in prime commercial paper, money market funds, certificates of deposit in any United States bank having a net worth in excess of $3,000,000 or obligations issued or guaranteed by the United States of America, in each case having a maturity not in excess of two years; provided, however, that the provisions of this clause (xii) shall not prohibit purchases by the Corporation or its Subsidiaries of intellectual property or intellectual property rights;

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(xiii) increase or decrease the authorized number of directors constituting the Board of Directors;

(xiv) the repurchase or redemption by the Corporation of any or all outstanding securities of the Corporation (other than the repurchase of stock from employees of the Corporation or its Subsidiaries pursuant to repurchase rights upon termination of employment of such employees at purchase prices initially paid by such employees for such shares);

(xv) until one or more Subsequent Placements occurring after the Effective Date generating aggregate net proceeds to the Company of at least $10,000,000, hire any officers or employees on compensation terms more favorable than the compensation terms of the most comparable officer or employee employed by the Corporation and/or its Subsidiaries on the Effective Date;

(xvi) until one or more Subsequent Placements occurring after the Effective Date generating aggregate net proceeds to the Company of at least $10,000,000, make any increase to the aggregate compensation of any officer or director of the Corporation and/or any of its Subsidiaries;

(xvii) during the 12 month period immediately following the Effective Date, make any increase to the aggregate compensation of any officer or director of the Corporation and/or its Subsidiaries that is employed by the Corporation on the Effective Date that exceeds 35% of such officer or director’s compensation on the Effective Date; or

(xviii) during the 12 month period immediately following the Effective Date, pay aggregate compensation to all officers, directors and employees of the Corporation and/or its Subsidiaries that exceeds $2,900,000.

7. Conversion.

(a) Optional Conversion. Each share of Series A Preferred Stock may be converted into shares of Common Stock at any time or times, at the option of any Holder as provided in this Section 7. The number of shares of Common Stock issuable upon conversion of each Series A Preferred Stock pursuant to this Section 7 shall be determined according to the following formula (the “Conversion Rate”):

Conversion Amount
Conversion Price

No fractional shares of Common Stock are to be issued upon the conversion of any Series A Preferred Stock, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number.

The applicable Conversion Rate and Conversion Price from time to time in effect is subject to adjustment as hereinafter provided.

(b) Mechanics of Conversion. The conversion of Series A Preferred Stock shall be conducted in the following manner:

(i) Holder's Delivery Requirements. To convert Series A Preferred Stock into shares of Common Stock on any date (a “Conversion Date”), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York City time, on such date, a copy of a properly completed notice of conversion executed by the registered Holder of the Series A Preferred Stock subject to such conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Corporation and if the Corporation has appointed a registered transfer agent, the Corporation's registered transfer agent (the “Transfer Agent”) (if the Corporation does not have a registered transfer agent, references hereto to the “Transfer Agent” shall be deemed to be references to the Corporation) and (B) if required by Section 7(b)(iv), surrender to a common carrier for delivery to the Corporation as soon as practicable following such date the original certificates representing the Series A Preferred Stock being converted (or compliance with the procedures set forth in Section 10) (the “Preferred Stock Certificates”).

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(ii) Corporation's Response. Upon receipt by the Corporation of a copy of a Conversion Notice, the Corporation shall (A) as soon as practicable, but in any event within two (2) Trading Days, send, via facsimile, a confirmation of receipt of such Conversion Notice to such Holder and the Transfer Agent, if applicable, which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein and (B) on or before the third (3rd) Trading Day following the date of receipt by the Corporation of such Conversion Notice (the “Share Delivery Date”), (I)(1) provided the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit/Withdrawal At Custodian system, or (2) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled and (II) pay in cash, any declared, accrued and unpaid dividends on the shares of Preferred Stock being converted. If the number of shares of Series A Preferred Stock represented by the Preferred Stock Certificate(s) submitted for conversion, as may be required pursuant to Section 7(b)(iv), is greater than the number of shares of Series A Preferred Stock being converted, then the Corporation shall, as soon as practicable and in no event later than five (5) Business Days after receipt of the Preferred Stock Certificate(s) (the “Preferred Stock Delivery Date”) and at its own expense, issue and deliver to the Holder a new Preferred Stock Certificate representing the number of shares of Series A Preferred Stock not converted.

(iii) Corporation's Failure to Timely Convert. The following provisions shall be applicable from and after the Effective Date:

(A) Cash Damages. If within three (3) Trading Days after the Corporation's receipt of the facsimile copy of a Conversion Notice the Corporation shall fail to credit a Holder's balance account with DTC or issue and deliver a certificate to such Holder for the number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion of Series A Preferred Stock (a “Conversion Failure”), and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the shares of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Corporation (a “Buy-In”), then in addition to all other available remedies which such holder may pursue hereunder and under the other Transaction Documents, including any indemnification provisions therein), then the Corporation shall, within three (3) Trading Days after the Holder's request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions and out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Corporation's obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Sale Price on the Conversion Date. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation's failure to timely deliver certificates representing shares of Common Stock upon conversion of the Series A Preferred Stock as required pursuant to the terms hereof.

(B) Void Conversion Notice; Adjustment of Conversion Price. If for any reason a Holder has not received all of the shares of Common Stock to which such Holder is entitled prior to the tenth (10th) Trading Day after the Share Delivery Date with respect to a conversion of Series A Preferred Stock, then the Holder, upon written notice to the Corporation, with a copy to the Transfer Agent, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any shares of Series A Preferred Stock that have not been converted pursuant to such Holder's Conversion Notice; provided that the voiding of a Holder's Conversion Notice shall not affect the Corporation's obligations to make any payments which have accrued prior to the date of such notice pursuant to Section 7(b)(iii)(A) or otherwise. Thereafter, the Conversion Price of any Series A Preferred Stock returned or retained by the Holder for failure to timely convert shall be adjusted to the lesser of (I) the Conversion Price relating to the voided Conversion Notice and (II) the lowest Weighted Average Price of the Common Stock during the period beginning on the Conversion Date and ending on the date such Holder voided the Conversion Notice, subject to further adjustment as provided in this Certificate of Designations.

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(iv) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of Series A Preferred Stock in accordance with the terms hereof, the Holder thereof shall not be required to physically surrender the certificate representing the Series A Preferred Stock to the Corporation unless (A) the full or remaining number of shares of Series A Preferred Stock represented by the certificate are being converted, in which case the Holder shall deliver such stock certificate to the Corporation promptly following such conversion or (B) a Holder has provided the Corporation with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of Series A Preferred Stock upon physical surrender of any Series A Preferred Stock. The Holder and the Corporation shall maintain records showing the number of shares of Series A Preferred Stock so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Corporation, so as not to require physical surrender of the certificate representing the Series A Preferred Stock upon each such conversion. In the event of any dispute or discrepancy, such records of the Corporation establishing the number of shares of Series A Preferred Stock to which the record holder is entitled shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if Series A Preferred Stock represented by a certificate are converted as aforesaid, a Holder may not transfer the certificate representing the Series A Preferred Stock unless such Holder first physically surrenders the certificate representing the Series A Preferred Stock to the Corporation, whereupon the Corporation will forthwith issue and deliver upon the order of such Holder a new certificate of like tenor, registered as such Holder may request, representing in the aggregate the remaining number of shares of Series A Preferred Stock represented by such certificate. A Holder and any assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Series A Preferred Stock, the number of shares of Series A Preferred Stock represented by such certificate may be less than the number of shares of Series A Preferred Stock stated on the face thereof. Each certificate for Series A Preferred Stock shall bear the following legend:

ANY TRANSFEREE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE CORPORATION'S CERTIFICATE OF DESIGNATIONS RELATING TO THE SERIES A PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE, INCLUDING SECTION 7(b)(iv) THEREOF. THE NUMBER OF SHARES OF SERIES A PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF SHARES OF SERIES A PREFERRED STOCK STATED ON THE FACE HEREOF PURSUANT TO SECTION 7(b)(iv) OF THE CERTIFICATE OF DESIGNATIONS RELATING TO THE SERIES A PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE.

(c) Special Event. Upon the occurrence of a Special Event, the provisions set forth in Sections 4(a), 5(b), 6(b) and 6(c) shall immediately terminate and be of no further force and effect. As used herein, a "Special Event" shall mean the occurrence of each of the following (I) the closing of an underwritten public offering on a firm commitment basis with a nationally recognized underwriter of Common Stock of the Corporation pursuant to an effective registration statement under the Securities Act, with an anticipated aggregate offering price to the public of not less than $20,000,000 (before deduction of underwriters commissions, fees and expenses) at a price per share that equals or exceeds $1.61 (as adjusted for any stock dividend, stock split, reverse stock split, stock combination, reclassification or similar transaction after the Subscription Date), as determined on the applicable date of determination, that results in the listing of Common Stock of the Corporation on a national securities exchange and (II) either (x) the redemption in full of the New Notes and the Amended and Restated Notes or (y) the occurrence of a Full Collateralization Event (as defined in the Amended and Restated Notes and the New Notes), in each case only if, on the applicable date of determination, no Equity Conditions Failure shall have occurred.

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(d) Beneficial Ownership Limitation on Conversions. The Corporation shall not effect the conversion of any portion of Series A Preferred Stock, and no Holder shall not have the right to convert any portion of Series A Preferred Stock, to the extent that after giving effect to such conversion, such Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such conversion. The Corporation shall not give effect to any voting rights of the Series A Preferred Stock, and no Holder shall have the right to exercise voting rights with respect to any Series A Preferred Stock pursuant hereto, to the extent that giving effect to such voting rights would result in such Holder together with the other Attribution Parties being deemed to beneficially own in excess of the Maximum Percentage of the number of shares of Common Stock outstanding immediately after giving effect to such exercise, assuming such exercise as being equivalent to conversion. For purposes of the foregoing sentences, the aggregate number of shares of Common Stock beneficially owned by a Holder and its other Attribution Parties shall include the number of shares of Common Stock held by such Holder and all of its other Attribution Parties plus the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock with respect to which the determination of such sentences is being made, but shall exclude shares of Common Stock which would be issuable upon (A) convert of the remaining, nonconverted shares of Series A Preferred Stock beneficially owned by such Holder or any of its other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation (including, without limitation, any convertible notes or convertible preferred stock or warrants, including the Series A Preferred Stock) beneficially owned by such Holder or any of its other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 7(d). For purposes of this Section 7(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of determining the number of outstanding shares of Common Stock a Holder may acquire upon the conversion of Series A Preferred Stock without exceeding the Maximum Percentage, such Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Corporation's most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Corporation or (3) any other written notice by the Corporation or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of any Holder, the Corporation shall within one (1) Business Day confirm orally and in writing or by electronic mail to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Series A Preferred Stock, by such Holder and any of its other Attribution Party since the date as of which such number of outstanding shares of Common Stock was reported. Upon delivery of a written notice to the Corporation, any Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Corporation and (ii) any such increase or decrease will apply only to such Holder and its other Attribution Parties and not to any other holder of Series A Preferred Stock that is not an Attribution Party. For purposes of clarity, the shares of Common Stock underlying the Series A Preferred Stock in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 7(d) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 7(d) or to make changes or supplements necessary or desirable to properly give effect to such limitation.

(e) Reservation of Shares.

(i) The Corporation shall have sufficient authorized and unissued shares of Common Stock for each Series A Preferred Stock equal to 130% of the number of shares of Common Stock necessary to effect the conversion at the Conversion Rate with respect to each such Series A Preferred Stock as of the Issuance Date. The Corporation shall at all times when the Series A Preferred Stock shall be outstanding reserve and keep available out of its authorized but unissued stock, for the purposes of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized and unissued shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock (the “Required Reserve Amount”). The initial number of shares of Common Stock reserved for conversions of the Series A Preferred Stock and each increase in the number of shares so reserved shall be allocated pro rata among the Holders based on the number of shares of Series A Preferred Stock held by each Holder at the time of issuance of the Series A Preferred Stock or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event a Holder shall sell or otherwise transfer any of such Holder's Series A Preferred Stock, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Series A Preferred Stock (other than pursuant to a transfer of Series A Preferred Stock in accordance with the immediately preceding sentence) shall be allocated to the remaining Holders of Series A Preferred Stock, pro rata based on the number of shares of Series A Preferred Stock then held by such Holders. Before taking any action that would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Corporation will take any corporate action that may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully-paid and nonassessable shares of such Common Stock at such adjusted conversion price.

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(ii) If at any time while any of the Series A Preferred Stock remain outstanding the Corporation does not have a sufficient number of duly authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Series A Preferred Stock at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Corporation shall immediately take all action necessary to increase the Corporation's authorized shares of Common Stock to an amount sufficient to allow the Corporation to reserve the Required Reserve Amount for the Series A Preferred Stock then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Corporation shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Corporation shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

(f) Dispute Resolution. In the case of a dispute as to the arithmetic calculation of the Conversion Rate, the Corporation shall issue to the Holder the number of shares of Common Stock that is not disputed and shall transmit an explanation of the disputed determinations or arithmetic calculations to the Holder via facsimile within one (1) Business Day of receipt of such Holder's Conversion Notice or other date of determination. If such Holder and the Corporation are unable to agree upon the determination of the arithmetic calculation of the Conversion Rate within two (2) Business Days of such disputed determination or arithmetic calculation being transmitted to the Holder, then the Corporation shall within one (1) Business Day submit via facsimile the disputed arithmetic calculation of the Conversion Rate to any “big four” international accounting firm. The Corporation shall cause, at the Corporation's expense (unless such accounting firm determines in favor of the Corporation, in which case the Holder shall be responsible for such expense), the accountant to perform the determinations or calculations and notify the Corporation and the Holders of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such accountant's determination or calculation, as the case may be, shall be binding upon all parties absent error.

(g) Record Holder. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of Series A Preferred Stock shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(h) Effect of Conversion. All shares of Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease and terminate except only the right of the holder thereof to receive shares of Common Stock in exchange therefor and payment of any accrued but unpaid dividends thereon (whether or not declared). Subject to Section 7(b)(iii)(B), any shares of Series A Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series A Preferred Stock accordingly.

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(i) Transfer Taxes. The issuance of certificates for shares of the Common Stock on conversion of this Series A Preferred Stock shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such shares of Series A Preferred Stock so converted and the Corporation shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

8. Anti-Dilution Provisions. The Conversion Price shall be subject to adjustment from time to time in accordance with this Section 8.

(a) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Corporation at any time after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Corporation at any time after the Subscription Date combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares and the Conversion Price in effect immediately prior to such combination will be proportionately increased.

(b) Voluntary Adjustment By Corporation. The Corporation may at any time reduce the then current Conversion Price to any amount and for any period of time deemed appropriate and approved by the Board of Directors in accordance with Delaware law and in compliance with the rules of the Principal Market.

(c) Certain Fundamental Transactions. If any Fundamental Transaction shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holders of the Series A Preferred Stock shall have the right to acquire and receive upon conversion of the Series A Preferred Stock, which right shall be prior to the rights of the holders of Junior Stock (but after and subject to the rights of holders of Senior Preferred Stock, if any and pari passu to the rights of holders of Pari Passu Stock, if any), such shares of stock, securities, cash or other property issuable or payable (as part of the reorganization, reclassification, consolidation, merger or sale) with respect to or in exchange for such number of outstanding shares of Common Stock as would have been received upon conversion of the Series A Preferred Stock at the Conversion Price then in effect (provided, however, that to the extent that a Holder's right to receive securities in any such Fundamental Transaction would result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, then such Holder shall not be entitled to receive such securities in such Fundamental Transaction to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Fundamental Transaction (and beneficial ownership) to such extent) and such securities to such extent shall be held in abeyance for such Holder until such time or times as its right thereto would not result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times such Holder shall be granted such right (and any rights under this Section 8(c) on such initial rights or on any subsequent such rights to be held similarly in abeyance) to the same extent as if there had been no such limitation). The Corporation will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument mailed or delivered to the holders of the Series A Preferred Stock at the last address of each such holder appearing on the books of the Corporation, the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase.

(d) Purchase Rights. If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holders will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series A Preferred Stock (without taking into account any limitations or restrictions on the convertibility of the Series A Preferred Stock) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that a Holder's right to participate in any such Purchase Right would result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, then such Holder shall not be entitled to participate in such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to such extent) and such Purchase Right to such extent shall be held in abeyance for such Holder until such time or times as its right thereto would not result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times such Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right to be held similarly in abeyance) to the same extent as if there had been no such limitation).

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(e) Notices.

(i) Immediately upon any adjustment of the Conversion Rate and Conversion Price pursuant to this Section 8, the Corporation will give written notice thereof sent by mail, first class, postage prepaid to each Holder at its address appearing on the stock register, setting forth in reasonable detail, and certifying, the calculation of such adjustment. In the case of a dispute as to the determination of such adjustment, then such dispute shall be resolved in accordance with the procedures set forth in Section 7(f).

(ii) The Corporation will give written notice to each Holder at least ten (10) Business Days prior to the date on which the Corporation closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Fundamental Transaction or Liquidation Event.

(iii) The Corporation will also give written notice to each Holder at least ten (10) Business Days prior to the date on which any Fundamental Transaction or Liquidation Event will take place.

9. Status of Converted Stock. In the event any shares of Series A Preferred Stock shall be converted pursuant to Section 7 hereof, the shares so converted shall be canceled and shall not be issuable by the Corporation.

10. Lost or Stolen Certificates. Upon receipt by the Corporation of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of any Series A Preferred Stock Certificates representing the Series A Preferred Stock, and, in the case of loss, theft or destruction, of an indemnification undertaking by the holder thereof to the Corporation in customary form and, in the case of mutilation, upon surrender and cancellation of the Series A Preferred Stock Certificate(s), the Corporation shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Corporation shall not be obligated to re-issue preferred stock certificates if the holder contemporaneously requests the Corporation to convert such Series A Preferred Stock into Common Stock.

11. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations, at law or in equity (including a decree of specific performance and/or other injunctive relief). No remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy. Nothing herein shall limit a holder of Series A Preferred Stock's right to pursue actual damages for any failure by the Corporation to comply with the terms of this Certificate of Designations. The Corporation covenants to each holder of Series A Preferred Stock that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder of Series A Preferred Stock thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Corporation (or the performance thereof). The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of Series A Preferred Stock and that the remedy at law for any such breach may be inadequate. The Corporation therefore agrees that, in the event of any such breach or threatened breach, the holders of Series A Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

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12. Notice. Whenever notice or other communication is required to be given under this Certificate of Designations, unless otherwise provided herein, such notice shall be given in accordance with such contact information provided by each Holder to the Corporation and set forth in the register for the Series A Preferred Stock maintained by the Corporation as set forth in Section 15.

13. Failure or Indulgence Not Waiver. No failure or delay on the part of any holder of Series A Preferred Stock in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

14. Transfer of Series A Preferred Stock. A Holder may assign some or all of the Series A Preferred Stock and the accompanying rights hereunder held by such Holder without the consent of the Corporation; provided that such assignment is in compliance with applicable securities laws.

15. Series A Preferred Stock Register. The Corporation shall maintain at its principal executive offices (or such other office or agency of the Corporation as it may designate by notice to the Holders), a register for the Series A Preferred Stock, in which the Corporation shall record the name and address of the persons in whose name the Series A Preferred Stock have been issued, as well as the name and address of each transferee. The Corporation may treat the person in whose name any Series A Preferred Stock is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any properly made transfers.

16. Stockholder Matters. Any stockholder action, approval or consent required, desired or otherwise sought by the Corporation pursuant to the DGCL, this Certificate of Designations or otherwise with respect to the issuance of the Series A Preferred Stock or the Common Stock issuable upon conversion thereof may be effected by written consent of the Corporation's stockholders or at a duly called meeting of the Corporation's stockholders, all in accordance with the applicable rules and regulations of the DGCL. This provision is intended to comply with the applicable sections of the DGCL permitting stockholder action, approval and consent affected by written consent in lieu of a meeting.

17. General Provisions; Amendment and Waivers. In addition to the above provisions with respect to Series A-1 Preferred Stock and Series A-2 Preferred Stock, such Series A-1 Preferred Stock and Series A-2 Preferred Stock shall be subject to and be entitled to the benefit of the provisions set forth in the Amended and Restated Certificate of Incorporation of the Corporation with respect to preferred stock of the Corporation generally. Any and all provisions of this Certificate of Designations may be amended or waived by an instrument in writing signed by the Corporation and the Required Holders and any amendment or waiver to this Certificate of Incorporation made in conformity with the provisions of this Section 17 shall be binding on all Holders; provided, however, that any such action or agreement to take such action that adversely affect the terms or rights of the holders of the Series A-1 Preferred Stock or the Series A-2 Preferred Stock, will also require the consent of the holders of a majority of the outstanding shares of Series A-1 Preferred Stock or the Series A-2 Preferred Stock, respectively, voting as a separate class. No such amendment or waiver shall be effective to the extent that it applies to less than all of the Holders.

18. Disclosure. Upon receipt or delivery by the Corporation of any notice in accordance with the terms of this Certificate of Designations, unless the Corporation has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Corporation or any of its Subsidiaries, the Corporation shall within one (1) Business Day after any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Corporation believes that a notice contains material, nonpublic information relating to the Corporation or its Subsidiaries, the Corporation so shall indicate to the Holders contemporaneously with delivery of such notice, and in the absence of any such indication, the Holders shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Corporation or its Subsidiaries.

19. Certain Definitions. For purposes of this Certificate of Designations, the following definitions shall apply:

(a) “Affiliate” has the meaning set forth in Rule 405 under the Securities Act.

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(b) “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder's investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Corporation's Common Stock would or could be aggregated with the Holder's and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

(c) “Bloomberg” means Bloomberg Financial Markets.

(d) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(e) “Cause” means the Initial Series A Director is convicted of a felony by a court of competent jurisdiction, the Initial Series A Director has been found to have engaged in fraud or willful misconduct in connection with the performance of his duties as board member or he is convicted of or signs a consent decree acknowledging any scienter-based securities law violation.

(f) “Closing Sale Price” means, for any security as of any date, the last closing trade price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price then the last trade price of such security prior to 4:00:00 p.m., New York City time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or, if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the ask prices of any market makers for such security as reported in the “pink sheets” by OTC Markets, Inc.(formerly the Pink OTC Markets, Inc.). If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Corporation and the Required Holders. If the Corporation and the Required Holders are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 7(f). All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(g) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(h) “Conversion Amount” means the Stated Value.

(i) “Conversion Price” means $[●][1], subject to adjustment as provided herein.

(j) “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for Common Stock.

(k) “Effective Date” shall mean the date on which the Certificate of Merger by and among the Corporation, Inventergy Merger Sub, Inc. and Inventergy, Inc. is filed with the Delaware Secretary of State.

 1 Insert the quotient determined by dividing $0.01 (with respect to the Series A-1 Preferred Stock) or $1.6996 (with respect to the Series A-2 Preferred Stock) as applicable (as adjusted for any stock dividend, stock split, reverse stock split, stock combination, reclassification or similar transaction after the Subscription Date) by the Exchange Ratio (as defined in the Merger Agreement).

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(l) “Eligible Market” means The New York Stock Exchange, Inc., the NYSE MKT LLC, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market.

(m) “Equity Conditions” means each of the following conditions: (i) either (a) a registration statement shall be effective and available for the resale of all Registrable Securities pursuant to Rule 415 and there shall not have been any postponement or failure to maintain the effectiveness of such registration statement and the Corporation shall have no knowledge of any fact that would cause such registration statement not to be effective and available for the resale of all remaining Registrable Securities or (b) all Registrable Securities shall be eligible for sale without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the Securities Act and without the need for registration under any applicable federal or state securities laws and the Corporation shall have no knowledge of any fact that would cause the Registrable Securities not to be eligible for sale without restriction pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the Securities Act and any applicable federal or state securities laws; (ii) any applicable shares of Common Stock to be issued in connection with the event requiring determination may be issued in full, subject to any shares that must be held in abeyance due to the provisions of Section 7(d) hereof, and without violating the rules or regulations of the Principal Market or any other applicable Eligible Market; (iii) during the Equity Conditions Measuring Period, the Corporation shall not have failed to timely make any payments within five (5) Business Days of when such payment is due pursuant to any Transaction Document; (vi) during the Equity Conditions Measuring Period, there shall not have occurred the public announcement of a pending, proposed or intended Fundamental Transaction which has not been abandoned, terminated or consummated; (v) during the Equity Conditions Measuring Period, the Corporation otherwise shall have been in compliance with and shall not have breached any provision, covenant, representation or warranty of any Transaction Document (as defined in the Securities Purchase Agreement); and (vi) no Holder shall be in possession of any material, nonpublic information received from the Corporation, any Subsidiary or its respective agent or affiliates.

(n) “Equity Conditions Failure” means that on the applicable date of determination, any of the Equity Conditions have not been satisfied (or waived in writing by the Required Holders).

(o) “Equity Conditions Measuring Period” means the period beginning thirty (30) Trading Days prior to the applicable date of determination and ending on and including the applicable date of determination.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q) “Fair Market Value” means the Weighted Average Price of one share of the Common Stock on the Trading Day immediately preceding the date the Corporation issues or grants shares of Common Stock or securities exchangeable for, or convertible or exercisable into, shares of Common Stock.

(r) “Fundamental Transaction” means (i) that the Corporation shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (a) consolidate or merge with or into (whether or not the Corporation is the surviving corporation) another Subject Entity; provided, however, that in no event shall any Holder have the right to require the Corporation to redeem all or any portion of such Holder's Series A Preferred Stock pursuant to Section 5(b) based on a Fundamental Transaction pursuant to this clause (a) in which, upon any such consolidation or merger, holders of the Corporation's voting power immediately prior to such consolidation or merger are, directly or indirectly, after such consolidation or merger the holders of a majority of the voting power of the surviving entity (or if the surviving entity is controlled by another entity, a majority of the voting power of the entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such consolidation or merger, or (b) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Corporation or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (c) make, or allow one or more Subject Entities to make, or allow the Corporation to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (1) 50% of the outstanding shares of Common Stock, (2) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (3) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (d) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby such Subject Entities, individually or in the aggregate, acquire, either (1) at least 50% of the outstanding shares of Common Stock, (2) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (3) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (e) reorganize, recapitalize or reclassify its Common Stock, (ii) that the Corporation shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (a) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (b) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the date of this Certificate of Designations calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (c) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Corporation sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Corporation to surrender their shares of Common Stock without approval of the stockholders of the Corporation or (iii) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

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(s) “GAAP” means United States generally accepted accounting principles, consistently applied.

(t) “Group” means a “group” as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder.

(u) “Indebtedness” of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) “capital leases” in accordance with GAAP (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.

(v) “Liquidation Event” means the voluntary or involuntary liquidation, dissolution or winding up of the Corporation or such Subsidiaries the assets of which constitute all or substantially all of the assets of the business of the Corporation and its Subsidiaries taken as a whole, in a single transaction or series of transactions, or adoption of any plan for the same.

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(w) “Merger Agreement” shall mean that certain Agreement of Merger and Plan of Reorganization dated December 17, 2013, by and among the Corporation, Inventergy Merger Sub, Inc. and Inventergy, Inc.

(x) “Options” means any rights, warrants or options to subscribe for or purchase (i) shares of Common Stock or (ii) Convertible Securities.

(y) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person, including such entity whose common stock or equivalent equity security is quoted or listed on an Eligible Market (or, if so elected by the Required Holders, any other market, exchange or quotation system), or, if there is more than one such Person or such entity, the Person or Parent Entity designated by the Required Holders or in the absence of such designation, such Person or entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(z) “Permitted Indebtedness” means (i) Indebtedness evidenced by the Notes, (ii) trade payables incurred in the ordinary course of business consistent with past practice and (iii) Indebtedness secured by Permitted Liens.

(aa) “Permitted Liens” means (i) any first priority mortgage, lien, pledge, charge, security interest or other encumbrance (collectively, “Liens”) (A) upon or in any equipment or New Patent Assets (as defined in the Notes) acquired or held by the Corporation or any of its Subsidiaries to secure the purchase price of such equipment or New Patent Assets or Indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment or the acquisition of such New Patent Assets, or (B) existing on such equipment or New Patent Assets at the time of its acquisition, provided that the Lien is confined solely to the equipment or New Patent Assets so acquired, and the proceeds of such equipment or New Patent Assets and (ii) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clause (i) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase.

(bb) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(cc) “Principal Market” means the Eligible Market that is the principal securities exchange market for the Common Stock, which as of the Issuance Date shall be The NASDAQ Capital Markets.

(dd) “Registrable Securities” means (A) any shares of Common Stock held by any of the Holders as of the date hereof or as of any future date of determination, (B) any shares of Common Stock issuable upon conversion, exercise or exchange of securities, including, without limitation, any shares of Series A Preferred Stock, held by any of the Holders as of the date hereof or as of any future date of determination (collectively, the “Holders' Securities”) and (iii) any capital stock of the Corporation issued or issuable with respect to the Holders' Securities or any securities exchangeable, convertible or exercisable into Holders' Securities, including, without limitation, as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on conversions of the shares of Series A Preferred Stock.

(ee) “Required Holders” means the holders of a majority of the outstanding shares of Series A Preferred Stock

(ff) “Rule 144” means Rule 144 under the Securities Act or any successor rule providing for offering securities on a continuous or delayed basis.

(gg) “Rule 415” means Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous or delayed basis.

(hh) “Securities Act” means the Securities Act of 1933, as amended.

(ii) “Securities Purchase Agreement” means that certain securities purchase agreement by and among Inventergy, Inc., the Corporation's wholly-owned subsidiary, and the initial Holders of the Series A-1 Preferred Stock, dated as of May 10, 2013, and/or that certain securities purchase agreement by and among Inventergy, Inc., the Corporation’s wholly-owned subsidiary, and the initial Holders of the Series A-2 Preferred Stock, dated as of May 17, 2013, as the case may be, as each such agreement further may be amended from time to time as provided in such agreement.

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(jj) “Series A Preferred Stock” means, collectively, the Series A-1 Convertible Preferred Stock of the Corporation and the Series A-2 Convertible Preferred Stock of the Corporation.

(kk) “Stockholders Agreement” means that certain stockholders agreement dated as of May 10, 2013 by and among the Corporation, the stockholders and the investors listed on the signature pages thereto, as such agreement further may be amended from time to time as provided in such agreement.

(ll) “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(mm) “Subscription Date” means December 16, 2013.

(nn) “Subsequent Placement” means any sale of any of its or its Subsidiaries' common stock or convertible preferred stock; provided, however, that any Subsequent Placement which constitutes a sale of any of its or its Subsidiaries' equity or equity equivalent securities, which terms provide for the redemption of such securities, either at the option of the Corporation or holder thereof within the first two (2) years of the issuance date of such securities shall not be considered a Subsequent Placement for the purpose of this definition.

(oo) “Subsidiary” means, with respect to the Corporation, any entity in which the Corporation, directly or indirectly, owns any of the capital stock or holds an equity or similar interest.

(pp) “Substantial Holder” means any Holder that purchased shares of Series A Preferred Stock. convertible into 1,000,000 shares or more of the Corporation's Common Stock outstanding at the time of such purchase (such date of purchase, a “Substantial Holder Purchase Date”) and continues to hold as of any applicable date of determination a number of shares of Series A Preferred Stock equal to at least twenty percent (20%) of the number of shares of Series A Preferred Stock purchased by such Holder on the Substantial Holder Purchase Date with respect to such Holder.

(qq) “Successor Entity” means one or more Person or Persons (or, if so elected by the Required Holders, the Corporation or Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or one or more Person or Persons (or, if so elected by the Required Holders, the Corporation or the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(rr) “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the shares of Common Stock are then traded; provided that “Trading Day” shall not include any day on which the shares of Common Stock are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the shares of Common Stock are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

(ss) “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by OTC Markets, Inc. (formerly the Pink OTC Markets, Inc.). If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Corporation and the Required Holders. If the Corporation and the Required Holders are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 7(f) with the term “Weighted Average Price” being substituted for the term “Conversion Rate.” All such determinations shall be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

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EXHIBIT I

INVENTERGY GLOBAL, INC.

CONVERSION NOTICE

Reference is made to the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of Inventergy Global, Inc. (the “Certificate of Designations”). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), of Inventergy Global, Inc., a Delaware corporation (the “Corporation”), indicated below into shares of Common Stock, par value $0.001 per share (the “Common Stock”), of the Corporation, as of the date specified below.

Date of Conversion:	Indicate if Series A-1 _____ or Series A-2 ______

Number of shares of Series A Preferred Stock to be converted:	`

Stock certificate no(s). of Series A Preferred Stock to be converted:

Tax ID Number (If applicable):

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Series A Preferred Stock are being converted in the following name and to the following address:

Issue to:

Address:

Telephone Number:

Facsimile Number:

Authorization:

By:
Title:

Dated:

Account Number (if electronic book entry transfer):

Transaction Code Number (if electronic book entry transfer):

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ACKNOWLEDGMENT

The Corporation hereby acknowledges this Conversion Notice and hereby directs _______________ to issue the above indicated number of shares of Common Stock.

INVENTERGY GLOBAL, INC.

By:

Name:
Title:

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EXHIBIT B

CERTIFICATE OF DESIGNATIONS, PREFERENCES
AND RIGHTS OF SERIES B CONVERTIBLE PREFERRED STOCK
OF
INVENTERGY GLOBAL, INC.

Inventergy Global, Inc. (the “Company”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Company by the Certificate of Incorporation, as amended, of the Company, and pursuant to the provisions of the DGCL, the Board of Directors of the Company adopted resolutions (i) designating a series of the Company's previously authorized preferred stock, par value $0.001 per share, namely, the “Series B Preferred Stock”, and (ii) providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of two thousand seven hundred fifty (2,750) shares of Series B Convertible Preferred Stock of the Company, as follows:

RESOLVED, that the Company is authorized to issue two thousand seven hundred fifty (2,750) shares of Series B Convertible Preferred Stock, par value $0.001 per share (the “Preferred Shares”), which shall have the following powers, designations, preferences and other special rights:

(1)                 Dividends. Subject to Section 14, the holders of the Preferred Shares (each, a “Holder” and collectively, the “Holders”), as a class, shall not be entitled to receive dividends (“Dividends”).

(2)                 Conversion of Preferred Shares. On or after the Initial Convertibility Date, Preferred Shares shall be convertible into shares of the Company's Common Stock, par value $0.001 per share (the “Common Stock”), on the terms and conditions set forth in this Section 2.

(a)                 Holder's Conversion Right. Subject to the provisions of Section 2(f), at any time or times on or after the Initial Convertibility Date, any Holder shall be entitled to convert any whole number of Preferred Shares into fully paid and nonassessable shares of Common Stock in accordance with Section 2(c) at the Conversion Rate (as defined below).

(b)                 Conversion. The number of shares of Common Stock issuable upon conversion of each Preferred Share pursuant to Section 2(a) shall be determined according to the following formula (the “Conversion Rate”):

Conversion Amount
Conversion Price

No fractional shares of Common Stock are to be issued upon the conversion of any Preferred Share, but rather the number of shares of Common Stock to be issued in the aggregate upon any conversion shall be rounded up to the nearest whole number.

(c)                 Mechanics of Conversion. The conversion of Preferred Shares shall be conducted in the following manner:

(i) Holder's Delivery Requirements. To convert Preferred Shares into shares of Common Stock on any date (a “Conversion Date”), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York City Time, on such date, a copy of a properly completed notice of conversion executed by the registered Holder of the Preferred Shares subject to such conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company and the Company's designated transfer agent (the “Transfer Agent”) and (B) if required by Section 2(d)(viii), surrender to a common carrier for delivery to the Company as soon as practicable following such date the original certificates representing the Preferred Shares being converted (or compliance with the procedures set forth in Section 16) (the “Preferred Stock Certificates”).

(ii) Company's Response. Upon receipt by the Company of copy of a duly completed Conversion Notice, the Company shall (I) as soon as practicable, but in any event within one (1) Trading Day, send, via facsimile, a notice of any dispute pursuant to Section 2(c)(iii) below or a confirmation of receipt of such Conversion Notice to such Holder and the Transfer Agent, which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein and (II) on or before the third (3rd) Trading Day following the date of receipt by the Company of such Conversion Notice (the “Share Delivery Date”), (1) provided the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program and the Conversion Shares are subject to an effective resale registration statement in favor of the Holder or, if converted at a time when Rule 144 would be available for immediate resale of the Conversion Shares by such Holder, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit/Withdrawal At Custodian system, or (2) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or the Conversion Shares are not subject to an effective resale registration statement in favor of such Holder and Rule 144 is not available for immediate resale of the Conversion Shares by such Holder, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. If the number of Preferred Shares represented by the Preferred Stock Certificate(s) submitted for conversion, as may be required pursuant to Section 2(c)(vii), is greater than the number of Preferred Shares being converted, then the Company shall, as soon as practicable and in no event later than three (3) Business Days after receipt of the Preferred Stock Certificate(s) (the “Preferred Stock Delivery Date”) and at its own expense, issue and deliver to the Holder a new Preferred Stock Certificate representing the number of Preferred Shares not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

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(iii) Dispute Resolution. In the case of a dispute as to the determination of the Closing Sale Price, Closing Bid Price, Weighted Average Price or the arithmetic calculation of the Conversion Rate, the Company shall instruct the Transfer Agent to issue to the Holder the number of shares of Common Stock that is not disputed and shall transmit an explanation of the disputed determinations or arithmetic calculations to the Holder via facsimile within one (1) Business Day of receipt of such Holder's Conversion Notice or other date of determination. If such Holder and the Company are unable to agree upon the determination of the Closing Sale Price, Closing Bid Price or Weighted Average Price or arithmetic calculation of the Conversion Rate within two (2) Business Days of such disputed determination or arithmetic calculation being transmitted to the Holder, then the Company shall within one (1) Business Day after approval of the investment bank or outside accountant by the Required Holders submit via facsimile the disputed determination of the Closing Sale Price, Closing Bid Price or Weighted Average Price, as applicable, or the disputed arithmetic calculation of the Conversion Rate to an independent, reputable investment bank selected by the Company and approved by the Required Holders or to the Company's independent, outside accountant. The Company shall cause, at the Company's expense, the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holders of the results no later than two (2) Business Days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent manifest error.

(iv) Record Holder. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(v) Company's Failure to Timely Convert.

(A)                Cash Damages. If (x) within three (3) Trading Days after the Company's receipt of the facsimile copy of a duly completed Conversion Notice the Company shall fail to credit a Holder's balance account with DTC, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program and the Conversion Shares are eligible for immediate resale by such Holder, or issue and deliver a certificate to such Holder, if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, in each case for the number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion of Preferred Shares (subject to the resolution of any bona fide dispute pursuant to Section 2(c)(iii) above solely as to any disputed shares) or (y) within three (3) Trading Days of the Company's receipt of a Preferred Stock Certificate the Company shall fail to issue and deliver a new Preferred Stock Certificate representing the number of Preferred Shares to which such Holder is entitled pursuant to Section 2(c)(ii), then in addition to all other available remedies which such holder may pursue hereunder and under the Securities Purchase Agreement (including indemnification pursuant to Section 9(k) thereof), the Company shall pay additional damages to such Holder for each day after the Share Delivery Date that such conversion is not timely effected in an amount equal to one and one half percent (1.5%) of the product of (I) the sum of the number of shares of Common Stock not issued to the Holder on or prior to the Share Delivery Date and to which such Holder is entitled as set forth in the applicable Conversion Notice and the terms of this Certificate of Designations and (II) the Closing Sale Price of the Common Stock on the Share Delivery Date, in the case of the failure to deliver Common Stock. If the Company fails to pay the additional damages set forth in this Section 2(c)(v)(A) within five (5) Trading Days of the date incurred, then the Holder entitled to such payments shall have the right at any time, so long as the Company continues to fail to make such payments, to require the Company, upon written notice, to immediately issue, in lieu of such cash damages, the number of shares of Common Stock equal to the quotient of (X) the aggregate amount of the damages payments described herein divided by (Y) the Conversion Price in effect on such Conversion Date as specified by the Holder in the Conversion Notice. In addition to the foregoing, if on the Share Delivery Date the Company shall fail to issue and deliver a certificate to a Holder, if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, or credit such Holder's balance account with DTC, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program and the Conversion Shares are eligible for immediate resale by such Holder, in each case for the number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion or the Company's Conversion, as applicable, of Preferred Shares, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the shares of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Trading Days after the Holder's request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions and out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company's obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Sale Price on the Conversion Date. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock upon conversion of the Preferred Shares as required pursuant to the terms hereof.

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(B)                Void Conversion Notice; Adjustment of Conversion Price. If for any reason a Holder has not received all of the shares of Common Stock to which such Holder is entitled prior to the fifth (5th) Trading Day after the Share Delivery Date with respect to a conversion of Preferred Shares, then the Holder, upon written notice to the Company, with a copy to the Transfer Agent, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any Preferred Shares that have not been converted pursuant to such Holder's Conversion Notice; provided that the voiding of a Holder's Conversion Notice shall not affect the Company's obligations to make any payments which have accrued prior to the date of such notice pursuant to Section 2(c)(v)(A) or otherwise.

(C)                Conversion Failure. If for any reason a Holder has not received all of the shares of Common Stock to which such Holder is entitled prior to the tenth (10th) Trading Day after the Share Delivery Date with respect to a conversion of Preferred Shares, subject to the resolution of any bona fide dispute pursuant to Section 2(c)(iii) above, then the Holder, upon written notice to the Company, may require that the Company redeem all Preferred Shares held by such Holder, including the Preferred Shares previously submitted for conversion and with respect to which the Company has not delivered shares of Common Stock, in accordance with Section 3.

(vi) Pro Rata Conversion; Disputes. In the event the Company receives a Conversion Notice from more than one Holder for the same Conversion Date and the Company can convert some, but not all, of such Preferred Shares, the Company shall convert from each Holder electing to have Preferred Shares converted at such time a pro rata amount of such Holder's Preferred Shares submitted for conversion based on the number of Preferred Shares submitted for conversion on such date by such Holder relative to the number of Preferred Shares submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to a Holder in connection with a conversion of Preferred Shares, the Company shall issue to such Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 2(c)(iii).

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(vii) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of Preferred Shares in accordance with the terms hereof, the Holder thereof shall not be required to physically surrender the certificate representing the Preferred Shares to the Company unless (A) the full or remaining number of Preferred Shares represented by the certificate are being converted or (B) a Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of Preferred Shares upon physical surrender of any Preferred Shares. The Holder and the Company shall maintain records showing the number of Preferred Shares so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of the certificate representing the Preferred Shares upon each such conversion. In the event of any dispute or discrepancy, such records of the Company establishing the number of Preferred Shares to which the record holder is entitled shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if Preferred Shares represented by a certificate are converted as aforesaid, a Holder may not transfer the certificate representing the Preferred Shares unless such Holder first physically surrenders the certificate representing the Preferred Shares to the Company, whereupon the Company will forthwith issue and deliver upon the order of such Holder a new certificate of like tenor, registered as such Holder may request, representing in the aggregate the remaining number of Preferred Shares represented by such certificate. A Holder and any assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Preferred Shares, the number of Preferred Shares represented by such certificate may be less than the number of Preferred Shares stated on the face thereof. Each certificate for Preferred Shares shall bear the following legend:

ANY TRANSFEREE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE COMPANY'S CERTIFICATE OF DESIGNATIONS RELATING TO THE PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE, INCLUDING SECTION 2(c)(vii) THEREOF. THE NUMBER OF PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF PREFERRED SHARES STATED ON THE FACE HEREOF PURSUANT TO SECTION 2(c)(vii) OF THE CERTIFICATE OF DESIGNATIONS RELATING TO THE PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE.

(d)                 Adjustments to Conversion Price. The Conversion Price will be subject to adjustment from time to time as provided in this Section 2(d).

(i) Adjustment of Conversion Price upon Issuance of Common Stock. If and whenever on or after the Subscription Date, the Company issues or sells, or in accordance with this Section 2(d)(i) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding any Excluded Securities) for a consideration per share (the “New Issuance Price”) less than a price (the “Applicable Price”) equal to the Conversion Price in effect immediately prior to such issuance or sale (a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price. For purposes of determining the adjusted Conversion Price under this Section 2(d)(i), the following shall be applicable:

(A)                Issuance of Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then each such share of Common Stock underlying such Option shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 2(d)(i)(A), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion or exchange or exercise of any Convertible Security issuable upon exercise of such Option less any consideration paid or payable by the Company to the Holder thereof with respect to such one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion exercise or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange or exercise of such Convertible Securities.

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(B)                Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise thereof is less than the Applicable Price, then each such share of Common Stock underlying such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 2(d)(i)(B), the “lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange or exercise of such Convertible Security less any consideration paid or payable by the Company to the Holder thereof with respect to such one share of Common Stock upon the issuance or sale of such Convertible Security and upon conversion, exercise or exchange of such Convertible Security. No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock upon conversion or exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section 2(d)(i), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(C)                Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 2(d)(i)(C), if the terms of any Option or Convertible Security that was outstanding as of the Subscription Date are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. For clarity, adjustments to the purchase price or exercise price of Options already provided for in the terms of such outstanding Options or adjustments to the rate at which Convertible Securities are convertible into or exchangeable or exercisable for Common Stock already provided for in the terms of such outstanding Convertible Securities (or assumed by the Company in the Reverse Merger) shall not result in the deemed issuance of Common Stock as of the date of such adjustment, if any. No adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

(D)                Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction, (x) the Options will be deemed to have been issued for the Option Value and (y) the other securities issued or sold in such integrated transaction shall be deemed to have been issued for the difference of (I) the aggregate consideration received by the Company less any consideration paid or payable by the Company pursuant to the terms of such other securities of the Company, less (II) the Option Value. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received or receivable therefor will be deemed to be the gross purchase price paid by the purchaser therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such securities on the date of receipt of such securities. The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Holders. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the party whose calculation is farther from the determination or calculation of the appraiser.

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(E)                Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (I) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (II) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(ii) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Company at any time after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time after the Subscription Date combines (by combination, reverse stock split, including, without limitation, the Reverse Split, or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

(iii) Other Events. If any event occurs of the type contemplated by the provisions of this Section 2(d) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holders; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 2(d).

(iv) Voluntary Adjustment By Company. Subject to compliance with any applicable listing rules of the Principal Market, the Company may at any time reduce the then current Conversion Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

(e)                 Notices.

(i) Immediately upon any adjustment of the Conversion Price pursuant to Section 2(d), the Company will give written notice thereof to each Holder, setting forth in reasonable detail, and certifying, the calculation of such adjustment. In the case of a dispute as to the determination of such adjustment, then such dispute shall be resolved in accordance with the procedures set forth in Section 2(c)(iii).

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(ii) The Company will give written notice to each Holder at least ten (10) Business Days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Fundamental Transaction or Liquidation Event, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such Holder.

(iii) The Company will also give written notice to each Holder at least ten (10) Business Days prior to the date on which any Fundamental Transaction or Liquidation Event will take place, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such Holder.

(f)                  Special Event. Upon the occurrence of a Special Event, the provisions set forth in Section 2(d)(i), clause (ii) of the definition of Change of Control Redemption Price, the first sentence of Section 11 and the provisions set forth in Section 12 shall immediately terminate and be of no further force and effect. As used herein, a "Special Event" shall mean the occurrence of each of the following (I) the closing of an underwritten public offering on a firm commitment basis with a nationally recognized underwriter of Common Stock of the Corporation pursuant to an effective registration statement under the Securities Act, with an anticipated aggregate offering price to the public of not less than $20,000,000 (before deduction of underwriters commissions, fees and expenses) at a price per share that equals or exceeds $1.61 (as adjusted for any stock dividend, stock split, reverse stock split, stock combination, reclassification or similar transaction after the Subscription Date), as determined on the applicable date of determination, that results in the listing of Common Stock of the Corporation on a national securities exchange and (II) either (x) the redemption in full of the New Notes and the Amended and Restated Notes or (y) the occurrence of a Full Collateralization Event (as defined in the Amended and Restated Notes and the New Notes), in each case only if, on the applicable date of determination, no Equity Conditions Failure shall have occurred.

(3)                 Redemption at Option of Holders.

(a)                 Holder Optional Redemption. In addition to all other rights of the Holders contained herein, in the event (i) the Company has not entered into definitive documentation on terms and conditions reasonably acceptable to the Required Holders providing for the consummation of the Reverse Merger on or before the date that is two (2) months after the Issuance Date, (ii) the Company amends the definitive documentation with respect to the Reverse Merger without the consent of the Required Holders, which consent shall not be unreasonably withheld, (iii) the Reverse Merger has not been consummated in accordance with the definitive documentation with respect to the Reverse Merger by the date that is six (6) months following the Issuance Date, (iv) the Reverse Split has not occurred by the date that is five (5) months following the Issuance Date or (v) the Company has not obtained the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of Common Stock in excess of the Exchange Cap by the date that is five (5) months following the Issuance Date, each Holder shall have the right, at such Holder's option (each, a “Holder Optional Redemption Triggering Event”), to require the Company to redeem (a “Holder Optional Redemption”) all or a portion of such Holder's Preferred Shares at a price per Preferred Share equal to 100% of the Conversion Amount (the “Holder Optional Redemption Triggering Event Redemption Price”).

(b)                 Mechanics of Redemption at Option of Buyer. Within two (2) Business Days after the occurrence of any Holder Optional Redemption Triggering Event, the Company shall deliver written notice thereof via facsimile and overnight courier (“Notice of Holder Optional Redemption Triggering Event”) to each Holder. At any time after the earlier of a Holder's receipt of a Notice of Holder Optional Redemption Triggering Event and such Holder becoming aware of a Holder Optional Redemption Triggering Event, but in no event later than thirty (30) days after such Holder's receipt of a Notice of Holder Optional Redemption Triggering Event, any Holder of Preferred Shares then outstanding may require the Company to redeem up to all of such Holder's Preferred Shares by delivering written notice thereof via facsimile and overnight courier (“Notice of Redemption at Option of Holder”) to the Company, which Notice of Redemption at Option of Holder shall indicate the number of Preferred Shares that such Holder is electing to redeem.

(c)                 Payment of Redemption Price. Upon the Company's receipt of a Notice(s) of Redemption at Option of Holder from any Holder, the Company shall within one (1) Business Day of such receipt notify each other Holder by facsimile of the Company's receipt of such notice(s). The Company shall deliver on the fifth (5th) Business Day after the Company's receipt of the first Notice of Redemption at Option of Holder (the “Holder Optional Redemption Triggering Event Redemption Date”) by wire transfer of immediately available funds, an amount in cash equal to the applicable Holder Optional Redemption Triggering Event Redemption Price to all Holders that deliver a Notice of Redemption at Option of Holder prior to the fifth (5th) Business Day after the Company's receipt of the first Notice of Redemption at Option of Holder, to the extent not paid by means of the Holder drawing on its Letter of Credit (as defined in the Securities Purchase Agreement). To the extent redemptions required by this Section 3 are deemed or determined by a court of competent jurisdiction to be prepayments of the Preferred Shares by the Company, such redemptions shall be deemed to be voluntary prepayments. If the Company is unable to redeem all of the Preferred Shares submitted for redemption, the Company shall redeem a pro rata amount from each Holder based on the number of Preferred Shares submitted for redemption by such Holder relative to the total number of Preferred Shares submitted for redemption by all Holders. The Holders and Company agree that in the event of the Company's redemption of any Preferred Shares under this Section 3, the Holders' damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holders. Accordingly, any redemption premium due under this Section 3 is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holders' actual loss of its investment opportunity and not as a penalty.

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(4)                 Change of Control. No sooner than thirty (30) days nor later than five (5) days prior to the consummation of a Change of Control or a Non-Public Fundamental Transaction, but not prior to the public announcement of such Change of Control or Non-Public Fundamental Transaction, as applicable, the Company shall deliver written notice thereof via facsimile and overnight courier to the Holders (a “Change of Control Notice”) setting forth a description of such transaction in reasonable detail and the anticipated Change of Control Redemption Date if then known. At any time during the period (the “Change of Control Period”) beginning after a Holder's receipt of a Change of Control Notice and ending on the date that is twenty (20) Trading Days after the consummation of such Change of Control or Non-Public Fundamental Transaction, as applicable, such Holder may require the Company to redeem (a “Change of Control Redemption”) all or any portion of such Holder's Preferred Shares by delivering written notice thereof (“Change of Control Redemption Notice”) to the Company, which Change of Control Redemption Notice shall indicate the Conversion Amount the Holder is electing to redeem. Any Preferred Shares subject to redemption pursuant to this Section 4 shall be redeemed by the Company in cash at a price equal to the greater of (i) 125% of the Conversion Amount being redeemed and (ii) the product of (A) the Conversion Amount being redeemed and (B) the quotient determined by dividing (1) the greatest Closing Sale Price of the Common Stock during the period commencing as of the Trading Day immediately prior to the public announcement of such proposed Change of Control or Non-Public Fundamental Transaction, as applicable, and ending as of the Trading Day immediately prior to the consummation of such Change of Control or Non-Public Fundamental Transaction, as applicable, by (2) the Conversion Price (the “Change of Control Redemption Price”). The Company shall make payment of the Change of Control Redemption Price concurrently with the consummation of such Change of Control or Non-Public Fundamental Transaction, as applicable, if such a Change of Control Redemption Notice is received prior to the consummation of such Change of Control or Non-Public Fundamental Transaction, as applicable, and within five (5) Trading Days after the Company's receipt of such notice otherwise (the “Change of Control Redemption Date”), to the extent not paid by means of the Holder drawing on its Letter of Credit. To the extent redemptions required by this Section 4 are deemed or determined by a court of competent jurisdiction to be prepayments of the Preferred Shares by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 4, until the Change of Control Redemption Price (together with any interest thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 4 may be converted, in whole or in part, by the Holder into shares of Common Stock, or in the event the Conversion Date is after the consummation of the Change of Control, shares or equity interests of the Successor Entity substantially equivalent to the Company's Common Stock pursuant to Section 2(c). The parties hereto agree that in the event of the Company's redemption of any portion of the Preferred Shares under this Section 4, the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 4 is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not as a penalty. In the event that the Company does not pay the Change of Control Redemption Price on the Change of Control Redemption Date, then the Holder shall have the right to void the redemption pursuant to Section 5(a).

(5)                 Redemptions.

(a)                 Void Redemption. In the event that the Company does not pay a Redemption Price within the applicable time period and the applicable Letter of Credit is not drawn, at any time thereafter and until the Company pays such unpaid applicable Redemption Price in full (whether by payment by the Company or such Holder being paid by means of such Holder drawing on its Letter of Credit, or a combination thereof) a Holder shall have the option to, in lieu of redemption, require the Company to promptly return to such Holder any or all of the Preferred Shares that were submitted for redemption by such Holder and for which the applicable Redemption Price has not been paid, by sending written notice thereof to the Company via facsimile (the “Void Optional Redemption Notice”). Upon the Company's receipt of such Void Optional Redemption Notice, (i) the Redemption Notice of Holder shall be null and void with respect to those Preferred Shares subject to the Void Optional Redemption Notice and (ii) the Company shall immediately return any Preferred Shares subject to the Void Optional Redemption Notice.

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(b)                 Disputes; Miscellaneous. In the event of a dispute as to the determination of the arithmetic calculation of any Redemption Price, such dispute shall be resolved pursuant to Section 2(c)(iii) above with the term “Redemption Price” being substituted for the term “Conversion Rate”. A Holder's delivery of a Void Optional Redemption Notice and exercise of its rights following such notice shall not affect the Company's obligations to make any payments which have accrued prior to the date of such notice. In the event of a redemption pursuant to this Certificate of Designations of less than all of the Preferred Shares represented by a particular Preferred Stock Certificate, the Company shall promptly cause to be issued and delivered to the Holder of such Preferred Shares a Preferred Stock Certificate representing the remaining Preferred Shares which have not been redeemed, if necessary.

(6)                 Company Optional Redemption. In the event of any Holder Optional Redemption Triggering Event and after thirty (30) days have elapsed since such Holder Optional Redemption Triggering Event (the “Company Optional Redemption Date”), the Company may redeem all, but not less than all, of the outstanding Preferred Shares (a “Company Optional Redemption”) at any time upon not less than ten (10) days prior written notice to each Holder (the “Company Optional Redemption Deadline”). Such Preferred Shares shall be redeemed by providing written notice via facsimile and overnight courier to the Holders (the “Notice of Company Redemption”) on or prior to the Company Optional Redemption Deadline and shall be redeemed at a redemption price equal to the Stated Value of the Preferred Shares. The Company shall deliver to Holders owning outstanding Preferred Shares to be redeemed by the Company by wire transfer of immediately available funds an amount in cash equal to the Stated Value of the Preferred Shares being redeemed no later than five (5) days after providing the Notice of Company Redemption. If the Company elects to cause a Company Optional Redemption pursuant to this Section 6(a), then it must simultaneously take the same action in the same proportion with respect to all the outstanding Preferred Shares.

(7)                 Other Rights of Holders.

(a)                 Assumption. The Company shall not enter into or be party to a Fundamental Transaction (other than the Reverse Merger) unless the Successor Entity assumes in writing all of the obligations of the Company under this Certificate of Designations and the other Transaction Documents (as defined in the Securities Purchase Agreement) in accordance with the provisions of this Section 7 pursuant to written agreements in form and substance reasonably satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each Holder of Preferred Shares in exchange for such Preferred Shares a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Certificate of Designations including, without limitation, having a stated value equal to the Stated Value of the Preferred Shares held by such Holder and having similar ranking to the Preferred Shares, and reasonably satisfactory to the Required Holders. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designations referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Certificate of Designations with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of the Fundamental Transaction with a Successor Entity whose stock is publicly traded, such Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion of the Preferred Shares at any time after the consummation of the Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) issuable upon the conversion of the Preferred Shares prior to such Fundamental Transaction (without regard to any limitations on the conversion of the Preferred Shares, including without limitation, the Maximum Percentage), such shares of publicly traded common stock (or their equivalent) of the Successor Entity, as adjusted in accordance with the provisions of this Certificate of Designations, which the Holder would have been entitled to receive had such Holder converted the Preferred Shares in full (without regard to any limitations on conversion, including without limitation, the Maximum Percentage) immediately prior to such Fundamental Transaction (provided, however, to the extent that a Holder's right to receive any such shares of publicly traded common stock (or their equivalent) of the Successor Entity would result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, then such Holder shall not be entitled to receive such shares to such extent (and shall not be entitled to beneficial ownership of such shares of publicly traded common stock (or their equivalent) of the Successor Entity as a result of such consideration to such extent) and the portion of such shares shall be held in abeyance for such Holder until such time or times, as its right thereto would not result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times such Holder shall be delivered such shares to the extent as if there had been no such limitation). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Required Holders. In addition to and not in substitution for any other rights hereunder, prior to the occurrence or consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities, cash, assets or other property with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to ensure that, and any applicable Successor Entity or Successor Entities shall ensure that, and it shall be a required condition to the occurrence or consummation of such Corporate Event that, if so elected by a Holder on or prior to the occurrence or consummation of such Corporate Event, such Holder will have the right to receive upon surrender of such Holder's Preferred Shares upon the occurrence or consummation of the Corporate Event, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) such Holder is entitled to receive upon the conversion of such Holder's Preferred Shares prior to such Corporate Event (but not in lieu of such items still issuable under Sections 7(b) and 14, which shall continue to be receivable on the Common Stock or on such shares of stock, securities, cash, assets or any other property otherwise receivable with respect to or in exchange for shares of Common Stock), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights and any shares of Common Stock) which the Holder would have been entitled to receive upon the occurrence or consummation of such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event, had such Holder's Preferred Shares been converted immediately prior to such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event (without regard to any limitations on conversion, including without limitation, the Maximum Percentage) (provided, however, to the extent that a Holder's right to receive any such shares of publicly traded common stock (or their equivalent) of the Successor Entity would result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, then such Holder shall not be entitled to receive such shares to such extent (and shall not be entitled to beneficial ownership of such shares of publicly traded common stock (or their equivalent) of the Successor Entity as a result of such consideration to such extent) and the portion of such shares shall be held in abeyance for such Holder until such time or times, as its right thereto would not result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times such Holder shall be delivered such shares to the extent as if there had been no such limitation). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Required Holders. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion of Preferred Shares.

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(b)                 Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holders will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Preferred Shares (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that a Holder's right to participate in any such Purchase Right would result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, then such Holder shall not be entitled to participate in such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to such extent) and such Purchase Right to such extent shall be held in abeyance for such Holder until such time or times as its right thereto would not result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times such Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right to be held similarly in abeyance) to the same extent as if there had been no such limitation).

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(8)                 Reservation of Shares.

(a)                 The Company shall have sufficient authorized and unissued shares of Common Stock for each of the Preferred Shares equal to 130% of the number of shares of Common Stock necessary to effect the conversion at the Conversion Rate (without regard to any limitations or restrictions herein on any such conversion) with respect to the Conversion Amount of each such Preferred Share as of the Issuance Date. The Company shall, so long as any of the Preferred Shares are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversions of the Preferred Shares, such number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Preferred Shares then outstanding; provided that at no time shall the number of shares of Common Stock so reserved be less than 130% of the number of shares of Common Stock for which the Preferred Shares are at any time convertible (without regard to any limitations or restrictions on conversions) (the “Required Reserve Amount”). The initial number of shares of Common Stock reserved for conversions of the Preferred Shares and each increase in the number of shares so reserved shall be allocated pro rata among the Holders based on the number of Preferred Shares held by each Holder at the time of issuance of the Preferred Shares or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event a Holder shall sell or otherwise transfer any of such Holder's Preferred Shares, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Preferred Shares (other than pursuant to a transfer of Preferred Shares in accordance with the immediately preceding sentence) shall be allocated to the remaining Holders of Preferred Shares, pro rata based on the number of Preferred Shares then held by such Holders.

(b)                 If at any time while any of the Preferred Shares remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Preferred Shares at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Preferred Shares then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than seventy-five (75) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its reasonable best efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal. Notwithstanding the foregoing, if at such time of an Authorized Share Failure, the Company is able, consistent with its Certificate of Incorporation and Bylaws as then in effect, to obtain the written consent of a majority of the shares of its issued and outstanding Common Stock to approve the increase in the number of authorized shares of Common Stock, the Company may satisfy this obligation by obtaining such consent and submitting for filing with the SEC an Information Statement on Schedule 14C.

(9)                 Limitations on Conversion.

(a)                 Beneficial Ownership Limitation on Conversions. The Company shall not effect the conversion of any portion of the Preferred Shares, and no Holder shall have the right to convert any portion of the Preferred Shares, to the extent that after giving effect to such conversion, the beneficial owner of such shares (together with such Person's Affiliates) would have acquired, through conversion of Preferred Shares or otherwise, beneficial ownership of a number of shares of Common Stock that exceeds 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentences, the aggregate number of shares of Common Stock beneficially owned by a Holder and the other Attribution Parties shall include the number of shares of Common Stock held by such Holder and all of its other Attribution Parties plus the number of shares of Common Stock issuable upon conversion of the Preferred Shares with respect to which the determination of such sentences is being made, but shall exclude shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted Preferred Shares beneficially owned by such Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants, including the Preferred Shares) beneficially owned by such Holder or any of its other Attribution Parties subject to a limitation on conversion or exercise analogous to the limitation contained in this Section. For purposes of this Section 9(a), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of determining the number of outstanding shares of Common Stock, a Holder may acquire upon the conversion of the Preferred Shares without exceeding the Maximum Percentage, such Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (2) a more recent public announcement by the Company, or (3) any other written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of any Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Preferred Shares, by such Holder and any of its other Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. Upon delivery of a written notice to the Company, any Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to such Holder and its other Attribution Parties and not to any other holder of Preferred Shares that is not an Attribution Party. For purposes of clarity, the shares of Common Stock underlying the Preferred Shares in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. Holder providing such written notice and not to any other Holder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 9(a) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 9(a) or to make changes or supplements necessary or desirable to properly give effect to such limitation.

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(b)                 Principal Market Regulation. The Company shall not be obligated to issue any shares of Common Stock upon conversion of Preferred Shares, and the Holders of Preferred Shares shall not have the right to receive upon conversion of Preferred Shares (x) any shares of Common Stock or (y) any compensatory payments solely in respect of the Company's failure to obtain Stockholder Approval (as defined in the Securities Purchase Agreement), if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue upon conversion of Preferred Shares or otherwise without breaching the Company's obligations under the rules or regulations of the Principal Market, whether or not the Common Stock is listed on the Principal Market (the “Exchange Cap”), except that such limitation shall not apply in the event that the Company obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of Common Stock in excess of such amount. Until such approval is obtained, no Holder of Preferred Shares shall be issued in the aggregate, upon conversion or payment, as applicable, of Preferred Shares, shares of Common Stock in an amount greater than the product of the Exchange Cap multiplied by a fraction, the numerator of which is the number of Preferred Shares issued to such Holder pursuant to the Securities Purchase Agreement on the Closing Date (as defined in the Securities Purchase Agreement) and the denominator of which is the aggregate number of all Preferred Shares issued to the Holders pursuant to the Securities Purchase Agreement on the Closing Date (with respect to each such Holder, the “Exchange Cap Allocation”). In the event that any Holder shall sell or otherwise transfer any of such Holder's Preferred Shares, the transferee shall be allocated a pro rata portion of such Holder's Exchange Cap Allocation, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation allocated to such transferee. In the event that any Holder shall convert all of such Holder's Preferred Shares into a number of shares of Common Stock which, in the aggregate, is less than such holder's Exchange Cap Allocation, then the difference between such holder's Exchange Cap Allocation and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Exchange Cap Allocations of the remaining Holders of Preferred Shares on a pro rata basis in proportion to the shares of Common Stock underlying the Preferred Shares then held by each such Holder.

(10)             Voting Rights. Each Holder shall be entitled to the whole number of votes equal to the number of shares of Common Stock into which such Holder's Preferred Shares would be convertible on the record date for the vote or consent of stockholders, but in lieu of using the Conversion Price in effect as of the record date, such votes shall calculated based on the higher of (i) the initial Conversion Price of $1.07 per share and (ii) the Closing Bid Price on the Closing Date (the “Number of Preferred Share Votes”); provided that if the Company at any time after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Number of Preferred Share Votes in effect immediately prior to such subdivision will be proportionately increased and if the Company at any time after the Subscription Date combines (by combination, reverse stock split, including, without limitation, the Reverse Split, or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Number of Preferred Share Votes in effect immediately prior to such combination will be proportionately decreased. Each Holder shall otherwise have voting rights and powers equal to the voting rights and powers of the Common Stock, subject to Section 9(b) hereof and except that such Holder shall have no right to vote the Preferred Shares to approve the issuance of shares of Common Stock in excess of the Exchange Cap. Each Holder shall be entitled to receive the same prior notice of any stockholders' meeting as is provided to the holders of Common Stock in accordance with the bylaws of the Company, as well as prior notice of all stockholder actions to be taken by legally available means in lieu of a meeting, and shall vote as a class with the holders of Common Stock as if they were a single class of securities upon any matter submitted to a vote of stockholders, except those matters required by law or by the terms hereof to be submitted to a class vote of the Holders of Preferred Shares, in which case the Holders of Preferred Shares only shall vote as a separate class.

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(11)             Liquidation. In the event of a Liquidation Event, the Holders shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the “Liquidation Funds”), before any amount shall be paid to the holders of any of the Capital Stock of the Company of any class junior in rank to the Preferred Shares in respect of the preferences as to distributions and payments on the liquidation, dissolution and winding up of the Company, an amount per Preferred Share equal to the Conversion Amount; provided that, if the Liquidation Funds are insufficient to pay the full amount due to the Holders and holders of shares of other classes or series of preferred stock of the Company that are of equal rank with the Preferred Shares as to payments of Liquidation Funds (such stock being referred to hereinafter collectively as the “Pari Passu Stock”), if any, then each Holder and each holder of any such Pari Passu Shares shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such Holder as a liquidation preference, in accordance with their respective Certificate of Designations, Preferences and Rights, as a percentage of the full amount of Liquidation Funds payable to all holders of Preferred Shares and Pari Passu Shares. After the foregoing distributions, the Holders shall be entitled, on a pari passu basis with the holders of Common Stock and treating for the purpose thereof all of the Preferred Shares as having been converted into Common Stock pursuant to Section 2, to participate in the distribution of any remaining assets of the Company to the holders of the outstanding Common Stock. To the extent necessary, the Company shall cause such actions to be taken by any of its Subsidiaries so as to enable, to the maximum extent permitted by law, the proceeds of a Liquidation Event to be distributed to the Holders in accordance with this Section. All the preferential amounts to be paid to the Holders under this Section shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any Liquidation Funds of the Company to the holders of, shares of other classes or series of preferred stock of the Company junior in rank to the Preferred Shares in connection with a Liquidation Event as to which this Section applies. The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a Liquidation Event.

(12)             Covenants.

(a)                 Prior to the consummation or termination of the Reverse Merger and except as permitted under the terms of the definitive documentation providing for the consummation of the Reverse Merger, the Company shall not, and shall not permit any of the Subsidiaries to, directly or indirectly incur or guarantee, assume or suffer to exist any Indebtedness, other than trade payables incurred in the ordinary course of business consistent with past practice.

(b)                 Prior to the consummation or termination of the Reverse Merger and except as permitted under the terms of the definitive documentation providing for the consummation of the Reverse Merger, the Company shall not enter into, or be a party to, a Fundamental Transaction.

(c)                 Prior to the consummation or termination of the Reverse Merger and except as permitted under the terms of the definitive documentation providing for the consummation of the Reverse Merger, the Company shall not (i) grant, issue or sell any Purchase Rights, (ii) declare or make any Distribution (other than the Initial Dividend) or (iii) repay any outstanding Indebtedness of the Company or any of its Subsidiaries (other than the repayment of the Outstanding Notes), and in cases of clause (ii) and (iii) only in compliance with Section 12(e).

(d)                 Prior to the consummation of the Reverse Merger and except pursuant to definitive documentation on terms and conditions acceptable to the Required Holders providing for the consummation of the Reverse Merger, the Company will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries' equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for Common Stock or Common Stock Equivalents or (ii) be party to any solicitations, negotiations or discussions with regard to the foregoing.

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(e)                 The aggregate amount of the Initial Dividend and any payments to the holders of the Outstanding Notes being paid with proceeds received from the Holders in respect of the Company's issuance and sale of the Preferred Shares, shall not exceed $2,000,000.

(f)                  The Company shall distribute the Initial Dividend and make the payment to the holders of the Outstanding Notes, subject to the limitation set forth in Section 12(e) above, contemporaneously with the consummation of the Reverse Merger.

(13)             Ranking. All shares of Common Stock shall be of junior rank to all Preferred Shares with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company. The rights of the shares of Common Stock shall be subject to the preferences and relative rights of the Preferred Shares. Without the prior express written consent of the Required Holders, the Company shall not hereafter authorize or issue additional or other Capital Stock that is of senior or pari-passu rank to the Preferred Shares in respect of the preferences as to distributions and payments upon a Liquidation Event. The Company shall be permitted to issue preferred stock that is junior in rank to the Preferred Shares in respect of the preferences as to dividends and other distributions, amortization and redemption payments and payments upon the liquidation, dissolution and winding up of the Company. In the event of the merger or consolidation of the Company with or into another corporation, the Preferred Shares shall maintain their relative powers, designations and preferences provided for herein and no merger shall result inconsistent therewith.

(14)             Participation. Except for the Initial Dividend as to which the Holders shall have no right, the Holders shall, as holders of Preferred Stock, be entitled to such dividends paid and distributions made to the holders of Common Stock to the same extent as if such Holders had converted the Preferred Shares into Common Stock (without regard to any limitations on conversion, including, without limitation, the Maximum Percentage (as defined in Section 9(a), if applicable) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock. Following the occurrence of a Liquidation Event and the payment in full to a Holder of its applicable liquidation preference, other than as set forth in Section 11, such Holder shall cease to have any rights hereunder to participate in any future dividends or distributions made to the holders of Common Stock. Subject to any voting or consent rights contained herein, except for the Initial Dividend, the Company shall not declare or pay any dividends on any other shares of Capital Stock whether such Capital Stock is Pari Passu Stock or junior (such stock being referred to hereinafter collectively as “Junior Stock”) unless the holders of Preferred Shares then outstanding shall simultaneously receive a dividend on a pro rata basis as if the Preferred Shares had been converted into shares of Common Stock pursuant to Section 2 immediately prior to the record date for determining the stockholders eligible to receive such dividends. Notwithstanding the foregoing, to the extent that a Holder's right to participate in any such dividend or distribution pursuant to this Section 14 would result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, then such Holder shall not be entitled to participate in such dividend or distribution to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such dividend or distribution (and beneficial ownership) to such extent) and the portion of such dividend or distribution shall be held in abeyance for such Holder until such time or times as its right thereto would not result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times such Holder shall be granted such rights (and any rights under this Section 14 on such initial rights or on any subsequent such rights to be held similarly in abeyance) to the same extent as if there had been no such limitation.

(15)             Vote to Change the Terms of or Issue Preferred Shares. In addition to any other rights provided by law, except where the vote or written consent of the holders of a greater number of shares is required by law or by another provision of the Certificate of Incorporation, the affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders, voting together as a single class, shall be required before the Company may: (a) amend or repeal any provision of, or add any provision to, the Certificate of Incorporation or bylaws, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of preferred stock, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Preferred Shares, regardless of whether any such action shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise other than with respect to the Reverse Merger and the Reverse Split; (b) increase or decrease (other than by conversion) the authorized number of shares of Preferred Shares; (c) create or authorize (by reclassification or otherwise) any new class or series of shares that has a preference over or is on a parity with the Preferred Shares with respect to dividends or the distribution of assets on the liquidation, dissolution or winding up of the Company; (d) purchase, repurchase or redeem any shares of Common Stock (other than pursuant to equity incentive agreements with employees giving the Company the right to repurchase shares upon the termination of services at cost); (e) pay dividends or make any other distribution on the Common Stock or other Junior Stock other than the Initial Dividend; (f) amend or waive any provision of the Certificate of Designation with respect to the Preferred Shares; provided that any such amendment or waiver that complies with the foregoing but that disproportionately, materially and adversely affects the rights and obligations of any Holder relative to the comparable rights and obligations of the other Holders shall require the prior written consent of such adversely affected Holder or (g) whether or not prohibited by the terms of the Preferred Shares, circumvent a right of the Preferred Shares. Any Preferred Shares which are converted, repurchased or redeemed shall be automatically and immediately cancelled and shall not be reissued, sold or transferred.

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(16)             Lost or Stolen Certificates. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the Preferred Shares, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue preferred stock certificates if the Holder contemporaneously requests the Company to convert such Preferred Shares into Common Stock.

(17)             Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations, at law or in equity (including a decree of specific performance and/or other injunctive relief). No remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy. Nothing herein shall limit a Holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designations. The Company covenants to each Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holders shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(18)             Construction. This Certificate of Designations shall be deemed to be jointly drafted by the Company and all Buyers (as defined in the Securities Purchase Agreement) and shall not be construed against any person as the drafter hereof.

(19)             Failure or Indulgence Not Waiver. No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

(20)             Notice. Whenever notice or other communication is required to be given under this Certificate of Designations, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement (provided that if the Preferred Shares are not held by a Buyer then substituting the words “holder of securities” for the word “Buyer).

(21)             Transfer of Preferred Shares. A Holder may assign some or all of the Preferred Shares and the accompanying rights hereunder held by such Holder without the consent of the Company; provided that such assignment is in compliance with applicable securities laws.

(22)             Preferred Share Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holders), a register for the Preferred Shares, in which the Company shall record the name and address of the persons in whose name the Preferred Shares have been issued, as well as the name and address of each transferee. The Company may treat the person in whose name any Preferred Share is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any properly made transfers.

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(23)             Stockholder Matters. Subject to any contrary provision in the Company's Certificate of Incorporation, as amended or Bylaws, as amended, any stockholder action, approval or consent required, desired or otherwise sought by the Company pursuant to the rules and regulations of the Principal Market, the DGCL, this Certificate of Designations or otherwise with respect to the issuance of the Preferred Shares or the Common Stock issuable upon conversion thereof may be effected by written consent of the Company's stockholders or at a duly called meeting of the Company's stockholders, all in accordance with the applicable rules and regulations of the Principal Market and the DGCL. This provision is intended to comply with the applicable sections of the DGCL permitting stockholder action, approval and consent affected by written consent in lieu of a meeting.

(24)             Disclosure. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Certificate of Designations, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or any of its Subsidiaries, the Company shall within one (1) Business Day after any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, nonpublic information relating to the Company or its Subsidiaries, the Company shall so indicate to the Holders contemporaneously with delivery of such notice, and in the absence of any such indication, the Holders shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

(25)             Certain Definitions. For purposes of this Certificate of Designations, the following terms shall have the following meanings:

(a)                 “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(b)                 “Approved Stock Plan” means any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, officer, director or consultant for services provided to the Company; provided, that the aggregate number of shares of Common Stock (together with securities convertible, exercisable or exchangeable into Common Stock) issued pursuant to an Approved Stock Plan does not exceed ten percent (10%) of the number of shares of Common Stock issued and outstanding as of the Subscription Date; provided, further, that and securities issued pursuant to an Approved Stock Plan shall be issued a price (or with a conversion price, exchange price or exercise price) equal to or greater than the then prevailing market price of the Common Stock.

(c)                 “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder's investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company's Common Stock would or could be aggregated with the Holder's and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

(d)                 “Bloomberg” means Bloomberg Financial Markets.

(e)                 “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(f)                  “Capital Stock” means: (A) in the case of a corporation, corporate stock; (B) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (C) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership or limited liability company interests; and (D) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

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(g)                 “Certificate of Designations” means this Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of the Company.

(h)                 “Change of Control” means any Fundamental Transaction other than (A) any reorganization, recapitalization or reclassification of the Common Stock in which holders of the Company's voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company, or (C) the Reverse Merger.

(i)                   “Closing Bid Price” and “Closing Sale Price” mean, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security (by trading volume for the prior 365 consecutive calendar days), the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Required Holders. If the Company and the Required Holders are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 2(c)(iii). All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction during the applicable calculation period.

(j)                  “Common Stock Equivalents” means, collectively, Options and Convertible Securities.

(k)                 “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(l)                   “Conversion Amount” means the Stated Value.

(m)               “Conversion Price” means $1.07, subject to adjustment as provided herein.

(n)                 “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for Common Stock.

(o)                 “Eligible Market” means the Principal Market, The New York Stock Exchange, Inc., the NYSE MKT LLC, The NASDAQ Global Select Market or The NASDAQ Global Market.

(p)                 “Equity Conditions” means each of the following conditions: (i) either (a) a registration statement shall be effective and available for the resale of all Registrable Securities pursuant to Rule 415 and there shall not have been any postponement or failure to maintain the effectiveness of such registration statement and the Company shall have no knowledge of any fact that would cause such registration statement not to be effective and available for the resale of all remaining Registrable Securities or (b) all Registrable Securities shall be eligible for sale without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the Securities Act and without the need for registration under any applicable federal or state securities laws and the Company shall have no knowledge of any fact that would cause the Registrable Securities not to be eligible for sale without restriction pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the Securities Act and any applicable federal or state securities laws; (ii) any applicable shares of Common Stock to be issued in connection with the event requiring determination may be issued in full, subject to any shares that must be held in abeyance due to the provisions of Section 9 hereof, and without violating the rules or regulations of the Principal Market or any other applicable Eligible Market; (iii) during the Equity Conditions Measuring Period, the Company shall not have failed to timely make any payments within five (5) Business Days of when such payment is due pursuant to any Transaction Document (as defined in the Securities Purchase Agreement); (vi) during the Equity Conditions Measuring Period, there shall not have occurred the public announcement of a pending, proposed or intended Fundamental Transaction which has not been abandoned, terminated or consummated; (v) during the Equity Conditions Measuring Period, the Company otherwise shall have been in compliance with and shall not have breached any provision, covenant, representation or warranty of any Transaction Document; and (vi) no Holder shall be in possession of any material, nonpublic information received from the Company, any Subsidiary or its respective agent or affiliates.

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(q)                 “Equity Conditions Failure” means that on the applicable date of determination, any of the Equity Conditions have not been satisfied (or waived in writing by the Required Holders).

(r)                  “Equity Conditions Measuring Period” means the period beginning thirty (30) Trading Days prior to the applicable date of determination and ending on and including the applicable date of determination.

(s)                  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t)                  “Excluded Securities” means any Common Stock issued or issuable or deemed to be issued in accordance with Section 2(d) hereof by the Company: (A) under any Approved Stock Plan; (B) in respect of a conversion or redemption of the Preferred Shares in accordance herewith; (C) upon the exercise of the Warrants; provided that the Warrants are not amended, modified or changed on or after the Subscription Date; (D) upon conversion, exercise or exchange of any Options or Convertible Securities which are outstanding on the day immediately preceding the Subscription Date, provided that such issuance of Common Stock upon exercise of such Options or Convertible Securities is made pursuant to the terms of such Options or Convertible Securities in effect on the date immediately preceding the Subscription Date and such Options or Convertible Securities are not amended, modified or changed on or after the Subscription Date; and (E) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

(u)                 “Fundamental Transaction” means (i) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (a) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (b) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (c) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (1) 50% of the outstanding shares of Common Stock, (2) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (3) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (d) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby such Subject Entities, individually or in the aggregate, acquire, either (1) at least 50% of the outstanding shares of Common Stock, (2) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (3) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (e) reorganize, recapitalize or reclassify its Common Stock, (ii) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (a) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (b) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the date of this Certificate of Designations calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (c) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their shares of Common Stock without approval of the stockholders of the Company or (iii) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

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(v)                 “GAAP” means United States generally accepted accounting principles, consistently applied.

(w)                “Group” means a “group” as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder.

(x)                 “Indebtedness” of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) “capital leases” in accordance with GAAP (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.

(y)                 “Initial Convertibility Date” means the date that is the earliest of (i) the date that one or more Registration Statement(s) (as defined in the Registration Rights Agreement) has been declared effective, (ii) the date as of which Conversion Shares may be sold pursuant to Rule 144 promulgated under the Securities Act and (iii) the date on which the Company obtained the approval of its stockholders for the Reverse Merger, but in no event prior to the day after the record date for holders of Common Stock to receive the Initial Dividend so long as such record date is not later than ten (10) days prior to the date of the Stockholder Meeting (as defined in the Securities Purchase Agreement).

(z)                 “Initial Dividend” means that certain dividend to be distributed by the Company to its common stockholders contemporaneously with the consummation of the Reverse Merger.

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(aa)             “Issuance Date” means December 17, 2013.

(bb)             “Liquidation Event” means the voluntary or involuntary liquidation, dissolution or winding up of the Company or such Subsidiaries the assets of which constitute all or substantially all of the assets of the business of the Company and its Subsidiaries taken as a whole, in a single transaction or series of transactions, or adoption of any plan for the same.

(cc)              “Non-Public Fundamental Transaction” means any Fundamental Transaction other than one in which the Successor Entity is a publicly traded corporation whose Common Stock is quoted on or listed for trading on an Eligible Market assumes the Preferred Shares such that the Preferred Shares shall be convertible for the publicly traded Common Stock of such Successor Entity.

(dd)             “Option Value” means the value of an Option based on the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of (A) the Trading Day prior to the public announcement of the issuance of the applicable Option, if the issuance of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the applicable Option as of the applicable date of determination, (ii) an expected volatility equal to the 100 day volatility obtained from the HVT function on Bloomberg, (iii) the underlying price per share used in such calculation shall be the average of the Weighted Average Prices for each Trading Day during the period beginning on the day prior to the execution of definitive documentation relating to the issuance of the applicable Option and ending on (A) the Trading Day immediately following the public announcement of such issuance, if the issuance of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, (iv) a zero cost of borrow, and (v) a 360 day annualization factor.

(ee)              “Options” means any rights, warrants or options to subscribe for or purchase (i) Common Stock or (ii) Convertible Securities.

(ff)               “Outstanding Notes” means that certain Contingent Note issued by the Company, dated April 1, 2009, in the original principal amount of $11,000,00 in favor of former stockholders of Cortelco Systems Holding Corp.

(gg)              “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(hh)             “Principal Market” means The NASDAQ Capital Market.

(ii)                 “Redemption Prices” means, collectively, the Holder Optional Redemption Triggering Event Redemption Price, the Change of Control Redemption Price and any other redemption price set forth herein, each of the foregoing, individually, a Redemption Price.

(jj)                “Registration Rights Agreement” means the registration rights agreement, dated as of the Subscription Date, by and among the Company and the investors referred to therein, as such agreement further may be amended from time to time as provided in such agreement.

(kk)             “Required Holders” means the Holders of Preferred Shares representing at least sixty percent (60%) of the aggregate Preferred Shares then outstanding.

(ll)                 “Reverse Merger” means a merger by and among the Company, a Subsidiary of the Company and Inventergy, Inc., a Delaware corporation, on terms acceptable to the Required Holders.

(mm)         “Reverse Split” means a reverse split of the Company's shares of Common Stock in a ratio between one-for-three and one-for-five effected by the Company on or before the consummation of the Reverse Merger.

(nn)             “SEC” means the Securities and Exchange Commission.

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(oo)             “Securities Act” means the Securities Act of 1933, as amended.

(pp)             “Securities Purchase Agreement” means the Securities Purchase Agreement, dated as of the Subscription Date, by and among the Company and the investors referred to therein, as such agreement further may be amended from time to time as provided in such agreement.

(qq)             “Stated Value” means $1,000.

(rr)                “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(ss)               “Subscription Date” means December 16, 2013.

(tt)                “Subsidiaries” means any joint venture or entity in which the Company, directly or indirectly, owns a majority of the Capital Stock or an equity or similar interest or a majority of the voting power with respect thereto, including any subsidiaries, joint ventures or entities formed or acquired after the Subscription Date.

(uu)             “Successor Entity” means one or more Person or Persons formed by, resulting from or surviving any Fundamental Transaction or one or more Person or Persons with which such Fundamental Transaction shall have been entered into.

(vv)             “Trading Day” means any day on which shares of Common Stock are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the shares of Common Stock are then traded; provided that “Trading Day” shall not include any day on which the shares of Common Stock are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the shares of Common Stock are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

(ww)           “Transaction Documents” means this Certificate of Designations, the Securities Purchase Agreement, the Registration Rights Agreement and the Warrants.

(xx)             “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as the Principal Market publicly announces is the official close of trading) as reported by Bloomberg through its “Volume at Price” functions, or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York Time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as such market publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Required Holders are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 2(c)(iii) with the term “Weighted Average Price” being substituted for the term “Conversion Rate.”. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction during the applicable calculation period.

(yy)             “Warrants” means the warrants to purchase Common Stock issued in connection with the Preferred Shares on the Issuance Date.

* * * * *

47

EXHIBIT I

INVENTERGY GLOBAL, INC.

CONVERSION NOTICE

Reference is made to the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of Inventergy Global, Inc. (the “Certificate of Designations”). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series B Convertible Preferred Stock, par value $0.001 per share (the “Preferred Shares”), of Inventergy Global, Inc., a Delaware corporation (the “Company”), indicated below into shares of Common Stock, par value $0.001 per share (the “Common Stock”), of the Company, as of the date specified below. By affixing its signature hereto, the undersigned agrees that the information contained herein is accurate and complete to the best of its knowledge on the date hereof. The undersigned agrees and undertakes to notify the Company until the Share Delivery Date immediately of any development it become aware of that renders the information contained herein inaccurate or incomplete.

Date of Conversion:

Number of Preferred Shares to be converted:

Stock certificate no(s). of Preferred Shares to be converted:

Tax ID Number (If applicable):

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

The undersigned represents and warrants that it is not and has not been during the preceding three months, an “affiliate” of the Company, as such term is defined by Rule 144(a). (Circle one) YES NO

The undersigned represents and warrants that it has beneficially owned the Preferred Shares and they have been paid for in full since ________________.

Please issue the Common Stock into which the Preferred Shares are being converted in the following name and to the following address:

Issue to:

Address:

Telephone Number:

Facsimile Number:

Authorization:

By:
Title:

Dated:

Account Number (if electronic book entry transfer):

Transaction Code Number (if electronic book entry transfer):

[NOTE TO HOLDER -- THIS FORM MUST BE SENT CONCURRENTLY TO TRANSFER AGENT]

48

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs [NAME OF TRANSFER AGENT] to issue the above indicated number of shares of Common Stock in accordance with the Irrevocable Transfer Agent Instructions dated December __, 2013 from the Company and acknowledged and agree

49

EXHIBIT B

FORM OF AMENDED AND RESTATED SENIOR SECURED CONVERTIBLE NOTE

eOn Communications corporation

AMENDED AND RESTATED SENIOR SECURED CONVERTIBLE NOTE

Original Principal Amount: U.S. $[ ]

FOR VALUE RECEIVED, eOn Communications Corporation., a Delaware corporation (the "Company"), hereby promises to pay to [BUYER] or registered assigns (the "Holder") the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the "Principal") when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest ("Interest") on any outstanding Principal at the applicable Interest Rate from the date set out above as the Issuance Date (the "Issuance Date") until the same becomes due and payable, whether upon an Interest Date (as defined below), the Maturity Date, acceleration, redemption, conversion or otherwise (in each case in accordance with the terms hereof). This Amended and Restated Senior Secured Convertible Note (including all Amended and Restated Senior Secured Convertible Notes issued in exchange, transfer or replacement hereof, this "Note") is one of an issue of Amended and Restated Senior Secured Convertible Notes issued pursuant to the Merger Agreement, as amended, on the Closing Date (collectively, the "Notes" and such other Amended and Restated Senior Secured Convertible Notes, the "Other Notes"). Certain capitalized terms used herein are defined in Section 29.

(1) PAYMENTS OF PRINCIPAL; PREPAYMENTS. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest and accrued and unpaid Late Charges on such Principal and Interest. The "Maturity Date" shall be May 10, 2018, as may be extended at the option of the Holder (i) in the event that, and for so long as, an Event of Default (as defined in Section 4(a)) shall have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) or any event shall have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) that with the passage of time and the failure to cure would result in an Event of Default and (ii) through the date that is ten (10) Business Days after the consummation of a Change of Control in the event that a Change of Control is publicly announced or a Change of Control Notice (as defined in Section 5(b)) is delivered prior to the Maturity Date. Other than as specifically permitted by this Note, the Company may not prepay any portion of the outstanding Principal or accrued and unpaid Interest on Principal and Interest, if any.

(2) INTEREST; INTEREST RATE. Interest on this Note shall accrue at the Interest Rate commencing on March 24, 2014, shall be computed on the basis of a 360-day year and twelve 30-day months and shall be payable in arrears for each Calendar Quarter on the fifteenth (15th) day of January, April, July and October of each year or, if any such date falls on a Holiday, the next day that is not a Holiday (each, an "Interest Date") with the first (1st) Interest Date being April 15, 2014. Interest shall be payable to the record holder of this Note in cash on each Interest Date (unless shares of Common Stock are issued upon conversion in lieu of a cash payment, pursuant to the immediately following sentence). Prior to the payment of Interest on an Interest Date, Interest on this Note shall accrue at the Interest Rate and be payable by way of inclusion of the Interest in the Conversion Amount on each Conversion Date in accordance with Section 3(b)(i). From and after the occurrence and during the continuance of an Event of Default, the Interest Rate shall be increased to eighteen percent (18.0%). In the event that such Event of Default is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such cure; provided that the Interest as calculated and unpaid at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of cure of such Event of Default.

(3) CONVERSION OF NOTES. At any time or times after the Issuance Date, this Note shall be convertible into shares of Common Stock, on the terms and conditions set forth in this Section 3.

(a) Conversion Right. Subject to the provisions of Section 3(d), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable shares of Common Stock in accordance with Section 3(c), at the Conversion Rate (as defined below). The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

(b) Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the "Conversion Rate").

(i) "Conversion Amount" means the sum of (A) the portion of the Principal to be converted, redeemed or otherwise with respect to which this determination is being made, (B) accrued and unpaid Interest with respect to such Principal and (C) accrued and unpaid Late Charges, if any, with respect to such Principal and Interest.

(ii) "Conversion Price" means, as of any Conversion Date (as defined below) or other date of determination, [$7.50 divided by the Exchange Ratio] per share, subject to adjustment as provided herein.

(c) Mechanics of Conversion.

(i) Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a "Conversion Date"), the Holder shall (A) transmit by facsimile or electronic mail (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the "Conversion Notice") to the Company and (B) if required by Section 3(c)(iii), surrender this Note to a nationally recognized overnight delivery service for delivery to the Company as soon as practicable on or following such date (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction). On or before the first (1st) Business Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile or electronic mail a confirmation of receipt of such Conversion Notice to the Holder and the Company's transfer agent (the "Transfer Agent"). On or before the third (3rd) Trading Day following the date of receipt of a Conversion Notice (the "Share Delivery Date"), the Company shall (x) provided that the Transfer Agent is participating in the Depository Trust Company's ("DTC") Fast Automated Securities Transfer Program and the Conversion Shares are either registered for issuance or resale by the Holder or eligible for immediate resale by the Holder under Rule 144, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal At Custodian system or (y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. If this Note is physically surrendered for conversion as required by Section 3(c)(iii) and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Business Days after receipt of this Note and at its own expense, issue and deliver to the Holder a new Note (in accordance with Section 17(d)) representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date, irrespective of the date such Conversion Shares are credited to the Holder's account with DTC or the date of delivery of the certificates evidencing such Conversion Shares, as the case may be.

(ii) Company's Failure to Timely Convert. If from and after the Public Company Date the Company shall fail to issue a certificate to the Holder, if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, or credit the Holder's balance account with DTC, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program and the Conversion Shares are either registered for issuance or resale by the Holder or eligible for immediate resale by the Holder under the Rule 144, for the number of shares of Common Stock to which the Holder is entitled upon conversion of any Conversion Amount on or prior to the Share Delivery Date (a "Conversion Failure"), and if from and after the Public Company Date a Conversion Failure occurs or the Company fails to comply with its obligation to deliver shares of Common Stock as contemplated pursuant to clause (y) below, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Holder of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Company (a "Buy-In"), then the Company shall, within three (3) Trading Days after the Holder's request and in the Holder's discretion, either (x) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point the Company's obligation to issue and deliver such certificate or credit the Holder's balance account with DTC, as applicable, for the shares of Common Stock to which the Holder is entitled upon the Holder's conversion of the applicable Conversion Amount shall terminate, or (y) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit the Holder's balance account with DTC for such shares of Common Stock, as applicable, and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price on the Conversion Date.

(iii) Registration; Book-Entry. The Company shall maintain a register (the "Register") for the recordation of the names and addresses of the holders of each Note and the principal amount of the Notes (and stated interest thereon) held by such holders (the "Registered Notes"). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and the holders of the Notes shall treat each Person whose name is recorded in the Register as the owner of a Note for all purposes, including, without limitation, the right to receive payments of Principal and Interest, if any, hereunder, notwithstanding notice to the contrary. A Registered Note may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register. Upon its receipt of a request to assign or sell all or part of any Registered Note by a Holder, the Company shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate principal amount as the principal amount of the surrendered Registered Note to the designated assignee or transferee pursuant to Section 16. Notwithstanding anything to the contrary in this Section 3(c)(iii), the Holder may assign any Note or any portion thereof to an Affiliate of such Holder or a Related Fund of such Holder without delivering a request to assign or sell such Note to the Company and the recordation of such assignment or sale in the Register (a "Related Party Assignment"); provided, that (x) the Company may continue to deal solely with such assigning or selling Holder unless and until such Holder has delivered a request to assign or sell such Note or portion thereof to the Company for recordation in the Register; (y) the failure of such assigning or selling Holder to deliver a request to assign or sell such Note or portion thereof to the Company shall not affect the legality, validity, or binding effect of such assignment or sale and (z) such assigning or selling Holder shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register (the "Related Party Register") comparable to the Register on behalf of the Company, and any such assignment or sale shall be effective upon recordation of such assignment or sale in the Related Party Register. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Principal amount represented by this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Company shall maintain records showing the Principal, Interest and Late Charges, if any, converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder, so as not to require physical surrender of this Note upon conversion.

(iv) Pro Rata Conversion; Disputes. In the event that the Company receives a Conversion Notice from more than one holder of Notes or Additional Notes for the same Conversion Date and the Company can convert some, but not all, of such portions of the Notes and Additional Notes submitted for conversion, the Company, subject to Section 3(d), shall convert from each holder of Notes and Additional Notes electing to have Notes or Additional Notes converted on such date a pro rata amount of such holder's portion of its Notes and Additional Notes submitted for conversion based on the Principal amount of Notes and Additional Notes submitted for conversion on such date by such holder relative to the aggregate principal amount of all Notes and Additional Notes submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to the Holder in connection with a conversion of this Note, the Company shall issue to the Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 22.

(d) Limitations on Conversions. From and after the Public Company Date, the Company shall not effect the conversion of any portion of this Note, and the Holder shall not have the right to convert any portion of this Note, to the extent that after giving effect to such conversion, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the "Maximum Percentage") of the shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) conversion of the remaining, nonconverted portion of this Note beneficially owned by the Holder or any of the other Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants, including the Additional Notes) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 3(d). For purposes of this Section 3(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of determining the number of outstanding shares of Common Stock the Holder may acquire upon the conversion of the Note without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (i) the Company's most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q or, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (ii) a more recent public announcement by the Company or (iii) any other written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding (the "Reported Outstanding Share Number"). If the Company receives a Conversion Notice from a Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Conversion Notice would otherwise cause the Holder's beneficial ownership, as determined pursuant to this Section 3(d), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of shares of Common Stock to be purchased pursuant to such Conversion Notice. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon conversion of this Note results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which the Holder's and the other Attribution Parties' aggregate beneficial ownership exceeds the Maximum Percentage (the "Excess Shares") shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of Notes that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Note in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3(d) to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 3(d) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Note. The Company shall be entitled to accept any Conversion Notice as the Holder's conclusive determination that such conversion meets the requirements of this section, without further inquiry unless the Holder provides notice to the contrary, in which case the Company and the Holder shall reasonably cooperate with each other to give effect to the provisions of this Section 3(d).

(4) RIGHTS UPON EVENT OF DEFAULT.

(a) Event of Default. Each of the following events shall constitute an "Event of Default":

(i) from and after the Public Company Date, the suspension from trading or failure of the Common Stock to be listed on an Eligible Market for a period of two (2) consecutive Trading Days or for more than an aggregate of ten (10) Trading Days in any 365-day period;

(ii) the Company's (A) failure to cure a Conversion Failure by delivery of the required number of shares of Common Stock within five (5) Business Days after the applicable Conversion Date (unless the Conversion Notice to which such Conversion Failure relates has been satisfied in full by payment of the Buy-In Price to the Holder in accordance with Section 3(c)(ii)(x)) or (B) notice, written or oral, to any holder of the Notes or Additional Notes, including by way of public announcement or through any of its agents, at any time, of its intention not to comply with a request for conversion of any Notes or Additional Notes into shares of Common Stock that is tendered in accordance with the provisions of the Notes or Additional Notes, other than pursuant to Section 3(d) (or similar provisions under the Other Notes and the Additional Notes);

(iii) at any time following the fifth (5th) consecutive Business Day that the Holder's Authorized Share Allocation is less than the number of shares of Common Stock that the Holder would be entitled to receive upon a conversion of the full Conversion Amount of this Note or Additional Notes (without regard to any limitations on conversion set forth in Section 3(d) or otherwise (or similar provisions under the Other Notes and the Additional Notes));

(iv) (A) prior to a Full Collateralization Event, the Company's failure to pay to the Holder any amount of Principal, Interest, Late Charges or other amounts when and as due under this Note or the Additional Notes (including, without limitation, the Company's failure to pay any redemption amounts hereunder) or any other Transaction Document (as defined in the Securities Purchase Agreement) or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby to which the Holder is a party, except, in the case of a failure to pay Interest and/or Late Charges (or the equivalent in any other Transaction Document) when and as due, in which case only if such failure continues for a period of at least seven (7) Business Days and (B) after a Full Collateralization Event, the Company's failure to pay to the Holder any amount of Principal or Interest when and as due under this Note or the Additional Notes (including, without limitation, the Company's failure to pay any redemption amounts hereunder), except, in the case of a failure to pay Interest when and as due, in which case only if such failure continues for a period of at least seven (7) Business Days;

(v) the Company or any of its Subsidiaries (as defined in the Securities Purchase Agreement), pursuant to or within the meaning of Title 11, U.S. Code, or any similar Federal, foreign or state law for the relief of debtors (collectively, "Bankruptcy Law"), (A) commences a voluntary bankruptcy case, (B) consents to the entry of an order for relief against it in an involuntary bankruptcy case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a "Custodian"), (D) makes a general assignment for the benefit of its creditors or (E) admits in writing that it is generally unable to pay its debts as they become due;

(vi) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company or any of its Subsidiaries in an involuntary case, (B) appoints a Custodian of the Company or any of its Subsidiaries or (C) orders the liquidation of the Company or any of its Subsidiaries;

(vii) a final judgment or judgments for the payment of money aggregating in excess of the Threshold Amount are rendered against the Company or any of its Subsidiaries and which judgments are not, within sixty (60) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the Threshold Amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;

(viii) prior to a Full Collateralization Event, other than as specifically set forth in another clause of this Section 4(a), the Company or any of its Subsidiaries breaches any material representation, warranty, covenant or other term or condition of any Transaction Document, except, in the case of a breach of a covenant or other term or condition of any Transaction Document which is curable, only if such breach continues for a period of at least ten (10) consecutive Business Days;

(ix) any breach or failure in any respect to comply with Section 14 of this Note except, where such breach or failure is curable, only if such breach or failure continues for a period of at least ten (10) consecutive Business Days;

(x) the Company or any Subsidiary shall fail to perform or comply with any covenant or agreement contained in any Security Document to which it is a party, except, if such breach or failure is curable, only if such breach or failure continues for a period of at least ten (10) consecutive Business Days;

(xi) any material provision of any Security Document (as defined in the Securities Purchase Agreement) (as determined by the Collateral Agent (as defined in the Securities Purchase Agreement) in its sole discretion) shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the Company or any Subsidiary intended to be a party thereto in accordance with its terms, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any Subsidiary or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Company or any Subsidiary shall deny in writing that it has any liability or obligation purported to be created under any Security Document;

(xii) any Security Document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien in favor of the Collateral Agent for the benefit of the holders of the Notes on any Collateral (as defined in the Security Documents) purported to be covered thereby;

(xiii) any bank at which any deposit account, blocked account, or lockbox account of the Company or any Subsidiary is maintained shall fail to comply with any material term of any deposit account, blocked account, lockbox account or similar agreement to which such bank is a party or any securities intermediary, commodity intermediary or other financial institution at any time in custody, control or possession of any investment property of the Company or any Subsidiary shall fail to comply with any of the terms of any investment property control agreement to which such Person is a party (it being understood that only accounts pursuant to which the Collateral Agent has requested account control agreements should be subject to this clause (x));

(xiv) any default under, redemption of or acceleration prior to maturity of an aggregate amount of Indebtedness in excess of the Threshold Amount of the Company or any of its Subsidiaries;

(xv) any breach or failure in any respect to comply with Section 8(d) of this Note;

(xvi) any Event of Default (as defined in the Additional Notes) occurs with respect to any Additional Notes; or

(xvii) any Event of Default (as defined in the Other Notes) occurs with respect to any Other Notes.

(b) Redemption Right. Upon the occurrence of an Event of Default with respect to this Note or any Other Note or the Additional Notes, the Company shall within three (3) Business Days of becoming aware of such Event of Default deliver written notice thereof via facsimile and overnight courier (an "Event of Default Notice") to the Holder specifying the facts surrounding the applicable Event of Default and which clause of Section 4(a) triggered such Event of Default. At any time after the earlier of the Holder's receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, the Holder may require the Company to redeem (an "Event of Default Redemption") all or any portion of this Note by delivering written notice thereof (the "Event of Default Redemption Notice") to the Company, which Event of Default Redemption Notice shall indicate the portion of this Note the Holder is electing to require the Company to redeem. Each portion of this Note subject to redemption by the Company pursuant to this Section 4(b) shall be redeemed by the Company in cash by wire transfer of immediately available funds and/or by the Company instructing the Collateral Agent to make payments of the holders of Notes by delivering a written notice on the Company's letterhead signed by an authorized officer of the Company delivered at least two (2) Business Days prior to the applicable Event of Default Redemption Date, specifying (I) the applicable amount to be paid to each applicable holder of Notes, which amount shall not exceed the aggregate amount of Deemed Repayment Amount(s) (as defined in Section 8(e)) previously deposited by the Company in the Control Account pursuant to Section 8(e) and (II) the wire instructions of each such applicable holder(s) of Notes, which aggregate amounts shall equal to (i) (A) prior to the Public Company Date, (B) after the Public Company Date as long as there is no Equity Conditions Failure and the applicable Event of Default Redemption is not triggered by any Major Event of Default and (C) after a Full Collateralization Event regardless of whether or not there is an Equity Conditions Failure if the applicable Event of Default Redemption is triggered by an Event of Default set forth in either Section 4(a)(vii) or Section 4(a)(xiv), the product of (1) the Redemption Percentage and (2) the Conversion Amount to be redeemed and (ii) (A) after the Public Company Date if there is an Equity Conditions Failure or (B) after the Public Company Date if the applicable Event of Default Redemption is triggered by any Major Event of Default regardless of whether or not there is an Equity Conditions Failure, the greater of (1) the product of (I) the Redemption Percentage and (II) the Conversion Amount to be redeemed and (2) the product of (I) the Conversion Amount being redeemed and (II) the quotient determined by dividing (A) the greatest Closing Sale Price of the shares of Common Stock during the period beginning on the date immediately preceding such Event of Default and ending on the date the Holder delivers the Event of Default Redemption Notice, by (B) the lowest Conversion Price in effect during such period (the "Event of Default Redemption Price"). Redemptions required by this Section 4(b) shall be made in accordance with the provisions of Section 11. Notwithstanding anything to the contrary in this Section 4(b), but subject to Section 3(d), until the Event of Default Redemption Price (together with any interest thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 4(b) (together with any interest thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3. To the extent redemptions required by this Section 4(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the Note by the Company, such redemptions shall be deemed to be voluntary prepayments. The parties hereto agree that in the event of the Company's redemption of any portion of the Note under this Section 4(b), the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any Event of Default redemption premium due under this Section 4(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not as a penalty.

(5) RIGHTS UPON FUNDAMENTAL TRANSACTION AND CHANGE OF CONTROL.

(a) Assumption. The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Note and the other Transaction Documents in accordance with the provisions of this Section 5(a) pursuant to written agreements in form and substance reasonably satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements, if so requested by the Holder to deliver to each holder of Notes in exchange for such Notes a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Notes, including, without limitation, having a principal amount and interest rate equal to the principal amounts and the interest rates of the Note then outstanding held by such holder, having similar conversion rights and having similar ranking and security to the Note, and satisfactory to the Required Holders. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note referring to the "Company" shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of the Fundamental Transaction with a Successor Entity whose stock is publicly traded, such Successor Entity shall deliver (in addition to and without limiting any right under this Note) to the Holder in exchange for this Note a security of the Successor Entity and/or Successor Entities evidenced by a written instrument substantially similar in form and substance to this Note and convertible for a corresponding number of shares of capital stock of the Successor Entity and/or Successor Entities (the "Successor Capital Stock") equivalent (as set forth below) to the shares of Common Stock acquirable and receivable upon conversion of this Note (without regard to any limitations on conversion, including without limitation, the Maximum Percentage, if applicable) prior to such Fundamental Transaction (such corresponding number of shares of Successor Capital Stock to be delivered to the Holder shall equal the greater of (A) the quotient of (i) the aggregate dollar value of all consideration (including cash consideration and any consideration other than cash ("Non-Cash Consideration"), in such Fundamental Transaction, as such values are set forth in any definitive agreement for the Fundamental Transaction that has been executed at the time of the first public announcement of the Fundamental Transaction or, if no such value is determinable from such definitive agreement, as determined in accordance with Section 22 with the term "Non-Cash Consideration" being substituted for the term "Conversion Price") that the Holder would have been entitled to receive upon the happening of such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction, had this Note been converted immediately prior to such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction (without regard to any limitations on conversion, including without limitation, the Maximum Percentage, if applicable) (the "Aggregate Consideration") divided by (ii) the per share Closing Sale Price of such Successor Capital Stock on the Trading Day immediately prior to the consummation or occurrence of the Fundamental Transaction and (B) the product of (i) the quotient of (x) the Aggregate Consideration divided by (y) the Closing Sale Price of the Common Stock on the Trading Day immediately prior to the consummation or occurrence of the Fundamental Transaction and (ii) the highest exchange ratio pursuant to which any stockholder of the Company may exchange Common Stock for Successor Capital Stock) (provided, however, to the extent that the Holder's right to receive any such shares of publicly traded common stock (or their equivalent) of the Successor Entity would result in the Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, then the Holder shall not be entitled to receive such shares to such extent (and shall not be entitled to beneficial ownership of such shares of publicly traded common stock (or their equivalent) of the Successor Entity as a result of such consideration to such extent) and the portion of such shares shall be held in abeyance for the Holder until such time or times, as its right thereto would not result in the Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be delivered such shares to the extent as if there had been no such limitation), and, such security shall be reasonably satisfactory to the Holder, and with a conversion price equivalent to the Conversion Price hereunder (such adjustments to the conversion price being for the purpose of protecting after the consummation or occurrence of such Fundamental Transaction the economic value of this Note that was in effect immediately prior to the consummation or occurrence of such Fundamental Transaction, as elected by the Holder solely at its option). Upon occurrence or consummation of the Fundamental Transaction, and it shall be a required condition to the occurrence or consummation of such Fundamental Transaction that, the Company and the Successor Entity or Successor Entities shall deliver to the Holder confirmation that there shall be issued upon conversion of this Note at any time after the occurrence or consummation of the Fundamental Transaction, as elected by the Holder solely at its option, Common Shares, Successor Capital Stock or, in lieu of the Common Shares or Successor Capital Stock (or other securities, cash, assets or other property purchasable upon the conversion of this Note prior to such Fundamental Transaction), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights), which for purposes of clarification may continue to be shares of Common Stock, if any, that the Holder would have been entitled to receive upon the happening of such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction, had this Note been converted immediately prior to such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction (without regard to any limitations on conversion, including without limitation, the Maximum Percentage, if applicable), as adjusted in accordance with the provisions of this Note. The provisions of this Section 5(a) shall apply similarly and equally to successive Fundamental Transactions. For clarity, following the consummation or occurrence of a Fundamental Transaction provided that a Successor Entity assumes this Note in full compliance with the provisions set forth in this Section 5(a), the Holder shall not also have a right to receive upon conversion of this Note shares of Common Stock of the Company, but, rather, will be entitled to receive upon conversion of this Note shares of the Successor Capital Stock as provided herein. Notwithstanding anything herein to the contrary, the Successor Entity of the Company as a result of the Reverse Merger shall assume the Company's obligations under this Note in accordance with the Merger Agreement Amendment (as defined in the Securities Purchase Agreement).

(b) Redemption Right. No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof to the Holder (a "Change of Control Notice"). At any time during the period beginning on the earlier to occur of (i) any written agreement by the Company or any of its Subsidiaries, upon consummation of which the transaction contemplated thereby would reasonably be expected to result in a Change of Control, (ii) the Holder becoming aware of a Change of Control and (iii) the Holder's receipt of a Change of Control Notice and ending twenty (20) Business Days after the date of the consummation of such Change of Control, the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof ("Change of Control Redemption Notice") to the Company, which Change of Control Redemption Notice shall indicate the Conversion Amount the Holder is electing to require the Company to redeem. The portion of this Note subject to redemption pursuant to this Section 5(b) shall be redeemed by the Company in cash by wire transfer of immediately available funds at a price equal to (i) before the Public Company Date, 125% of the Conversion Amount and (ii) after the Public Company Date, the greater of (1) 125% of the Conversion Amount and (2) the product of (I) the Conversion Amount being redeemed and (II) the quotient determined by dividing (A) the greatest Closing Sale Price of the shares of Common Stock during the period beginning on the date immediately preceding the earlier to occur of (x) the consummation of the Change of Control and (y) the public announcement of such Change of Control, and ending on the date the Holder delivers the Change of Control Redemption Notice, by (B) the lowest Conversion Price in effect during such period (the "Change of Control Redemption Price"). Redemptions required by this Section 5 shall be made in accordance with the provisions of Section 11 and shall have priority to payments to stockholders in connection with a Change of Control. Notwithstanding anything to the contrary in this Section 5, but subject to Section 3(d), until the Change of Control Redemption Price (together with any interest thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 5(b) (together with any interest thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3. To the extent redemptions required by this Section 5(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the Note by the Company, such redemptions shall be deemed to be voluntary prepayments. The parties hereto agree that in the event of the Company's redemption of any portion of the Note under this Section 5(b), the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any Change of Control redemption premium due under this Section 5(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not as a penalty. Notwithstanding anything to the contrary contained herein, if the Required Holders explicitly approve of a Change of Control transaction in writing, the Required Holders shall be deemed to have waived their rights hereunder to redeem Notes for an amount in excess of the applicable Conversion Amount in connection with such Change of Control transaction. Any such waiver by the Required Holders will apply to all holders of Notes.

(6) DISTRIBUTION OF ASSETS; RIGHTS UPON ISSUANCE OF PURCHASE RIGHTS AND OTHER CORPORATE EVENTS.

(a) Distribution of Assets. If the Company shall declare or make any dividend or other distributions of its assets (or rights to acquire its assets) to any or all holders of shares of Common Stock, by way of return of capital or otherwise (including without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (the "Distributions"), then the Holder will be entitled to such Distributions as if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note) immediately prior to the date on which a record is taken for such Distribution or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for such Distributions (provided, however, that to the extent that the Holder's right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, if applicable, then the Holder shall not be entitled to participate in such Distribution to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to such extent) and the portion of such Distribution shall be held in abeyance for the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such rights (and any rights under this Section 6(a) on such initial rights or on any subsequent such rights to be held similarly in abeyance) to the same extent as if there had been no such limitation).

(b) Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note) immediately prior to the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that the Holder's right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, if applicable, then the Holder shall not be entitled to participate in such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right to be held similarly in abeyance) to the same extent as if there had been no such limitation).

(c) Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the occurrence or consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities, cash, assets or other property with respect to or in exchange for shares of Common Stock (a "Corporate Event"), the Company shall make appropriate provision to insure that, and any applicable Successor Entity or Successor Entities shall ensure that, and it shall be a required condition to the occurrence or consummation of such Corporate Event that, the Holder will thereafter have the right to receive upon conversion of this Note at any time after the occurrence or consummation of the Corporate Event, shares of Common Stock or Successor Capital Stock or, if so elected by the Holder, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) receivable or purchasable upon the conversion of this Note prior to such Corporate Event (but not in lieu of such items still issuable under Sections 6(a) and 6(b), which shall continue to be receivable on the Common Stock or on the such shares of stock, securities, cash, assets or any other property otherwise receivable with respect to or in exchange for shares of Common Stock), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights and any shares of Common Stock) which the Holder would have been entitled to receive upon the occurrence or consummation of such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event, had this Note been converted immediately prior to such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event (without regard to any limitations on conversion of this Note). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Required Holders. The provisions of this Section 6 shall apply similarly and equally to successive Corporate Events.

(7) RIGHTS UPON ISSUANCE OF OTHER SECURITIES.

(a) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Company at any time on or after the Subscription Date subdivides (by any stock dividend, stock split, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

(b) Voluntary Adjustment by Company. The Company may at any time during the term of this Note reduce the then current Conversion Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

(8) PREPAYMENTS.

(a) Quarterly Redemptions. From and after October 15, 2014, on each Interest Date (each, a "Company Quarterly Redemption Date" and the first Company Quarterly Redemption Date hereunder, the "First Company Quarterly Redemption Date") through and including the Maturity Date (the "Maturity Company Quarterly Redemption Date"), so long as there has been no Equity Conditions Failure, the Company, in addition to paying to the Holder Interest in accordance with Section 2, shall redeem such portion of the Principal amount then outstanding under this Note equal to the difference obtained by subtracting (A) other than with respect to the Maturity Company Quarterly Redemption Date, the Holder's Holder Pro Rata Amount of the Available Proceeds as of the applicable Company Quarterly Redemption Date since the immediately preceding Company Quarterly Redemption Date (or since the Issuance Date if the applicable Company Quarterly Redemption Date is the First Company Quarterly Redemption Date), in each case, that the Company has deposited in the Control Account pursuant to Section 8(d), from (B) the Applicable Percentage of such Principal amount then outstanding (the "Company Quarterly Redemption Amount") (a "Company Quarterly Redemption"); provided, however, that to the extent there remains any excess Available Proceeds after offsetting such Available Proceeds against the applicable Company Quarterly Redemption Amount pursuant to this sentence, such excess Available Proceeds may be carried forward and reduce any subsequent Company Quarterly Redemption(s) until all such excess Available Proceeds have been offset against subsequent Company Quarterly Redemption Amount(s). In the event that the Company Quarterly Redemption Amount is less than zero (0) for such date, the Company Quarterly Redemption Amount shall equal zero (0) for such date. The portion of this Note subject to redemption pursuant to this Section 8(a) shall be redeemed by the Company in cash at a price equal to the Company Quarterly Redemption Amount being redeemed (the "Company Quarterly Redemption Price") and shall serve to first pay the accrued and unpaid Late Charges, then, to the extent any Company Quarterly Redemption Amount remains available, pay the accrued and unpaid Interest and then, to the extent any Company Quarterly Redemption Amount remains available, pay the Principal amount. The Company shall, at least ten (10) Trading Days prior to the applicable Company Quarterly Redemption Date, deliver a written notice by facsimile and overnight courier to all, but not less than all, of the holders of Notes (the "Company Quarterly Redemption Notice" and the date all of the holders of the Notes received such notice is referred to as the "Company Quarterly Redemption Notice Date"), which Company Quarterly Redemption Notice shall (i) state the aggregate Conversion Amount of the Notes and Additional Notes subject to Company Quarterly Redemption from the Holder and all of the other holders of the Notes and Additional Notes pursuant to this Section 8(a) (and analogous provisions under the Other Notes and the Additional Notes) on the applicable Company Quarterly Redemption Date, (ii) state the respective portions of the accrued and unpaid Late Charges, the accrued and unpaid Interest and the Principal amount that is being redeemed, (iii) include a certification by the Company's Chief Financial Officer indicating the calculation of the aggregate Available Proceeds during the applicable Calendar Quarter, (iv) include a certification by the Company's Chief Financial Officer demonstrating the current balance of cash in the Control Account and (v) certify that there has been no Equity Conditions Failure as of the Company Quarterly Redemption Notice Date. On the applicable Company Quarterly Redemption Date the Company shall deliver or shall cause to be delivered to the Holder the Company Quarterly Redemption Price in cash by wire transfer of immediately available funds pursuant to wire instructions provided by the Holder in writing to the Company. If the Company confirmed that there was no Equity Conditions Failure as of the applicable Company Quarterly Redemption Notice Date but an Equity Conditions Failure occurred between the applicable Company Quarterly Redemption Notice Date and any time through the applicable Company Quarterly Redemption Date (a "Company Quarterly Redemption Intervening Period"), the Company shall provide the Holder a subsequent notice to that effect. If the Equity Conditions are not satisfied (or waived in writing by the Holder) during such Company Quarterly Redemption Intervening Period, then the Company Quarterly Redemption shall be null and void with respect to all or any part designated by the Holder of the unconverted Company Quarterly Redemption Amount and, except as provided in Section 8(e), the Holder shall be entitled to all the rights of a holder of this Note with respect to such Company Quarterly Redemption Amount. If the Company Quarterly Redemption occurs after the Public Company Date, the Company shall, to the extent all information that constitutes material, nonpublic information of the Company with respect to the Company Quarterly Redemption is not publicly available, within one (1) Business Day of the applicable Company Quarterly Redemption Notice Date, publicly disclose (as part of an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or on a Current Report on Form 8-K or otherwise), that (1) a Company Quarterly Redemption has occurred and that, pursuant to the terms of the Notes, the Company is required to redeem at the Company Quarterly Redemption Price the applicable portion of the Conversion Amount, (2) the amount of Available Proceeds and (3) the current balance of cash in the Control Account. In the event of a dispute as to the determination of the Available Proceeds or the Company Quarterly Redemption Amount (the "Disputed Amount"), the Company shall redeem the Notes for up to the applicable Company Quarterly Redemption Amount not in dispute and resolve such dispute in accordance with Section 22 with the term "Disputed Amount" being substituted for the term "Redemption Price". Company Quarterly Redemptions made pursuant to this Section 8(a) shall be made in accordance with Section 11. Notwithstanding anything to the contrary in this Section 8(a), but subject to Section 3(d), until each applicable Company Quarterly Redemption Price (together with any interest thereon) is paid in full, the applicable Company Quarterly Redemption Amount (together with any interest thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3. In the event that the Holder elects to convert the applicable Company Quarterly Conversion Amount prior to the applicable Company Quarterly Redemption Date, the Conversion Amount so converted shall be deducted from the applicable Company Quarterly Redemption Amount to be paid hereunder on the applicable Company Quarterly Redemption Date. To the extent redemptions required by this Section 8(a) are deemed or determined by a court of competent jurisdiction to be prepayments of the Note by the Company, such redemptions shall be deemed to be voluntary prepayments.

(b) Company Optional Redemption. In addition to the Company Quarterly Redemptions pursuant to Section 8(a), so long as there has been no Equity Conditions Failure, the Company may redeem up to fifty percent (50%) of the Conversion Amount that is outstanding hereunder as of the applicable date of determination (the "Company Optional Redemption Amount" and together with a Company Quarterly Redemption Amount, a "Prepayment Amount") as designated in the Company Optional Redemption Notice on the Company Optional Redemption Date (each as defined below) (a "Company Optional Redemption" and together with a Company Quarterly Redemption, a "Prepayment"). The portion of this Note subject to redemption pursuant to this Section 8(b) shall be redeemed by the Company in cash at a price equal to the Company Optional Redemption Amount being redeemed (the "Company Optional Redemption Price" and together with a Company Quarterly Redemption Price, a "Prepayment Price") and shall serve to first pay any accrued and unpaid Late Charges, then, to pay any accrued and unpaid Interest and then, to pay the Principal amount. The Company may effect only one (1) Company Optional Redemption. The Company shall deliver a written notice by facsimile and overnight courier to all, but not less than all, of the holders of Notes and Additional Notes (the "Company Optional Redemption Notice" and the date all of the holders of the Notes received such notice is referred to as the "Company Optional Redemption Notice Date"), which Company Optional Redemption Notice shall (i) state (a) the Trading Day on which the Company Optional Redemption shall occur, which Trading Day shall not be less than twenty (20) Trading Days following the Company Optional Redemption Notice Date (the "Company Optional Redemption Date" and together with a Company Quarterly Redemption Date, a "Prepayment Date") and (b) the aggregate Conversion Amount of the Notes and Additional Notes subject to Company Optional Redemption from the Holder and all of the other holders of the Notes and Additional Notes pursuant to this Section 8(b) (and analogous provisions under the Other Notes and the Additional Notes) on the applicable Company Optional Redemption Date and (c) the respective portions of accrued and unpaid Late Charges, accrued and unpaid Interest and the Principal amount that is being redeemed and (ii) certify that there has been no Equity Conditions Failure as of the Company Optional Redemption Notice Date. On the applicable Company Optional Redemption Date the Company shall deliver or shall cause to be delivered to the Holder the Company Optional Redemption Price in cash by wire transfer of immediately available funds pursuant to wire instructions provided by the Holder in writing to the Company. If the Company confirmed that there was no Equity Conditions Failure as of the applicable Company Optional Redemption Notice Date but an Equity Conditions Failure occurred between the applicable Company Optional Redemption Notice Date and any time through the applicable Company Optional Redemption Date (a "Company Optional Redemption Intervening Period"), the Company shall provide the Holder a subsequent notice to that effect. If the Equity Conditions are not satisfied (or waived in writing by the Holder) during such Company Optional Redemption Intervening Period, then the Company Optional Redemption shall be null and void with respect to all or any part designated by the Holder of the unconverted Company Optional Redemption Amount and, except as provided in Section 8(e), the Holder shall be entitled to all the rights of a holder of this Note with respect to such Company Optional Redemption Amount. If the Company Optional Redemption occurs after the Public Company Date, the Company shall, within one (1) Business Day of the Company Optional Redemption Notice Date, publicly disclose (as part of an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or on a Current Report on Form 8-K or otherwise), that the Company elected to cause a Company Optional Redemption and that, pursuant to the terms of the Notes, the Company is required to redeem at the Company Optional Redemption Price the applicable portion of the Conversion Amount. A Company Optional Redemption made pursuant to this Section 8(b) shall be made in accordance with Section 11. Notwithstanding anything to the contrary in this Section 8(b), but subject to Section 3(d), until the Company Optional Redemption Price (together with any interest thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 8(b) (together with any interest thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3. In the event that the Holder elects to convert the Company Optional Conversion Amount prior to the Company Optional Redemption Date, the Conversion Amount so converted shall be deducted from the Company Optional Redemption Amount to be paid hereunder on the Company Optional Redemption Date. To the extent redemptions required by this Section 8(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the Note by the Company, such redemptions shall be deemed to be voluntary prepayments.

(c) Pro Rata Redemption Requirement. If a Company Quarterly Redemption or a Company Optional Redemption occurs pursuant to Section 8(a) or Section 8(b), respectively, (or similar provisions under the Other Notes and the Additional Notes) then the Company must simultaneously take the same action in the same proportion with respect to the Other Notes and the Additional Notes. If a Company Quarterly Redemption or a Company Optional Redemption occurs pursuant to Section 8(a) or Section 8(b), respectively (or similar provisions under the Other Notes and the Additional Notes) with respect to less than all of the Conversion Amounts of the Notes and the Additional Notes then outstanding, then the Company shall redeem a Conversion Amount from each of the holders of the Notes and the Additional Notes equal to the product of (i) the aggregate Company Quarterly Redemption Amount of Notes and Additional Notes subject to a Company Quarterly Redemption pursuant to Section 8(a) or the aggregate Company Optional Redemption Amount of Notes and Additional Notes subject to a Company Optional Redemption pursuant to Section 8(b), as applicable, multiplied by (ii) the fraction, the numerator of which is the sum of the aggregate Original Principal Amount of the Notes and Additional Notes purchased by such holder of outstanding Notes and Additional Notes and the denominator of which is the sum of the aggregate Original Principal Amount of the Notes and Additional Notes purchased by all holders holding outstanding Notes and Additional Notes (such fraction with respect to each holder is referred to as its "Redemption Allocation Percentage", and such amount with respect to each holder is referred to as its "Pro Rata Redemption Amount"); provided, however, that in the event that any holder's Pro Rata Redemption Amount exceeds the outstanding Principal amount of such holder's Note and Additional Note, then such excess Pro Rata Redemption Amount shall be allocated amongst the remaining holders of Notes and Additional Notes in accordance with the foregoing formula. In the event that the initial holder of any Notes or Additional Notes shall sell or otherwise transfer any of such holder's Notes or Additional Notes, the transferee shall be allocated a pro rata portion of such holder's Redemption Allocation Percentage and Pro Rata Redemption Amount.

(d) Control Account. In addition to the foregoing, (i) prior to the occurrence of a Full Collateralization Event, on each Company Quarterly Redemption Date the Company shall deposit the Available Proceeds for the whole Calendar Quarter immediately preceding the applicable Company Quarterly Redemption Date in the Control Account and (ii) the Company may at any time and from time to time increase the amount of cash deposited in the Control Account and any such cash deposited shall be taken into account to determine whether a Full Collateralization Event has occurred. After the occurrence of a Full Collateralization Event, the Collateral Agent shall pay any Excess Amount (i) to the Company within two (2) Business Days of the existence of such Excess Amount (the "Excess Amount Payment Date") or (ii) at the Company's option, upon receipt of a written notice by the Company on the Company's letterhead signed by an authorized officer of the Company, to the Collateral Agent delivered by the earlier of the Excess Amount Payment Date and at least two (2) Business Days prior to the applicable Prepayment Date, specifying (I) the applicable permissible Prepayment Amount to be paid to any holder of Notes and (II) the wire instructions of such holder(s) of Notes, provided that the Company's option to require the Collateral Agent to pay any Excess Amount pursuant to clause (ii) above is subject to (A) such amount being paid from, and not exceeding, the Excess Amount and (B) after giving effect to the payment of such Prepayment Amount a Full Collateralization Event must be continuing.

(e) Deemed Note Repayment. Notwithstanding anything herein to the contrary, in the event the Company is unable to make a Prepayment pursuant to the terms of this Section 8 because of an Equity Conditions Failure, the Company shall deposit the applicable Prepayment Price in the Control Account on or prior to the applicable Prepayment Date and the applicable Prepayment Amount (the "Deemed Repayment Amount") shall remain outstanding and the Holder shall be entitled to all the rights of a holder of this Note with respect to such Prepayment Amount, except that (i) any Interest pursuant to Section 2 on such Deemed Repayment Amount shall cease to accrue as of the applicable Prepayment Date and (ii) Sections 4(a)(iv) through 4(a)(xvii), clause (ii) of the definition of Change of Control Redemption Price in Section 5(b), Section 8, Section 13 and Section 14 shall cease to apply, in each case, solely with respect to such Deemed Repayment Amount.

(9) NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note.

(10) RESERVATION OF AUTHORIZED SHARES.

(a) Reservation. The Company shall initially reserve out of its authorized and unissued Common Stock a number of shares of Common Stock for each of the Notes and the Additional Notes equal to 130% of the Conversion Rate with respect to the Conversion Amount of each such Note as of the Issuance Date. So long as any of the Notes and the Additional Notes are outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Notes and the Additional Notes, the number of shares of Common Stock specified above in this Section 10(a) as shall from time to time be necessary to effect the conversion of all of the Notes then outstanding; provided, that at no time shall the number of shares of Common Stock so reserved be less than the number of shares required to be reserved pursuant hereto (in each case, without regard to any limitations on conversions) (the "Required Reserve Amount"). The initial number of shares of Common Stock reserved for conversions of the Notes and the Additional Notes and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Notes and the Additional Notes based on the principal amount of the Notes and Additional Notes held by each holder at the Closing (as defined in the Securities Purchase Agreement) or increase in the number of reserved shares, as the case may be (the "Authorized Share Allocation"). In the event that a holder shall sell or otherwise transfer any of such holder's Notes or Additional Notes, each transferee shall be allocated a pro rata portion of such holder's Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Notes or Additional Notes shall be allocated to the remaining holders of Notes and Additional Notes, pro rata based on the principal amount of the Notes and Additional Notes then held by such holders.

(b) Insufficient Authorized Shares. If at any time while any of the Notes and Additional Notes remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of shares of Common Stock equal to the Required Reserve Amount (an "Authorized Share Failure"), then the Company shall immediately take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Notes then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall either (i) obtain the written consent of its stockholders for the approval of an increase in the number of authorized shares of Common Stock and provide each stockholder with an information statement with respect thereto or (ii) hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause its Board of Directors to recommend to the stockholders that they approve such proposal.

(11) REDEMPTIONS.

(a) The Company shall deliver the applicable Event of Default Redemption Price to the Holder within five (5) Business Days after the Company's receipt of the Holder's Event of Default Redemption Notice (the "Event of Default Redemption Date"). If the Holder has submitted a Change of Control Redemption Notice in accordance with Section 5(b), the Company shall deliver the applicable Change of Control Redemption Price to the Holder (i) concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control and (ii) within five (5) Business Days after the Company's receipt of such notice otherwise (such date, the "Change of Control Redemption Date"). The Company shall deliver the applicable Company Quarterly Redemption Price to the Holder on the applicable Company Quarterly Redemption Date. The Company shall deliver the applicable Company Optional Redemption Price to the Holder on the applicable Company Optional Redemption Date. The Company shall pay the applicable Redemption Price to the Holder in cash by wire transfer of immediately available funds on the applicable due date if the Holder has provided the Company with wire instructions at least one (1) Business Day prior to such Redemption Date, and otherwise by certified or bank check mailed to the address of the Holder as shown on the Register. In the event of a redemption of less than all of the Conversion Amount of this Note, if requested by the Holder with an undertaking to return the original Note to the Company, the Company shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 17(d)) representing the outstanding Principal which has not been redeemed and any accrued Interest on such Principal which shall be calculated as if no Redemption Notice has been delivered. In the event that the Company does not pay the applicable Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Note representing the Conversion Amount that was submitted for redemption and for which the applicable Redemption Price (together with any Late Charges thereon) has not been paid. Upon the Company's receipt of such notice, (x) the applicable Redemption Notice shall be null and void with respect to such Conversion Amount and (y) the Company shall immediately return this Note, or issue a new Note (in accordance with Section 17(d)) to the Holder representing such Conversion Amount to be redeemed. The Holder's delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company's obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Conversion Amount subject to such notice.

(b) Redemption by Other Holders. Upon the Company's receipt of notice from any of the holders of the Other Notes or the Additional Notes for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described in Section 4(b), Section 5(b) or Section 8 or pursuant to equivalent provisions set forth in the Other Notes and the Additional Notes (each, an "Other Redemption Notice"), the Company shall immediately, but no later than three (3) Business Days of its receipt thereof, forward to the Holder by facsimile a copy of such notice. If the Company receives a Redemption Notice and one or more Other Redemption Notices, during the seven (7) Business Day period beginning on and including the date which is three (3) Business Days prior to the Company's receipt of the Holder's Redemption Notice and ending on and including the date which is three (3) Business Days after the Company's receipt of the Holder's Redemption Notice and the Company is unable to redeem all principal, interest and other amounts designated in such Redemption Notice and such Other Redemption Notices received during such seven (7) Business Day period, then the Company shall redeem a pro rata amount from each holder of the Notes and the Additional Notes (including the Holder) based on the principal amount of the Notes and the Additional Notes submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received by the Company during such seven (7) Business Day period.

(12) VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by law, including, but not limited to, the laws of the State of Delaware, and as expressly provided in this Note.

(13) SECURITY. This Note, the Other Notes and the Additional Notes are secured to the extent and in the manner set forth in the Security Documents. The Company agrees and acknowledges that from and after the Full Collateralization Event, the Collateral Agent shall be entitled to withdraw any or all amounts in the Control Account from time to time (each a "Note Withdrawal" and collectively, the "Note Withdrawals"), as long as any the amount of any such Note Withdrawal is applied against the Conversion Amount of the Notes, including this Note, the Other Notes and the Additional Notes, in accordance with the terms hereof and thereof or any amount outstanding under the Notes, including this Note, the Other Notes and the Additional Notes. Any payments in respect of the Notes, the Other Notes and the Additional Notes described in the preceding sentence shall be applied to the Notes, the Other Notes and the Additional Notes, as applicable, on a ratable basis.

(14) COVENANTS.

(a) Rank. All payments due under this Note (i) shall rank pari passu with all Other Notes and the Additional Notes and (ii) shall be senior to all other Indebtedness of the Company and its Subsidiaries.

(b) Incurrence of Indebtedness. Prior to a Full Collateralization Event, so long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness, other than Permitted Indebtedness.

(c) Existence of Liens. Prior to a Full Collateralization Event, so long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, "Liens") other than Permitted Liens.

(d) Restricted Payments.

(i) Prior to a Full Collateralization Event, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (other than this Note, the Other Notes and the Additional Notes), whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an Event of Default has occurred and is continuing.

(ii) Prior to the occurrence of a Full Collateralization Event, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (including, without limitation Permitted Indebtedness other than this Note, the Other Notes and the Additional Notes), by way of payment in respect of principal of (or premium, if any) such Indebtedness. For clarity, such restriction shall not preclude the payment of regularly scheduled interest payments or other late fees and liquidated damages which may accrue under such Permitted Indebtedness.

(e) Restriction on Redemption and Cash Dividends. Prior to the occurrence of the Full Collateralization Event, until all of the Notes and the Additional Notes have been converted, redeemed or otherwise satisfied in accordance with their terms, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, (i) redeem or repurchase its Equity Interests, or permit any Subsidiary to redeem or repurchase its Equity Interests or (ii) declare or pay any cash dividend or distribution on any Equity Interest of the Company or of its Subsidiaries. Notwithstanding clause (ii) of the immediately preceding sentence, to the extent the Company forms or has formed a Subsidiary that is a special purpose vehicle solely in order to hold certain intellectual property generating royalty or licensing payments, such Subsidiary may declare or pay cash dividends to a minority equity holder of such Subsidiary contemporaneously with cash dividends to the Company if such minority equity holder contributed material intellectual property assets to such Subsidiary, pro rata based on the equity interests of such minority shareholder in such Subsidiary, but only if such minority equity holder is not contractually entitled to receive any other royalty or similar payments from such Subsidiary; provided that such cash dividends do not exceed thirty-five percent (35%) of the total dividends paid by such Subsidiary.

(f) Change in Nature of Business. Prior to a Full Collateralization Event, the Company shall not make, or permit any of its Subsidiaries to make, any change in the nature of its business as described in Schedule 14(f) attached hereto. The Company shall not modify its corporate structure or purpose.

(g) Restriction on Liens. Prior to a Full Collateralization Event, the Company shall not, and the Company shall not permit any of its Subsidiaries, directly or indirectly, to encumber or allow any Liens on, any Collateral, other than Permitted Liens. For the avoidance of doubt, notwithstanding anything to the contrary contained herein, each of the Cash Collateral Agreement and the Deposit Account Control Agreement shall continue in full force and effect notwithstanding the occurrence of a Full Collateralization Event.

(h) Preservation of Existence, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries (other than dormant Subsidiaries that have no or minimum assets) to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

(i) Maintenance of Insurance. Prior to a Full Collateralization Event, the Company shall maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.

(j) Transactions with Affiliates. Prior to a Full Collateralization Event, the Company shall not, nor shall it permit any of its Subsidiaries to, enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm's length transaction with a Person that is not an Affiliate thereof.

(k) Minimum Cash Balance. From and after March 24, 20141, the Company shall maintain on deposit in the Control Account cash in an aggregate amount equal to not less than $3,500,000. Prior to the occurrence of the Full Collateralization Event, the Company shall not use the cash in the Control Account to make payments due pursuant to the Notes or the Additional Notes.

(l) Further Assurances. The Company shall take such action and execute, acknowledge and deliver, and cause each of its Subsidiaries to take such action and execute, acknowledge and deliver, at its sole cost and expense, such agreements, instruments or other documents as the Collateral Agent may reasonably require from time to time in order (A) to carry out the purposes of this Note and the other Transaction Documents, (B) to subject to valid and perfected first priority Liens on any of the Collateral, (C) to establish and maintain the validity and effectiveness of any of the Transaction Documents and the validity, perfection and priority of the Liens intended to be created thereby and (D) to better assure, convey, grant, assign, transfer and confirm unto the Collateral Agent and the Holder the rights now or hereafter intended to be granted to it under this Note or any other Transaction Document.

(15) VOTE TO ISSUE, OR CHANGE THE TERMS OF, NOTES. The consent of the Required Holders shall be required for any change, waiver or amendment to this Note.

1 Insert date of Closing (as defined in the Securities Purchase Agreement).

(16) TRANSFER. This Note and any shares of Common Stock issued upon conversion of this Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company, subject only to the provisions of Section 2(g) of the Securities Purchase Agreement.

(17) REISSUANCE OF THIS NOTE.

(a) Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 17(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 17(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(iii) following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 17(d)) representing the outstanding Principal.

(c) Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 17(d) and in principal amounts of at least $25,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d) Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 17(a) or Section 17(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest and Late Charges, if any, on the Principal and Interest of this Note from the Issuance Date.

(18) REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder's right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, conversion, redemption and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(19) PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors' rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys' fees and disbursements.

(20) CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and all the Buyers and shall not be construed against any person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

(21) FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

(22) DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Closing Bid Price or the Closing Sale Price or the arithmetic calculation of the Conversion Rate, the Conversion Price or any Redemption Price, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within three (3) Business Days of receipt, or deemed receipt, of the Conversion Notice or Redemption Notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within three (3) Business Days submit via facsimile (i) the disputed determination of the Closing Bid Price or the Closing Sale Price to an independent, reputable investment bank selected by the Holder and approved by the Company, such approval not to be unreasonably withheld or delayed, or (ii) the disputed arithmetic calculation of the Conversion Rate, Conversion Price or any Redemption Price to an independent, outside accountant, selected by the Holder and approved by the Company, such approval not to be unreasonably withheld or delayed. The Company, at the Company's expense, shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

(23) NOTICES; PAYMENTS.

(a) Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (a) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, (b) with respect to any dividend or distribution upon the Common Stock or (c) with respect to any pro rata subscription offer to holders of Common Stock, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

(b) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each Buyer, shall initially be as set forth on the Schedule of Buyers attached to the Securities Purchase Agreement); provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder's wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Interest due on such date. Any amount of Principal or other amounts due under the Transaction Documents which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of eighteen percent (18.0%) per annum from the date such amount was due until the same is paid in full ("Late Charge").

(24) CANCELLATION. After all Principal, accrued Interest and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

(25) WAIVER OF NOTICE. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.

(26) GOVERNING LAW; JURISDICTION; JURY TRIAL. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address set forth in Section 9(f) of the Securities Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company's obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

(27) Severability. If any provision of this Note is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Note so long as this Note as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(28) DISCLOSURE. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Note after the Public Company Date, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries, the Company shall within one (1) Business Day after any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, nonpublic information relating to the Company or its Subsidiaries, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

(29) CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a) "Affiliate" has the meaning set forth in Rule 405 under the Securities Act.

(b) "Additional Notes" means all New Notes (as defined in the Securities Purchase Agreement), if any, issued by the Company pursuant to the Securities Purchase Agreement on the Closing Date.

(c) "Attribution Parties" means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder's investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company's Common Stock would or could be aggregated with the Holder's and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

(d) "Applicable Percentage" means, with respect to each Company Quarterly Redemption Date, the percentage set forth opposite such Company Quarterly Redemption Date in the following table:

Company Quarterly Redemption Date	Applicable Percentage
October 15, 2014	19%
January 15, 2015	23%
April 15, 2015	30%
July 15, 2015	8%
October 15, 2015	9%
January 15, 2016	10%
April 15, 2016	11%
July 15, 2016	12%
October 15, 2016	14%
January 15, 2017	16%
April 15, 2017	19%
July 15, 2017	23%
October 15, 2017	31%
January 15, 2018	44%
April 15, 2018	78%
May 10, 2018	100%

(e) "Available Proceeds" means (I) twenty-five percent (25%) of any gross revenues paid to the Inventergy, Inc. and/or any of its Subsidiaries, including (i) license fees, (ii) covenant not to sue fees or settlement amounts, (iii) royalties, (iv) infringement damages or payments, (v) similar awards or payments to the Company or any of its Subsidiaries and (vi) proceeds from sales of any patents of the Company or of any of its Subsidiaries, in each case, received by the Company or any of its Subsidiaries during the Calendar Quarter immediately preceding the applicable date of determination and (II) (A) twenty-five percent (25%) of any gross revenues paid to the Company and/or any of its direct or indirect Subsidiaries, including Inventergy, Inc. (individually, a "Recipient" and collectively, the "Recipients"), including (i) license fees, (ii) covenant not to sue fees or settlement amounts, (iii) royalties, (iv) infringement damages or payments, (v) similar awards or payments to any Recipient and (vi) proceeds from sales of any patents of any Recipient, (B) twenty percent (20%) of any gross proceeds paid to any Recipient with respect to any financing and/or capital raising transaction and (C) twenty percent (20%) of any gross proceeds paid to any Recipient from any investment by any Recipient, in each case, received by the Recipients during the Calendar Quarter immediately preceding the applicable date of determination. Available Proceeds shall not include any financing that constitutes Permitted Indebtedness nor any refinancing of any Permitted Indebtedness, whether now existing or hereafter incurred.

(f) "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(g) "Buyer" means the initial holders signatories to the Securities Purchase Agreement pursuant to which such holder purchased the Notes on the Closing Date.

(h) "Calendar Quarter" means each of: the period beginning on and including January 1 and ending on and including March 31; the period beginning on and including April 1 and ending on and including June 30; the period beginning on and including July 1 and ending on and including September 30; and the period beginning on and including October 1 and ending on and including December 31.

(i) "Change of Control" means any Fundamental Transaction other than (i) any reorganization, recapitalization or reclassification of the Common Stock in which holders of the Company's voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respect, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification or (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company. Notwithstanding the foregoing, the Reverse Merger shall be deemed not to be a Change of Control. The Reverse Merger shall not be a Change of Control.

(j) "Closing Bid Price" and "Closing Sale Price" means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the OTC Link or "pink sheets" by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 22. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction during the applicable calculation period.

(k) "Closing Date" shall have the meaning set forth in the Securities Purchase Agreement, which date is the date the Company initially issued the Notes and the Additional Notes pursuant to the terms of the Securities Purchase Agreement.

(l) "Common Stock" means the Company's common stock, par value $0.0001 per share.

(m) "Common Stock Equivalents" means, collectively, Options and Convertible Securities.

(n) "Contingent Obligation" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(o) "Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

(p) "Eligible Market" means The New York Stock Exchange, Inc., the NYSE MKT LLC, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market. In addition, after the date that is the two (2) year anniversary of the Public Company Date, "Eligible Market" shall also include the OTC Bulletin Board, the OTC QX or the OTC QB of the OTC Markets Group Inc.

(q) "Equity Conditions" means each of the following conditions: (i) either (a) a registration statement shall be effective and available for the resale pursuant to Rule 415 of all shares of Common Stock issuable upon conversion in full of the Conversion Amount subject to the applicable Redemption requiring the satisfaction of the Equity Conditions (the "Underlying Securities") and there shall not have been any postponement or failure to maintain the effectiveness of such registration statement and the Company shall have no knowledge of any fact that would cause such registration statement not to be effective and available for the resale of all remaining Underlying Securities or (b) all Underlying Securities shall be eligible for sale without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the Securities Act and without the need for registration under any applicable federal or state securities laws and the Company shall have no knowledge of any fact that would cause the Underlying Securities not to be eligible for sale without restriction pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the Securities Act and any applicable federal or state securities laws; (ii) all Underlying Shares may be issued in full (A) without violating the rules or regulations of the Principal Market or any other applicable Eligible Market and (B) if the event requiring the satisfaction of the Equity Conditions is an Event of Default Redemption, without violating Section 3(d) hereof; (iii) (A) prior to a Full Collateralization Event, during the Equity Conditions Measuring Period, the Company shall not have failed to timely make any payments within five (5) Business Days of when such payment is due pursuant to any Transaction Document and (B) after a Full Collateralization Event, during the Equity Conditions Measuring Period, the Company shall not have failed to timely make any payments of Principal and Interest within five (5) Business Days of when such payment is due pursuant to this Note; (vi) prior to a Full Collateralization Event, during the Equity Conditions Measuring Period, the Company otherwise shall have been in compliance with and shall not have breached any provision, covenant, representation or warranty of any Transaction Document; and (v) the Holder shall not be in possession of any material, nonpublic information received from the Company, any Subsidiary or its respective agent or Affiliates without the prior written consent of the Holder.

(r) "Equity Conditions Failure" means that on the applicable date of determination, any of the Equity Conditions have not been satisfied (or waived in writing by the Required Holders).

(s) "Equity Conditions Measuring Period" means the period beginning thirty (30) Trading Days prior to the applicable date of determination and ending on and including the applicable date of determination.

(t) "Equity Interests" means (i) all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting and (ii) all securities convertible into or exchangeable for any of the foregoing and all warrants, Options or other rights to purchase, subscribe for or otherwise acquire any of the foregoing, whether or not presently convertible, exchangeable or exercisable.

(u) "Excess Amount" means the excess, if any, as of the applicable date of determination, of (i) the cash deposited in the Control Account (as defined in the Securities Purchase Agreement) over (ii) the sum of (A) the Full Collateralization Amount and (B) any additional amount(s) owed by the Company to the Holder on the applicable date of determination, without duplication, pursuant to any of the Transaction Documents.

(v) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(w) "Full Collateralization Amount" means the sum of (i) the Conversion Amount for the full Principal amount outstanding as of the applicable date of determination and (ii) the amount equal to the Interest that will accrue from the applicable date of determination through the Maturity Date with respect to the Conversion Amount set forth in clause (i) above, assuming that the Interest Rate in effect as of the applicable date of determination through the Maturity Date is 2.00% per annum and that the Conversion Amount as of the date of determination will remain outstanding through the Maturity Date.

(x) "Full Collateralization Event" means that time that the cash deposited in the Control Account (as defined in the Securities Purchase Agreement) equals or exceeds the Full Collateralization Amount.

(y) "Fundamental Transaction" means (i) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (a) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity; provided, however, that in no event shall the Holder have the right to require the Company to redeem all or any portion of the Holder's Note pursuant to Section 5(b) based on a Fundamental Transaction pursuant to this clause (a) in which, upon any such consolidation or merger, holders of the Company's voting power immediately prior to such consolidation or merger are, directly or indirectly, after such consolidation or merger the holders of a majority of the voting power of the surviving entity (or if the surviving entity is controlled by another entity, a majority of the voting power of the entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such consolidation or merger, or (b) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its "significant subsidiaries" (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (c) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (1) 50% of the outstanding shares of Common Stock, (2) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (3) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (d) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby such Subject Entities, individually or in the aggregate, acquire, either (1) at least 50% of the outstanding shares of Common Stock, (2) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (3) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (e) reorganize, recapitalize or reclassify its Common Stock, (ii) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (a) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (b) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the date of this Note calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (c) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their shares of Common Stock without approval of the stockholders of the Company or (iii) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(z) "GAAP" means United States generally accepted accounting principles, consistently applied.

(aa) "Group" means a "group" as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder.

(bb) "Holder Pro Rata Amount" means a fraction (i) the numerator of which is the Principal amount of this Note on the Closing Date and (ii) the denominator of which is the aggregate principal amount of all Notes, including the Other Notes and the Additional Notes, issued to the Buyers pursuant to the Securities Purchase Agreement on the Closing Date.

(cc) "Holiday" means a day other than a Business Day or on which trading does not take place on the Principal Market.

(dd) "Indebtedness" of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) "capital leases" in accordance with GAAP (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.

(ee) "Interest Rate" means (i) prior to the Full Collateralization Event, 4.00% per annum and (ii) thereafter, 2.00% per annum, in each case, subject to adjustment as set forth in Section 2.

(ff) "Major Event of Default" means an Event of Default set forth in any of (I) Section 4(a)(ii), (II) Section 4(a)(iii), (III) Section 4(a)(iv) if such Event of Default is triggered because of the Company's failure to timely pay any Principal amount or Interest due pursuant to the terms of this Note, (IV) Section 4(a)(ix) if such Event of Default is triggered because of the Company's failure to comply with Section 14(k) or (V) Section 4(a)(xv).

(gg) "New Patent Assets" means any Patents (as defined in the Security Documents) acquired by the Company or any of its Subsidiaries after March 24, 2014 with Indebtedness incurred solely for the purpose of financing the acquisition of such Patents and; provided, that, for the avoidance of doubt the Panasonic Portfolio shall not constitute New Patent Assets.

(hh) "Options" means any rights, warrants or options to subscribe for or purchase (i) shares of Common Stock or (ii) Convertible Securities.

(ii) "Parent Entity" of a Person means an entity that, directly or indirectly, controls the applicable Person, including such entity whose common stock or equivalent equity security is quoted or listed on an Eligible Market (or, if so elected by the Required Holders, any other market, exchange or quotation system), or, if there is more than one such Person or such entity, the Person or Parent Entity designated by the Required Holders or in the absence of such designation, such Person or entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(jj) "Panasonic Portfolio" means the portfolio of patents and patent applications acquired by the Company’s Inventergy, Inc. subsidiary from Panasonic Corporation on December 20, 2013.

(kk) "Panasonic Release Event" shall occur when the cash deposited in the Control Account (as defined in the Securities Purchase Agreement) equals or exceeds the lower of (i) $4,500,000 less any Note Withdrawals (as defined in the Securities Purchase Agreement) by the Collateral Agent pursuant to Section 4(t) of the Securities Purchase Agreement and (ii) the Conversion Amount outstanding as of the applicable date of determination.

(ll) "Permitted Indebtedness" means (i) Indebtedness evidenced by this Note, the Other Notes and the Additional Notes, (ii) trade payables incurred in the ordinary course of business consistent with past practice, (iii) unsecured Indebtedness incurred by the Company that is made expressly subordinate in right of payment to the Indebtedness evidenced by this Note, as reflected in a written agreement acceptable to the Required Holders and approved by the Required Holders in writing, and which Indebtedness does not provide at any time for (a) the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until ninety-one (91) days after the Maturity Date or later and (b) total interest and fees at a rate in excess of 10% per annum and (iv) Indebtedness secured by Permitted Liens described in clauses (v) and (vi) of the definition of Permitted Liens.

(mm) "Permitted Liens" means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any Lien created by operation of law, such as materialmen's liens, mechanics' liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iii) Liens granted under that certain Pledge and Security Agreement dated as of May 10, 2013 by and among the Company’s Inventergy , Inc. subsidiary and the parties listed on the signature pages attached thereto, (iv) leases or subleases and licenses and sublicenses granted to others in the ordinary course of the Company's business, not interfering in any material respect with the business of the Company, (v) first priority Liens (A) upon or in any equipment or New Patent Assets acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or New Patent Assets, or Indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment or the acquisition of such New Patent Assets, (B) existing on such equipment or New Patent Assets at the time of its acquisition, provided that the Lien is confined solely to the equipment or New Patent Assets so acquired, and the proceeds of such equipment or New Patent Assets, or (C) on or after the occurrence of the Panasonic Release Event, Liens on the Panasonic Portfolio, (vi) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clause (v) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (vii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods, and (viii) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default.

(nn) "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(oo) "Principal Market" means the Eligible Market that is the principal securities exchange market for the Common Stock.

(pp) "Public Company Date" means the date on which the shares of Common Stock of the Company (or its successor or parent company by merger, recapitalization, reorganization or otherwise) are registered under the Exchange Act.

(qq) "Redemptions" means, collectively, the Event of Default Redemption, the Company Quarterly Redemption and the Company Optional Redemption, each of the foregoing, individually, a Redemption.

(rr) "Redemption Notices" means, collectively, the Event of Default Redemption Notices, the Change of Control Redemption Notices, the Company Quarterly Redemption Notices and the Company Optional Redemption Notice, each of the foregoing, individually, a Redemption Notice.

(ss) "Redemption Percentage" means (i) in the case of the Event of Default described in Section 4(a)(v), 100% or (ii) in the case of all other Events of Default described in Section 4(a), 125%.

(tt) "Redemption Prices" means, collectively, the Event of Default Redemption Price, the Change of Control Redemption Price, the Company Quarterly Redemption Price and the Company Optional Redemption Price, each of the foregoing, individually, a Redemption Price.

(uu) "Related Fund" means, with respect to any Person, a fund or account managed by such Person or an Affiliate of such Person.

(vv) "Required Holders" means the holders of Notes representing at least a majority of the aggregate principal amount then outstanding and shall include Hudson Bay (as defined in the Securities Purchase Agreement) so long as Hudson Bay or any of its Affiliates is a Holder of not less than $50,000 in aggregate principal amount of Notes, Additional Notes and/or Other Notes.

(ww) "Reverse Merger" means the merger contemplated by the Merger Agreement, as amended by the Merger Agreement Amendment (each as defined in the Securities Purchase Agreement).

(xx) "SEC" means the United States Securities and Exchange Commission.

(yy) "Securities Act" means the Securities Act of 1933, as amended.

(zz) "Securities Purchase Agreement" means that certain securities purchase agreement dated as of the Subscription Date by and among the Company’s Inventergy, Inc. subsidiary, which has been assumed by the Company at the Effective Time and the Buyers pursuant to which the Company issued the Notes and the Additional Notes to the Buyers.

(aaa) "Subject Entity" means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(bbb) "Subscription Date" means March 20, 2014.

(ccc) "Subsequent Placement" means any direct or indirect, offer, sale, grant any option to purchase, or other disposition of (or announcement of any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries' equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for Common Stock or Common Stock Equivalents

(ddd) "Successor Entity" means one or more Person or Persons (or, if so elected by the Required Holders, the Company or Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or one or more Person or Persons (or, if so elected by the Required Holders, the Company or the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(eee) "Threshold Amount" means (i) prior to a Full Collateralization Event, $100,000 and (ii) after a Full Collateralization Event, $500,000.

(fff) "Trading Day" means (A) prior to the Public Company Date, any Business Day or (B) on or after the Public Company Date, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the shares of Common Stock are then traded; provided that "Trading Day" shall not include any day on which the shares of Common Stock are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the shares of Common Stock are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

EON COMMUNICATIONS CORPORATION
By:
Name:
Title:

EXHIBIT I

EON COMMUNICATIONS CORPORATION

CONVERSION NOTICE

Reference is made to the Amended and Restated Senior Secured Convertible Note (the "Note") issued to the undersigned by eOn Communications Corporation, a Delaware corporation (the "Company"). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock par value $0.01 per share (the "Common Stock") of the Company, as of the date specified below.

Date of Conversion:

Aggregate Conversion Amount to be converted:

Please confirm by checking the appropriate box whether all or any portion of this Conversion Notice is being delivered to convert any of the following:

☐ Event of Default Redemption Amount ☐ Change of Control Redemption Amount	☐ Company Quarterly Redemption Amount ☐ Company Optional Redemption Amount

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Note is being converted in the following name and to the following address:

Issue to:

Facsimile Number:

Authorization:

By:

Title:

Dated:

Account Number:
(if electronic book entry transfer)

Transaction Code Number:
(if electronic book entry transfer)

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs _______________ to issue the above indicated number of shares of Common Stock.

EON COMMUNICATIONS CORPORATION

By:

Name:
Title:

Schedule 14(f)

Nature of Business

Intellectual property investment, licensing and monetization.

EXHIBIT C

[FORM OF NEW SENIOR SECURED CONVERTIBLE NOTE]

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTIONS 3(c)(iii) AND 17(a) HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(c)(iii) OF THIS NOTE.

eOn Communications corporation

NEW SENIOR SECURED CONVERTIBLE NOTE

Issuance Date: [ ], 2014	Original Principal Amount: U.S. $[ ]

FOR VALUE RECEIVED, eOn Communications Corporation., a Delaware corporation (the "Company"), hereby promises to pay to [BUYER] or registered assigns (the "Holder") the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the "Principal") when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest ("Interest") on any outstanding Principal at the applicable Interest Rate from the date set out above as the Issuance Date (the "Issuance Date") until the same becomes due and payable, whether upon an Interest Date (as defined below), the Maturity Date, acceleration, redemption, conversion or otherwise (in each case in accordance with the terms hereof). This New Senior Secured Convertible Note (including all New Senior Secured Convertible Notes issued in exchange, transfer or replacement hereof, this "Note") is one of an issue of New Senior Secured Convertible Notes issued pursuant to the Merger Agreement, as amended, on the Closing Date (collectively, the "Notes" and such other New Senior Secured Convertible Notes, the "Other Notes"). Certain capitalized terms used herein are defined in Section 29.

(1) PAYMENTS OF PRINCIPAL; PREPAYMENTS. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest and accrued and unpaid Late Charges on such Principal and Interest. The "Maturity Date" shall be May 10, 2018, as may be extended at the option of the Holder (i) in the event that, and for so long as, an Event of Default (as defined in Section 4(a)) shall have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) or any event shall have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) that with the passage of time and the failure to cure would result in an Event of Default and (ii) through the date that is ten (10) Business Days after the consummation of a Change of Control in the event that a Change of Control is publicly announced or a Change of Control Notice (as defined in Section 5(b)) is delivered prior to the Maturity Date. Other than as specifically permitted by this Note, the Company may not prepay any portion of the outstanding Principal or accrued and unpaid Interest on Principal and Interest, if any.

(2) INTEREST; INTEREST RATE. Interest on this Note shall accrue at the Interest Rate commencing on March [ ], 2014, shall be computed on the basis of a 360-day year and twelve 30-day months and shall be payable in arrears for each Calendar Quarter on the fifteenth (15th) day of January, April, July and October of each year or, if any such date falls on a Holiday, the next day that is not a Holiday (each, an "Interest Date") with the first (1st) Interest Date being April 15, 2014. Interest shall be payable to the record holder of this Note in cash on each Interest Date (unless shares of Common Stock are issued upon conversion in lieu of a cash payment, pursuant to the immediately following sentence). Prior to the payment of Interest on an Interest Date, Interest on this Note shall accrue at the Interest Rate and be payable by way of inclusion of the Interest in the Conversion Amount on each Conversion Date in accordance with Section 3(b)(i). From and after the occurrence and during the continuance of an Event of Default, the Interest Rate shall be increased to eighteen percent (18.0%). In the event that such Event of Default is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such cure; provided that the Interest as calculated and unpaid at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of cure of such Event of Default.

(3) CONVERSION OF NOTES. At any time or times after the Issuance Date, this Note shall be convertible into shares of Common Stock, on the terms and conditions set forth in this Section 3.

(a) Conversion Right. Subject to the provisions of Section 3(d), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable shares of Common Stock in accordance with Section 3(c), at the Conversion Rate (as defined below). The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

(b) Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the "Conversion Rate").

(i) "Conversion Amount" means the sum of (A) the portion of the Principal to be converted, redeemed or otherwise with respect to which this determination is being made, (B) accrued and unpaid Interest with respect to such Principal and (C) accrued and unpaid Late Charges, if any, with respect to such Principal and Interest.

(ii) "Conversion Price" means, as of any Conversion Date (as defined below) or other date of determination, [$7.50 divided by the Exchange Ratio] per share, subject to adjustment as provided herein.

(c) Mechanics of Conversion.

(i) Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a "Conversion Date"), the Holder shall (A) transmit by facsimile or electronic mail (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the "Conversion Notice") to the Company and (B) if required by Section 3(c)(iii), surrender this Note to a nationally recognized overnight delivery service for delivery to the Company as soon as practicable on or following such date (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction). On or before the first (1st) Business Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile or electronic mail a confirmation of receipt of such Conversion Notice to the Holder and the Company's transfer agent (the "Transfer Agent"). On or before the third (3rd) Trading Day following the date of receipt of a Conversion Notice (the "Share Delivery Date"), the Company shall (x) provided that the Transfer Agent is participating in the Depository Trust Company's ("DTC") Fast Automated Securities Transfer Program and the Conversion Shares are either registered for issuance or resale by the Holder or eligible for immediate resale by the Holder under Rule 144, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal At Custodian system or (y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. If this Note is physically surrendered for conversion as required by Section 3(c)(iii) and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Business Days after receipt of this Note and at its own expense, issue and deliver to the Holder a new Note (in accordance with Section 17(d)) representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date, irrespective of the date such Conversion Shares are credited to the Holder's account with DTC or the date of delivery of the certificates evidencing such Conversion Shares, as the case may be.

(ii) Company's Failure to Timely Convert. If from and after the Public Company Date the Company shall fail to issue a certificate to the Holder, if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, or credit the Holder's balance account with DTC, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program and the Conversion Shares are either registered for issuance or resale by the Holder or eligible for immediate resale by the Holder under the Rule 144, for the number of shares of Common Stock to which the Holder is entitled upon conversion of any Conversion Amount on or prior to the Share Delivery Date (a "Conversion Failure"), and if from and after the Public Company Date a Conversion Failure occurs or the Company fails to comply with its obligation to deliver shares of Common Stock as contemplated pursuant to clause (y) below, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Holder of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Company (a "Buy-In"), then the Company shall, within three (3) Trading Days after the Holder's request and in the Holder's discretion, either (x) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point the Company's obligation to issue and deliver such certificate or credit the Holder's balance account with DTC, as applicable, for the shares of Common Stock to which the Holder is entitled upon the Holder's conversion of the applicable Conversion Amount shall terminate, or (y) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit the Holder's balance account with DTC for such shares of Common Stock, as applicable, and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price on the Conversion Date.

(iii) Registration; Book-Entry. The Company shall maintain a register (the "Register") for the recordation of the names and addresses of the holders of each Note and the principal amount of the Notes (and stated interest thereon) held by such holders (the "Registered Notes"). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and the holders of the Notes shall treat each Person whose name is recorded in the Register as the owner of a Note for all purposes, including, without limitation, the right to receive payments of Principal and Interest, if any, hereunder, notwithstanding notice to the contrary. A Registered Note may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register. Upon its receipt of a request to assign or sell all or part of any Registered Note by a Holder, the Company shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate principal amount as the principal amount of the surrendered Registered Note to the designated assignee or transferee pursuant to Section 16. Notwithstanding anything to the contrary in this Section 3(c)(iii), the Holder may assign any Note or any portion thereof to an Affiliate of such Holder or a Related Fund of such Holder without delivering a request to assign or sell such Note to the Company and the recordation of such assignment or sale in the Register (a "Related Party Assignment"); provided, that (x) the Company may continue to deal solely with such assigning or selling Holder unless and until such Holder has delivered a request to assign or sell such Note or portion thereof to the Company for recordation in the Register; (y) the failure of such assigning or selling Holder to deliver a request to assign or sell such Note or portion thereof to the Company shall not affect the legality, validity, or binding effect of such assignment or sale and (z) such assigning or selling Holder shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register (the "Related Party Register") comparable to the Register on behalf of the Company, and any such assignment or sale shall be effective upon recordation of such assignment or sale in the Related Party Register. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Principal amount represented by this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Company shall maintain records showing the Principal, Interest and Late Charges, if any, converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder, so as not to require physical surrender of this Note upon conversion.

(iv) Pro Rata Conversion; Disputes. In the event that the Company receives a Conversion Notice from more than one holder of Notes or Additional Notes for the same Conversion Date and the Company can convert some, but not all, of such portions of the Notes and Additional Notes submitted for conversion, the Company, subject to Section 3(d), shall convert from each holder of Notes and Additional Notes electing to have Notes or Additional Notes converted on such date a pro rata amount of such holder's portion of its Notes and Additional Notes submitted for conversion based on the Principal amount of Notes and Additional Notes submitted for conversion on such date by such holder relative to the aggregate principal amount of all Notes and Additional Notes submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to the Holder in connection with a conversion of this Note, the Company shall issue to the Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 22.

(d) Limitations on Conversions. From and after the Public Company Date, the Company shall not effect the conversion of any portion of this Note, and the Holder shall not have the right to convert any portion of this Note, to the extent that after giving effect to such conversion, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the "Maximum Percentage") of the shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) conversion of the remaining, nonconverted portion of this Note beneficially owned by the Holder or any of the other Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants, including the Additional Notes) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 3(d). For purposes of this Section 3(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of determining the number of outstanding shares of Common Stock the Holder may acquire upon the conversion of the Note without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (i) the Company's most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q or, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (ii) a more recent public announcement by the Company or (iii) any other written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding (the "Reported Outstanding Share Number"). If the Company receives a Conversion Notice from a Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Conversion Notice would otherwise cause the Holder's beneficial ownership, as determined pursuant to this Section 3(d), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of shares of Common Stock to be purchased pursuant to such Conversion Notice. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon conversion of this Note results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which the Holder's and the other Attribution Parties' aggregate beneficial ownership exceeds the Maximum Percentage (the "Excess Shares") shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of Notes that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Note in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3(d) to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 3(d) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Note. The Company shall be entitled to accept any Conversion Notice as the Holder's conclusive determination that such conversion meets the requirements of this section, without further inquiry unless the Holder provides notice to the contrary, in which case the Company and the Holder shall reasonably cooperate with each other to give effect to the provisions of this Section 3(d).

(4) RIGHTS UPON EVENT OF DEFAULT.

(a) Event of Default. Each of the following events shall constitute an "Event of Default":

(i) from and after the Public Company Date, the suspension from trading or failure of the Common Stock to be listed on an Eligible Market for a period of two (2) consecutive Trading Days or for more than an aggregate of ten (10) Trading Days in any 365-day period;

(ii) the Company's (A) failure to cure a Conversion Failure by delivery of the required number of shares of Common Stock within five (5) Business Days after the applicable Conversion Date (unless the Conversion Notice to which such Conversion Failure relates has been satisfied in full by payment of the Buy-In Price to the Holder in accordance with Section 3(c)(ii)(x)) or (B) notice, written or oral, to any holder of the Notes or Additional Notes, including by way of public announcement or through any of its agents, at any time, of its intention not to comply with a request for conversion of any Notes or Additional Notes into shares of Common Stock that is tendered in accordance with the provisions of the Notes or Additional Notes, other than pursuant to Section 3(d) (or similar provisions under the Other Notes and the Additional Notes);

(iii) at any time following the fifth (5th) consecutive Business Day that the Holder's Authorized Share Allocation is less than the number of shares of Common Stock that the Holder would be entitled to receive upon a conversion of the full Conversion Amount of this Note or Additional Notes (without regard to any limitations on conversion set forth in Section 3(d) or otherwise (or similar provisions under the Other Notes and the Additional Notes));

(iv) (A) prior to a Full Collateralization Event, the Company's failure to pay to the Holder any amount of Principal, Interest, Late Charges or other amounts when and as due under this Note or the Additional Notes (including, without limitation, the Company's failure to pay any redemption amounts hereunder) or any other Transaction Document (as defined in the Securities Purchase Agreement) or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby to which the Holder is a party, except, in the case of a failure to pay Interest and/or Late Charges (or the equivalent in any other Transaction Document) when and as due, in which case only if such failure continues for a period of at least seven (7) Business Days and (B) after a Full Collateralization Event, the Company's failure to pay to the Holder any amount of Principal or Interest when and as due under this Note or the Additional Notes (including, without limitation, the Company's failure to pay any redemption amounts hereunder), except, in the case of a failure to pay Interest when and as due, in which case only if such failure continues for a period of at least seven (7) Business Days;

(v) the Company or any of its Subsidiaries (as defined in the Securities Purchase Agreement), pursuant to or within the meaning of Title 11, U.S. Code, or any similar Federal, foreign or state law for the relief of debtors (collectively, "Bankruptcy Law"), (A) commences a voluntary bankruptcy case, (B) consents to the entry of an order for relief against it in an involuntary bankruptcy case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a "Custodian"), (D) makes a general assignment for the benefit of its creditors or (E) admits in writing that it is generally unable to pay its debts as they become due;

(vi) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company or any of its Subsidiaries in an involuntary case, (B) appoints a Custodian of the Company or any of its Subsidiaries or (C) orders the liquidation of the Company or any of its Subsidiaries;

(vii) a final judgment or judgments for the payment of money aggregating in excess of the Threshold Amount are rendered against the Company or any of its Subsidiaries and which judgments are not, within sixty (60) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the Threshold Amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;

(viii) prior to a Full Collateralization Event, other than as specifically set forth in another clause of this Section 4(a), the Company or any of its Subsidiaries breaches any material representation, warranty, covenant or other term or condition of any Transaction Document, except, in the case of a breach of a covenant or other term or condition of any Transaction Document which is curable, only if such breach continues for a period of at least ten (10) consecutive Business Days;

(ix) any breach or failure in any respect to comply with Section 14 of this Note except, where such breach or failure is curable, only if such breach or failure continues for a period of at least ten (10) consecutive Business Days;

(x) the Company or any Subsidiary shall fail to perform or comply with any covenant or agreement contained in any Security Document to which it is a party, except, if such breach or failure is curable, only if such breach or failure continues for a period of at least ten (10) consecutive Business Days;

(xi) any material provision of any Security Document (as defined in the Securities Purchase Agreement) (as determined by the Collateral Agent (as defined in the Securities Purchase Agreement) in its sole discretion) shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the Company or any Subsidiary intended to be a party thereto in accordance with its terms, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any Subsidiary or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Company or any Subsidiary shall deny in writing that it has any liability or obligation purported to be created under any Security Document;

(xii) any Security Document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien in favor of the Collateral Agent for the benefit of the holders of the Notes on any Collateral (as defined in the Security Documents) purported to be covered thereby;

(xiii) any bank at which any deposit account, blocked account, or lockbox account of the Company or any Subsidiary is maintained shall fail to comply with any material term of any deposit account, blocked account, lockbox account or similar agreement to which such bank is a party or any securities intermediary, commodity intermediary or other financial institution at any time in custody, control or possession of any investment property of the Company or any Subsidiary shall fail to comply with any of the terms of any investment property control agreement to which such Person is a party (it being understood that only accounts pursuant to which the Collateral Agent has requested account control agreements should be subject to this clause (x));

(xiv) any default under, redemption of or acceleration prior to maturity of an aggregate amount of Indebtedness in excess of the Threshold Amount of the Company or any of its Subsidiaries;

(xv) any breach or failure in any respect to comply with Section 8(d) of this Note;

(xvi) any Event of Default (as defined in the Additional Notes) occurs with respect to any Additional Notes; or

(xvii) any Event of Default (as defined in the Other Notes) occurs with respect to any Other Notes.

(b) Redemption Right. Upon the occurrence of an Event of Default with respect to this Note or any Other Note or the Additional Notes, the Company shall within three (3) Business Days of becoming aware of such Event of Default deliver written notice thereof via facsimile and overnight courier (an "Event of Default Notice") to the Holder specifying the facts surrounding the applicable Event of Default and which clause of Section 4(a) triggered such Event of Default. At any time after the earlier of the Holder's receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, the Holder may require the Company to redeem (an "Event of Default Redemption") all or any portion of this Note by delivering written notice thereof (the "Event of Default Redemption Notice") to the Company, which Event of Default Redemption Notice shall indicate the portion of this Note the Holder is electing to require the Company to redeem. Each portion of this Note subject to redemption by the Company pursuant to this Section 4(b) shall be redeemed by the Company in cash by wire transfer of immediately available funds and/or by the Company instructing the Collateral Agent to make payments of the holders of Notes by delivering a written notice on the Company's letterhead signed by an authorized officer of the Company delivered at least two (2) Business Days prior to the applicable Event of Default Redemption Date, specifying (I) the applicable amount to be paid to each applicable holder of Notes, which amount shall not exceed the aggregate amount of Deemed Repayment Amount(s) (as defined in Section 8(e)) previously deposited by the Company in the Control Account pursuant to Section 8(e) and (II) the wire instructions of each such applicable holder(s) of Notes, which aggregate amounts shall equal to (i) (A) prior to the Public Company Date, (B) after the Public Company Date as long as there is no Equity Conditions Failure and the applicable Event of Default Redemption is not triggered by any Major Event of Default and (C) after a Full Collateralization Event regardless of whether or not there is an Equity Conditions Failure if the applicable Event of Default Redemption is triggered by an Event of Default set forth in either Section 4(a)(vii) or Section 4(a)(xiv), the product of (1) the Redemption Percentage and (2) the Conversion Amount to be redeemed and (ii) (A) after the Public Company Date if there is an Equity Conditions Failure or (B) after the Public Company Date if the applicable Event of Default Redemption is triggered by any Major Event of Default regardless of whether or not there is an Equity Conditions Failure, the greater of (1) the product of (I) the Redemption Percentage and (II) the Conversion Amount to be redeemed and (2) the product of (I) the Conversion Amount being redeemed and (II) the quotient determined by dividing (A) the greatest Closing Sale Price of the shares of Common Stock during the period beginning on the date immediately preceding such Event of Default and ending on the date the Holder delivers the Event of Default Redemption Notice, by (B) the lowest Conversion Price in effect during such period (the "Event of Default Redemption Price"). Redemptions required by this Section 4(b) shall be made in accordance with the provisions of Section 11. Notwithstanding anything to the contrary in this Section 4(b), but subject to Section 3(d), until the Event of Default Redemption Price (together with any interest thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 4(b) (together with any interest thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3. To the extent redemptions required by this Section 4(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the Note by the Company, such redemptions shall be deemed to be voluntary prepayments. The parties hereto agree that in the event of the Company's redemption of any portion of the Note under this Section 4(b), the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any Event of Default redemption premium due under this Section 4(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not as a penalty.

(5) RIGHTS UPON FUNDAMENTAL TRANSACTION AND CHANGE OF CONTROL.

(a) Assumption. The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Note and the other Transaction Documents in accordance with the provisions of this Section 5(a) pursuant to written agreements in form and substance reasonably satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements, if so requested by the Holder to deliver to each holder of Notes in exchange for such Notes a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Notes, including, without limitation, having a principal amount and interest rate equal to the principal amounts and the interest rates of the Note then outstanding held by such holder, having similar conversion rights and having similar ranking and security to the Note, and satisfactory to the Required Holders. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note referring to the "Company" shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of the Fundamental Transaction with a Successor Entity whose stock is publicly traded, such Successor Entity shall deliver (in addition to and without limiting any right under this Note) to the Holder in exchange for this Note a security of the Successor Entity and/or Successor Entities evidenced by a written instrument substantially similar in form and substance to this Note and convertible for a corresponding number of shares of capital stock of the Successor Entity and/or Successor Entities (the "Successor Capital Stock") equivalent (as set forth below) to the shares of Common Stock acquirable and receivable upon conversion of this Note (without regard to any limitations on conversion, including without limitation, the Maximum Percentage, if applicable) prior to such Fundamental Transaction (such corresponding number of shares of Successor Capital Stock to be delivered to the Holder shall equal the greater of (A) the quotient of (i) the aggregate dollar value of all consideration (including cash consideration and any consideration other than cash ("Non-Cash Consideration"), in such Fundamental Transaction, as such values are set forth in any definitive agreement for the Fundamental Transaction that has been executed at the time of the first public announcement of the Fundamental Transaction or, if no such value is determinable from such definitive agreement, as determined in accordance with Section 22 with the term "Non-Cash Consideration" being substituted for the term "Conversion Price") that the Holder would have been entitled to receive upon the happening of such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction, had this Note been converted immediately prior to such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction (without regard to any limitations on conversion, including without limitation, the Maximum Percentage, if applicable) (the "Aggregate Consideration") divided by (ii) the per share Closing Sale Price of such Successor Capital Stock on the Trading Day immediately prior to the consummation or occurrence of the Fundamental Transaction and (B) the product of (i) the quotient of (x) the Aggregate Consideration divided by (y) the Closing Sale Price of the Common Stock on the Trading Day immediately prior to the consummation or occurrence of the Fundamental Transaction and (ii) the highest exchange ratio pursuant to which any stockholder of the Company may exchange Common Stock for Successor Capital Stock) (provided, however, to the extent that the Holder's right to receive any such shares of publicly traded common stock (or their equivalent) of the Successor Entity would result in the Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, then the Holder shall not be entitled to receive such shares to such extent (and shall not be entitled to beneficial ownership of such shares of publicly traded common stock (or their equivalent) of the Successor Entity as a result of such consideration to such extent) and the portion of such shares shall be held in abeyance for the Holder until such time or times, as its right thereto would not result in the Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be delivered such shares to the extent as if there had been no such limitation), and, such security shall be reasonably satisfactory to the Holder, and with a conversion price equivalent to the Conversion Price hereunder (such adjustments to the conversion price being for the purpose of protecting after the consummation or occurrence of such Fundamental Transaction the economic value of this Note that was in effect immediately prior to the consummation or occurrence of such Fundamental Transaction, as elected by the Holder solely at its option). Upon occurrence or consummation of the Fundamental Transaction, and it shall be a required condition to the occurrence or consummation of such Fundamental Transaction that, the Company and the Successor Entity or Successor Entities shall deliver to the Holder confirmation that there shall be issued upon conversion of this Note at any time after the occurrence or consummation of the Fundamental Transaction, as elected by the Holder solely at its option, Common Shares, Successor Capital Stock or, in lieu of the Common Shares or Successor Capital Stock (or other securities, cash, assets or other property purchasable upon the conversion of this Note prior to such Fundamental Transaction), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights), which for purposes of clarification may continue to be shares of Common Stock, if any, that the Holder would have been entitled to receive upon the happening of such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction, had this Note been converted immediately prior to such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction (without regard to any limitations on conversion, including without limitation, the Maximum Percentage, if applicable), as adjusted in accordance with the provisions of this Note. The provisions of this Section 5(a) shall apply similarly and equally to successive Fundamental Transactions. For clarity, following the consummation or occurrence of a Fundamental Transaction provided that a Successor Entity assumes this Note in full compliance with the provisions set forth in this Section 5(a), the Holder shall not also have a right to receive upon conversion of this Note shares of Common Stock of the Company, but, rather, will be entitled to receive upon conversion of this Note shares of the Successor Capital Stock as provided herein. Notwithstanding anything herein to the contrary, the Successor Entity of the Company as a result of the Reverse Merger shall assume the Company's obligations under this Note in accordance with the Merger Agreement Amendment (as defined in the Securities Purchase Agreement).

(b) Redemption Right. No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof to the Holder (a "Change of Control Notice"). At any time during the period beginning on the earlier to occur of (i) any written agreement by the Company or any of its Subsidiaries, upon consummation of which the transaction contemplated thereby would reasonably be expected to result in a Change of Control, (ii) the Holder becoming aware of a Change of Control and (iii) the Holder's receipt of a Change of Control Notice and ending twenty (20) Business Days after the date of the consummation of such Change of Control, the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof ("Change of Control Redemption Notice") to the Company, which Change of Control Redemption Notice shall indicate the Conversion Amount the Holder is electing to require the Company to redeem. The portion of this Note subject to redemption pursuant to this Section 5(b) shall be redeemed by the Company in cash by wire transfer of immediately available funds at a price equal to (i) before the Public Company Date, 125% of the Conversion Amount and (ii) after the Public Company Date, the greater of (1) 125% of the Conversion Amount and (2) the product of (I) the Conversion Amount being redeemed and (II) the quotient determined by dividing (A) the greatest Closing Sale Price of the shares of Common Stock during the period beginning on the date immediately preceding the earlier to occur of (x) the consummation of the Change of Control and (y) the public announcement of such Change of Control, and ending on the date the Holder delivers the Change of Control Redemption Notice, by (B) the lowest Conversion Price in effect during such period (the "Change of Control Redemption Price"). Redemptions required by this Section 5 shall be made in accordance with the provisions of Section 11 and shall have priority to payments to stockholders in connection with a Change of Control. Notwithstanding anything to the contrary in this Section 5, but subject to Section 3(d), until the Change of Control Redemption Price (together with any interest thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 5(b) (together with any interest thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3. To the extent redemptions required by this Section 5(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the Note by the Company, such redemptions shall be deemed to be voluntary prepayments. The parties hereto agree that in the event of the Company's redemption of any portion of the Note under this Section 5(b), the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any Change of Control redemption premium due under this Section 5(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not as a penalty. Notwithstanding anything to the contrary contained herein, if the Required Holders explicitly approve of a Change of Control transaction in writing, the Required Holders shall be deemed to have waived their rights hereunder to redeem Notes for an amount in excess of the applicable Conversion Amount in connection with such Change of Control transaction. Any such waiver by the Required Holders will apply to all holders of Notes.

(6) DISTRIBUTION OF ASSETS; RIGHTS UPON ISSUANCE OF PURCHASE RIGHTS AND OTHER CORPORATE EVENTS.

(a) Distribution of Assets. If the Company shall declare or make any dividend or other distributions of its assets (or rights to acquire its assets) to any or all holders of shares of Common Stock, by way of return of capital or otherwise (including without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (the "Distributions"), then the Holder will be entitled to such Distributions as if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note) immediately prior to the date on which a record is taken for such Distribution or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for such Distributions (provided, however, that to the extent that the Holder's right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, if applicable, then the Holder shall not be entitled to participate in such Distribution to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to such extent) and the portion of such Distribution shall be held in abeyance for the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such rights (and any rights under this Section 6(a) on such initial rights or on any subsequent such rights to be held similarly in abeyance) to the same extent as if there had been no such limitation).

(b) Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note) immediately prior to the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that the Holder's right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, if applicable, then the Holder shall not be entitled to participate in such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right to be held similarly in abeyance) to the same extent as if there had been no such limitation).

(c) Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the occurrence or consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities, cash, assets or other property with respect to or in exchange for shares of Common Stock (a "Corporate Event"), the Company shall make appropriate provision to insure that, and any applicable Successor Entity or Successor Entities shall ensure that, and it shall be a required condition to the occurrence or consummation of such Corporate Event that, the Holder will thereafter have the right to receive upon conversion of this Note at any time after the occurrence or consummation of the Corporate Event, shares of Common Stock or Successor Capital Stock or, if so elected by the Holder, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) receivable or purchasable upon the conversion of this Note prior to such Corporate Event (but not in lieu of such items still issuable under Sections 6(a) and 6(b), which shall continue to be receivable on the Common Stock or on the such shares of stock, securities, cash, assets or any other property otherwise receivable with respect to or in exchange for shares of Common Stock), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights and any shares of Common Stock) which the Holder would have been entitled to receive upon the occurrence or consummation of such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event, had this Note been converted immediately prior to such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event (without regard to any limitations on conversion of this Note). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Required Holders. The provisions of this Section 6 shall apply similarly and equally to successive Corporate Events.

(7) RIGHTS UPON ISSUANCE OF OTHER SECURITIES.

(a) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Company at any time on or after the Subscription Date subdivides (by any stock dividend, stock split, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

(b) Voluntary Adjustment by Company. The Company may at any time during the term of this Note reduce the then current Conversion Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

(8) PREPAYMENTS.

(a) Quarterly Redemptions. From and after October 15, 2014, on each Interest Date (each, a "Company Quarterly Redemption Date" and the first Company Quarterly Redemption Date hereunder, the "First Company Quarterly Redemption Date") through and including the Maturity Date (the "Maturity Company Quarterly Redemption Date"), so long as there has been no Equity Conditions Failure, the Company, in addition to paying to the Holder Interest in accordance with Section 2, shall redeem such portion of the Principal amount then outstanding under this Note equal to the difference obtained by subtracting (A) other than with respect to the Maturity Company Quarterly Redemption Date, the Holder's Holder Pro Rata Amount of the Available Proceeds as of the applicable Company Quarterly Redemption Date since the immediately preceding Company Quarterly Redemption Date (or since the Issuance Date if the applicable Company Quarterly Redemption Date is the First Company Quarterly Redemption Date), in each case, that the Company has deposited in the Control Account pursuant to Section 8(d), from (B) the Applicable Percentage of such Principal amount then outstanding (the "Company Quarterly Redemption Amount") (a "Company Quarterly Redemption"); provided, however, that to the extent there remains any excess Available Proceeds after offsetting such Available Proceeds against the applicable Company Quarterly Redemption Amount pursuant to this sentence, such excess Available Proceeds may be carried forward and reduce any subsequent Company Quarterly Redemption(s) until all such excess Available Proceeds have been offset against subsequent Company Quarterly Redemption Amount(s). In the event that the Company Quarterly Redemption Amount is less than zero (0) for such date, the Company Quarterly Redemption Amount shall equal zero (0) for such date. The portion of this Note subject to redemption pursuant to this Section 8(a) shall be redeemed by the Company in cash at a price equal to the Company Quarterly Redemption Amount being redeemed (the "Company Quarterly Redemption Price") and shall serve to first pay the accrued and unpaid Late Charges, then, to the extent any Company Quarterly Redemption Amount remains available, pay the accrued and unpaid Interest and then, to the extent any Company Quarterly Redemption Amount remains available, pay the Principal amount. The Company shall, at least ten (10) Trading Days prior to the applicable Company Quarterly Redemption Date, deliver a written notice by facsimile and overnight courier to all, but not less than all, of the holders of Notes (the "Company Quarterly Redemption Notice" and the date all of the holders of the Notes received such notice is referred to as the "Company Quarterly Redemption Notice Date"), which Company Quarterly Redemption Notice shall (i) state the aggregate Conversion Amount of the Notes and Additional Notes subject to Company Quarterly Redemption from the Holder and all of the other holders of the Notes and Additional Notes pursuant to this Section 8(a) (and analogous provisions under the Other Notes and the Additional Notes) on the applicable Company Quarterly Redemption Date, (ii) state the respective portions of the accrued and unpaid Late Charges, the accrued and unpaid Interest and the Principal amount that is being redeemed, (iii) include a certification by the Company's Chief Financial Officer indicating the calculation of the aggregate Available Proceeds during the applicable Calendar Quarter, (iv) include a certification by the Company's Chief Financial Officer demonstrating the current balance of cash in the Control Account and (v) certify that there has been no Equity Conditions Failure as of the Company Quarterly Redemption Notice Date. On the applicable Company Quarterly Redemption Date the Company shall deliver or shall cause to be delivered to the Holder the Company Quarterly Redemption Price in cash by wire transfer of immediately available funds pursuant to wire instructions provided by the Holder in writing to the Company. If the Company confirmed that there was no Equity Conditions Failure as of the applicable Company Quarterly Redemption Notice Date but an Equity Conditions Failure occurred between the applicable Company Quarterly Redemption Notice Date and any time through the applicable Company Quarterly Redemption Date (a "Company Quarterly Redemption Intervening Period"), the Company shall provide the Holder a subsequent notice to that effect. If the Equity Conditions are not satisfied (or waived in writing by the Holder) during such Company Quarterly Redemption Intervening Period, then the Company Quarterly Redemption shall be null and void with respect to all or any part designated by the Holder of the unconverted Company Quarterly Redemption Amount and, except as provided in Section 8(e), the Holder shall be entitled to all the rights of a holder of this Note with respect to such Company Quarterly Redemption Amount. If the Company Quarterly Redemption occurs after the Public Company Date, the Company shall, to the extent all information that constitutes material, nonpublic information of the Company with respect to the Company Quarterly Redemption is not publicly available, within one (1) Business Day of the applicable Company Quarterly Redemption Notice Date, publicly disclose (as part of an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or on a Current Report on Form 8-K or otherwise), that (1) a Company Quarterly Redemption has occurred and that, pursuant to the terms of the Notes, the Company is required to redeem at the Company Quarterly Redemption Price the applicable portion of the Conversion Amount, (2) the amount of Available Proceeds and (3) the current balance of cash in the Control Account. In the event of a dispute as to the determination of the Available Proceeds or the Company Quarterly Redemption Amount (the "Disputed Amount"), the Company shall redeem the Notes for up to the applicable Company Quarterly Redemption Amount not in dispute and resolve such dispute in accordance with Section 22 with the term "Disputed Amount" being substituted for the term "Redemption Price". Company Quarterly Redemptions made pursuant to this Section 8(a) shall be made in accordance with Section 11. Notwithstanding anything to the contrary in this Section 8(a), but subject to Section 3(d), until each applicable Company Quarterly Redemption Price (together with any interest thereon) is paid in full, the applicable Company Quarterly Redemption Amount (together with any interest thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3. In the event that the Holder elects to convert the applicable Company Quarterly Conversion Amount prior to the applicable Company Quarterly Redemption Date, the Conversion Amount so converted shall be deducted from the applicable Company Quarterly Redemption Amount to be paid hereunder on the applicable Company Quarterly Redemption Date. To the extent redemptions required by this Section 8(a) are deemed or determined by a court of competent jurisdiction to be prepayments of the Note by the Company, such redemptions shall be deemed to be voluntary prepayments.

(b) Company Optional Redemption. In addition to the Company Quarterly Redemptions pursuant to Section 8(a), so long as there has been no Equity Conditions Failure, the Company may redeem up to fifty percent (50%) of the Conversion Amount that is outstanding hereunder as of the applicable date of determination (the "Company Optional Redemption Amount" and together with a Company Quarterly Redemption Amount, a "Prepayment Amount") as designated in the Company Optional Redemption Notice on the Company Optional Redemption Date (each as defined below) (a "Company Optional Redemption" and together with a Company Quarterly Redemption, a "Prepayment"). The portion of this Note subject to redemption pursuant to this Section 8(b) shall be redeemed by the Company in cash at a price equal to the Company Optional Redemption Amount being redeemed (the "Company Optional Redemption Price" and together with a Company Quarterly Redemption Price, a "Prepayment Price") and shall serve to first pay any accrued and unpaid Late Charges, then, to pay any accrued and unpaid Interest and then, to pay the Principal amount. The Company may effect only one (1) Company Optional Redemption. The Company shall deliver a written notice by facsimile and overnight courier to all, but not less than all, of the holders of Notes and Additional Notes (the "Company Optional Redemption Notice" and the date all of the holders of the Notes received such notice is referred to as the "Company Optional Redemption Notice Date"), which Company Optional Redemption Notice shall (i) state (a) the Trading Day on which the Company Optional Redemption shall occur, which Trading Day shall not be less than twenty (20) Trading Days following the Company Optional Redemption Notice Date (the "Company Optional Redemption Date" and together with a Company Quarterly Redemption Date, a "Prepayment Date") and (b) the aggregate Conversion Amount of the Notes and Additional Notes subject to Company Optional Redemption from the Holder and all of the other holders of the Notes and Additional Notes pursuant to this Section 8(b) (and analogous provisions under the Other Notes and the Additional Notes) on the applicable Company Optional Redemption Date and (c) the respective portions of accrued and unpaid Late Charges, accrued and unpaid Interest and the Principal amount that is being redeemed and (ii) certify that there has been no Equity Conditions Failure as of the Company Optional Redemption Notice Date. On the applicable Company Optional Redemption Date the Company shall deliver or shall cause to be delivered to the Holder the Company Optional Redemption Price in cash by wire transfer of immediately available funds pursuant to wire instructions provided by the Holder in writing to the Company. If the Company confirmed that there was no Equity Conditions Failure as of the applicable Company Optional Redemption Notice Date but an Equity Conditions Failure occurred between the applicable Company Optional Redemption Notice Date and any time through the applicable Company Optional Redemption Date (a "Company Optional Redemption Intervening Period"), the Company shall provide the Holder a subsequent notice to that effect. If the Equity Conditions are not satisfied (or waived in writing by the Holder) during such Company Optional Redemption Intervening Period, then the Company Optional Redemption shall be null and void with respect to all or any part designated by the Holder of the unconverted Company Optional Redemption Amount and, except as provided in Section 8(e), the Holder shall be entitled to all the rights of a holder of this Note with respect to such Company Optional Redemption Amount. If the Company Optional Redemption occurs after the Public Company Date, the Company shall, within one (1) Business Day of the Company Optional Redemption Notice Date, publicly disclose (as part of an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or on a Current Report on Form 8-K or otherwise), that the Company elected to cause a Company Optional Redemption and that, pursuant to the terms of the Notes, the Company is required to redeem at the Company Optional Redemption Price the applicable portion of the Conversion Amount. A Company Optional Redemption made pursuant to this Section 8(b) shall be made in accordance with Section 11. Notwithstanding anything to the contrary in this Section 8(b), but subject to Section 3(d), until the Company Optional Redemption Price (together with any interest thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 8(b) (together with any interest thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3. In the event that the Holder elects to convert the Company Optional Conversion Amount prior to the Company Optional Redemption Date, the Conversion Amount so converted shall be deducted from the Company Optional Redemption Amount to be paid hereunder on the Company Optional Redemption Date. To the extent redemptions required by this Section 8(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the Note by the Company, such redemptions shall be deemed to be voluntary prepayments.

(c) Pro Rata Redemption Requirement. If a Company Quarterly Redemption or a Company Optional Redemption occurs pursuant to Section 8(a) or Section 8(b), respectively, (or similar provisions under the Other Notes and the Additional Notes) then the Company must simultaneously take the same action in the same proportion with respect to the Other Notes and the Additional Notes. If a Company Quarterly Redemption or a Company Optional Redemption occurs pursuant to Section 8(a) or Section 8(b), respectively (or similar provisions under the Other Notes and the Additional Notes) with respect to less than all of the Conversion Amounts of the Notes and the Additional Notes then outstanding, then the Company shall redeem a Conversion Amount from each of the holders of the Notes and the Additional Notes equal to the product of (i) the aggregate Company Quarterly Redemption Amount of Notes and Additional Notes subject to a Company Quarterly Redemption pursuant to Section 8(a) or the aggregate Company Optional Redemption Amount of Notes and Additional Notes subject to a Company Optional Redemption pursuant to Section 8(b), as applicable, multiplied by (ii) the fraction, the numerator of which is the sum of the aggregate Original Principal Amount of the Notes and Additional Notes purchased by such holder of outstanding Notes and Additional Notes and the denominator of which is the sum of the aggregate Original Principal Amount of the Notes and Additional Notes purchased by all holders holding outstanding Notes and Additional Notes (such fraction with respect to each holder is referred to as its "Redemption Allocation Percentage", and such amount with respect to each holder is referred to as its "Pro Rata Redemption Amount"); provided, however, that in the event that any holder's Pro Rata Redemption Amount exceeds the outstanding Principal amount of such holder's Note and Additional Note, then such excess Pro Rata Redemption Amount shall be allocated amongst the remaining holders of Notes and Additional Notes in accordance with the foregoing formula. In the event that the initial holder of any Notes or Additional Notes shall sell or otherwise transfer any of such holder's Notes or Additional Notes, the transferee shall be allocated a pro rata portion of such holder's Redemption Allocation Percentage and Pro Rata Redemption Amount.

(d) Control Account. In addition to the foregoing, (i) prior to the occurrence of a Full Collateralization Event, on each Company Quarterly Redemption Date the Company shall deposit the Available Proceeds for the whole Calendar Quarter immediately preceding the applicable Company Quarterly Redemption Date in the Control Account and (ii) the Company may at any time and from time to time increase the amount of cash deposited in the Control Account and any such cash deposited shall be taken into account to determine whether a Full Collateralization Event has occurred. After the occurrence of a Full Collateralization Event, the Collateral Agent shall pay any Excess Amount (i) to the Company within two (2) Business Days of the existence of such Excess Amount (the "Excess Amount Payment Date") or (ii) at the Company's option, upon receipt of a written notice by the Company on the Company's letterhead signed by an authorized officer of the Company, to the Collateral Agent delivered by the earlier of the Excess Amount Payment Date and at least two (2) Business Days prior to the applicable Prepayment Date, specifying (I) the applicable permissible Prepayment Amount to be paid to any holder of Notes and (II) the wire instructions of such holder(s) of Notes, provided that the Company's option to require the Collateral Agent to pay any Excess Amount pursuant to clause (ii) above is subject to (A) such amount being paid from, and not exceeding, the Excess Amount and (B) after giving effect to the payment of such Prepayment Amount a Full Collateralization Event must be continuing.

(e) Deemed Note Repayment. Notwithstanding anything herein to the contrary, in the event the Company is unable to make a Prepayment pursuant to the terms of this Section 8 because of an Equity Conditions Failure, the Company shall deposit the applicable Prepayment Price in the Control Account on or prior to the applicable Prepayment Date and the applicable Prepayment Amount (the "Deemed Repayment Amount") shall remain outstanding and the Holder shall be entitled to all the rights of a holder of this Note with respect to such Prepayment Amount, except that (i) any Interest pursuant to Section 2 on such Deemed Repayment Amount shall cease to accrue as of the applicable Prepayment Date and (ii) Sections 4(a)(iv) through 4(a)(xvii), clause (ii) of the definition of Change of Control Redemption Price in Section 5(b), Section 8, Section 13 and Section 14 shall cease to apply, in each case, solely with respect to such Deemed Repayment Amount.

(9) NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note.

(10) RESERVATION OF AUTHORIZED SHARES.

(a) Reservation. The Company shall initially reserve out of its authorized and unissued Common Stock a number of shares of Common Stock for each of the Notes and the Additional Notes equal to 130% of the Conversion Rate with respect to the Conversion Amount of each such Note as of the Issuance Date. So long as any of the Notes and the Additional Notes are outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Notes and the Additional Notes, the number of shares of Common Stock specified above in this Section 10(a) as shall from time to time be necessary to effect the conversion of all of the Notes then outstanding; provided, that at no time shall the number of shares of Common Stock so reserved be less than the number of shares required to be reserved pursuant hereto (in each case, without regard to any limitations on conversions) (the "Required Reserve Amount"). The initial number of shares of Common Stock reserved for conversions of the Notes and the Additional Notes and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Notes and the Additional Notes based on the principal amount of the Notes and Additional Notes held by each holder at the Closing (as defined in the Securities Purchase Agreement) or increase in the number of reserved shares, as the case may be (the "Authorized Share Allocation"). In the event that a holder shall sell or otherwise transfer any of such holder's Notes or Additional Notes, each transferee shall be allocated a pro rata portion of such holder's Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Notes or Additional Notes shall be allocated to the remaining holders of Notes and Additional Notes, pro rata based on the principal amount of the Notes and Additional Notes then held by such holders.

(b) Insufficient Authorized Shares. If at any time while any of the Notes and Additional Notes remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of shares of Common Stock equal to the Required Reserve Amount (an "Authorized Share Failure"), then the Company shall immediately take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Notes then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall either (i) obtain the written consent of its stockholders for the approval of an increase in the number of authorized shares of Common Stock and provide each stockholder with an information statement with respect thereto or (ii) hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause its Board of Directors to recommend to the stockholders that they approve such proposal.

(11) REDEMPTIONS.

(a) The Company shall deliver the applicable Event of Default Redemption Price to the Holder within five (5) Business Days after the Company's receipt of the Holder's Event of Default Redemption Notice (the "Event of Default Redemption Date"). If the Holder has submitted a Change of Control Redemption Notice in accordance with Section 5(b), the Company shall deliver the applicable Change of Control Redemption Price to the Holder (i) concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control and (ii) within five (5) Business Days after the Company's receipt of such notice otherwise (such date, the "Change of Control Redemption Date"). The Company shall deliver the applicable Company Quarterly Redemption Price to the Holder on the applicable Company Quarterly Redemption Date. The Company shall deliver the applicable Company Optional Redemption Price to the Holder on the applicable Company Optional Redemption Date. The Company shall pay the applicable Redemption Price to the Holder in cash by wire transfer of immediately available funds on the applicable due date if the Holder has provided the Company with wire instructions at least one (1) Business Day prior to such Redemption Date, and otherwise by certified or bank check mailed to the address of the Holder as shown on the Register. In the event of a redemption of less than all of the Conversion Amount of this Note, if requested by the Holder with an undertaking to return the original Note to the Company, the Company shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 17(d)) representing the outstanding Principal which has not been redeemed and any accrued Interest on such Principal which shall be calculated as if no Redemption Notice has been delivered. In the event that the Company does not pay the applicable Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Note representing the Conversion Amount that was submitted for redemption and for which the applicable Redemption Price (together with any Late Charges thereon) has not been paid. Upon the Company's receipt of such notice, (x) the applicable Redemption Notice shall be null and void with respect to such Conversion Amount and (y) the Company shall immediately return this Note, or issue a new Note (in accordance with Section 17(d)) to the Holder representing such Conversion Amount to be redeemed. The Holder's delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company's obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Conversion Amount subject to such notice.

(b) Redemption by Other Holders. Upon the Company's receipt of notice from any of the holders of the Other Notes or the Additional Notes for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described in Section 4(b), Section 5(b) or Section 8 or pursuant to equivalent provisions set forth in the Other Notes and the Additional Notes (each, an "Other Redemption Notice"), the Company shall immediately, but no later than three (3) Business Days of its receipt thereof, forward to the Holder by facsimile a copy of such notice. If the Company receives a Redemption Notice and one or more Other Redemption Notices, during the seven (7) Business Day period beginning on and including the date which is three (3) Business Days prior to the Company's receipt of the Holder's Redemption Notice and ending on and including the date which is three (3) Business Days after the Company's receipt of the Holder's Redemption Notice and the Company is unable to redeem all principal, interest and other amounts designated in such Redemption Notice and such Other Redemption Notices received during such seven (7) Business Day period, then the Company shall redeem a pro rata amount from each holder of the Notes and the Additional Notes (including the Holder) based on the principal amount of the Notes and the Additional Notes submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received by the Company during such seven (7) Business Day period.

(12) VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by law, including, but not limited to, the laws of the State of Delaware, and as expressly provided in this Note.

(13) SECURITY. This Note, the Other Notes and the Additional Notes are secured to the extent and in the manner set forth in the Security Documents. The Company agrees and acknowledges that from and after the Full Collateralization Event, the Collateral Agent shall be entitled to withdraw any or all amounts in the Control Account from time to time (each a "Note Withdrawal" and collectively, the "Note Withdrawals"), as long as any the amount of any such Note Withdrawal is applied against the Conversion Amount of the Notes, including this Note, the Other Notes and the Additional Notes, in accordance with the terms hereof and thereof or any amount outstanding under the Notes, including this Note, the Other Notes and the Additional Notes. Any payments in respect of the Notes, the Other Notes and the Additional Notes described in the preceding sentence shall be applied to the Notes, the Other Notes and the Additional Notes, as applicable, on a ratable basis.

(14) COVENANTS.

(a) Rank. All payments due under this Note (i) shall rank pari passu with all Other Notes and the Additional Notes and (ii) shall be senior to all other Indebtedness of the Company and its Subsidiaries.

(b) Incurrence of Indebtedness. Prior to a Full Collateralization Event, so long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness, other than Permitted Indebtedness.

(c) Existence of Liens. Prior to a Full Collateralization Event, so long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, "Liens") other than Permitted Liens.

(d) Restricted Payments.

(i) Prior to a Full Collateralization Event, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (other than this Note, the Other Notes and the Additional Notes), whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an Event of Default has occurred and is continuing.

(ii) Prior to the occurrence of a Full Collateralization Event, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (including, without limitation Permitted Indebtedness other than this Note, the Other Notes and the Additional Notes), by way of payment in respect of principal of (or premium, if any) such Indebtedness. For clarity, such restriction shall not preclude the payment of regularly scheduled interest payments or other late fees and liquidated damages which may accrue under such Permitted Indebtedness.

(e) Restriction on Redemption and Cash Dividends. Prior to the occurrence of the Full Collateralization Event, until all of the Notes and the Additional Notes have been converted, redeemed or otherwise satisfied in accordance with their terms, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, (i) redeem or repurchase its Equity Interests, or permit any Subsidiary to redeem or repurchase its Equity Interests or (ii) declare or pay any cash dividend or distribution on any Equity Interest of the Company or of its Subsidiaries. Notwithstanding clause (ii) of the immediately preceding sentence, to the extent the Company forms or has formed a Subsidiary that is a special purpose vehicle solely in order to hold certain intellectual property generating royalty or licensing payments, such Subsidiary may declare or pay cash dividends to a minority equity holder of such Subsidiary contemporaneously with cash dividends to the Company if such minority equity holder contributed material intellectual property assets to such Subsidiary, pro rata based on the equity interests of such minority shareholder in such Subsidiary, but only if such minority equity holder is not contractually entitled to receive any other royalty or similar payments from such Subsidiary; provided that such cash dividends do not exceed thirty-five percent (35%) of the total dividends paid by such Subsidiary.

(f) Change in Nature of Business. Prior to a Full Collateralization Event, the Company shall not make, or permit any of its Subsidiaries to make, any change in the nature of its business as described in Schedule 14(f) attached hereto. The Company shall not modify its corporate structure or purpose.

(g) Restriction on Liens. Prior to a Full Collateralization Event, the Company shall not, and the Company shall not permit any of its Subsidiaries, directly or indirectly, to encumber or allow any Liens on, any Collateral, other than Permitted Liens. For the avoidance of doubt, notwithstanding anything to the contrary contained herein, each of the Cash Collateral Agreement and the Deposit Account Control Agreement shall continue in full force and effect notwithstanding the occurrence of a Full Collateralization Event.

(h) Preservation of Existence, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries (other than dormant Subsidiaries that have no or minimum assets) to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

(i) Maintenance of Insurance. Prior to a Full Collateralization Event, the Company shall maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.

(j) Transactions with Affiliates. Prior to a Full Collateralization Event, the Company shall not, nor shall it permit any of its Subsidiaries to, enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm's length transaction with a Person that is not an Affiliate thereof.

(k) Minimum Cash Balance. From and after March 24, 2014, the Company shall maintain on deposit in the Control Account cash in an aggregate amount equal to not less than $3,500,000. Prior to the occurrence of the Full Collateralization Event, the Company shall not use the cash in the Control Account to make payments due pursuant to the Notes or the Additional Notes.

(l) Further Assurances. The Company shall take such action and execute, acknowledge and deliver, and cause each of its Subsidiaries to take such action and execute, acknowledge and deliver, at its sole cost and expense, such agreements, instruments or other documents as the Collateral Agent may reasonably require from time to time in order (A) to carry out the purposes of this Note and the other Transaction Documents, (B) to subject to valid and perfected first priority Liens on any of the Collateral, (C) to establish and maintain the validity and effectiveness of any of the Transaction Documents and the validity, perfection and priority of the Liens intended to be created thereby and (D) to better assure, convey, grant, assign, transfer and confirm unto the Collateral Agent and the Holder the rights now or hereafter intended to be granted to it under this Note or any other Transaction Document.

(15) VOTE TO ISSUE, OR CHANGE THE TERMS OF, NOTES. The consent of the Required Holders shall be required for any change, waiver or amendment to this Note.

(16) TRANSFER. This Note and any shares of Common Stock issued upon conversion of this Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company, subject only to the provisions of Section 2(g) of the Securities Purchase Agreement.

(17) REISSUANCE OF THIS NOTE.

(a) Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 17(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 17(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(iii) following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 17(d)) representing the outstanding Principal.

(c) Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 17(d) and in principal amounts of at least $25,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d) Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 17(a) or Section 17(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest and Late Charges, if any, on the Principal and Interest of this Note from the Issuance Date.

(18) REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder's right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, conversion, redemption and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(19) PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors' rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys' fees and disbursements.

(20) CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and all the Buyers and shall not be construed against any person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

(21) FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

(22) DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Closing Bid Price or the Closing Sale Price or the arithmetic calculation of the Conversion Rate, the Conversion Price or any Redemption Price, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within three (3) Business Days of receipt, or deemed receipt, of the Conversion Notice or Redemption Notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within three (3) Business Days submit via facsimile (i) the disputed determination of the Closing Bid Price or the Closing Sale Price to an independent, reputable investment bank selected by the Holder and approved by the Company, such approval not to be unreasonably withheld or delayed, or (ii) the disputed arithmetic calculation of the Conversion Rate, Conversion Price or any Redemption Price to an independent, outside accountant, selected by the Holder and approved by the Company, such approval not to be unreasonably withheld or delayed. The Company, at the Company's expense, shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

(23) NOTICES; PAYMENTS.

(a) Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (a) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, (b) with respect to any dividend or distribution upon the Common Stock or (c) with respect to any pro rata subscription offer to holders of Common Stock, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

(b) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each Buyer, shall initially be as set forth on the Schedule of Buyers attached to the Securities Purchase Agreement); provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder's wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Interest due on such date. Any amount of Principal or other amounts due under the Transaction Documents which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of eighteen percent (18.0%) per annum from the date such amount was due until the same is paid in full ("Late Charge").

(24) CANCELLATION. After all Principal, accrued Interest and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

(25) WAIVER OF NOTICE. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.

(26) GOVERNING LAW; JURISDICTION; JURY TRIAL. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address set forth in Section 9(f) of the Securities Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company's obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

(27) Severability. If any provision of this Note is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Note so long as this Note as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(28) DISCLOSURE. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Note after the Public Company Date, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries, the Company shall within one (1) Business Day after any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, nonpublic information relating to the Company or its Subsidiaries, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

(29) CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a) "Affiliate" has the meaning set forth in Rule 405 under the Securities Act.

(b) "Additional Notes" means Amended and Restated Notes (as defined in the Securities Purchase Agreement) issued by the Company pursuant to the Securities Purchase Agreement on the Closing Date.

(c) "Attribution Parties" means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder's investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company's Common Stock would or could be aggregated with the Holder's and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

(d) "Applicable Percentage" means, with respect to each Company Quarterly Redemption Date, the percentage set forth opposite such Company Quarterly Redemption Date in the following table:

Company Quarterly Redemption Date	Applicable Percentage
October 15, 2014	19%
January 15, 2015	23%
April 15, 2015	30%
July 15, 2015	8%
October 15, 2015	9%
January 15, 2016	10%
April 15, 2016	11%
July 15, 2016	12%
October 15, 2016	14%
January 15, 2017	16%
April 15, 2017	19%
July 15, 2017	23%
October 15, 2017	31%
January 15, 2018	44%
April 15, 2018	78%
May 10, 2018	100%

(e) "Available Proceeds" means (I) twenty-five percent (25%) of any gross revenues paid to the Inventergy, Inc. and/or any of its Subsidiaries, including (i) license fees, (ii) covenant not to sue fees or settlement amounts, (iii) royalties, (iv) infringement damages or payments, (v) similar awards or payments to the Company or any of its Subsidiaries and (vi) proceeds from sales of any patents of the Company or of any of its Subsidiaries, in each case, received by the Company or any of its Subsidiaries during the Calendar Quarter immediately preceding the applicable date of determination and (II) (A) twenty-five percent (25%) of any gross revenues paid to the Company and/or any of its direct or indirect Subsidiaries, including Inventergy, Inc. (individually, a "Recipient" and collectively, the "Recipients"), including (i) license fees, (ii) covenant not to sue fees or settlement amounts, (iii) royalties, (iv) infringement damages or payments, (v) similar awards or payments to any Recipient and (vi) proceeds from sales of any patents of any Recipient, (B) twenty percent (20%) of any gross proceeds paid to any Recipient with respect to any financing and/or capital raising transaction and (C) twenty percent (20%) of any gross proceeds paid to any Recipient from any investment by any Recipient, in each case, received by the Recipients during the Calendar Quarter immediately preceding the applicable date of determination. Available Proceeds shall not include any financing that constitutes Permitted Indebtedness nor any refinancing of any Permitted Indebtedness, whether now existing or hereafter incurred.

(f) "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(g) "Buyer" means the initial holders signatories to the Securities Purchase Agreement pursuant to which such holder purchased the Notes on the Closing Date.

(h) "Calendar Quarter" means each of: the period beginning on and including January 1 and ending on and including March 31; the period beginning on and including April 1 and ending on and including June 30; the period beginning on and including July 1 and ending on and including September 30; and the period beginning on and including October 1 and ending on and including December 31.

(i) "Change of Control" means any Fundamental Transaction other than (i) any reorganization, recapitalization or reclassification of the Common Stock in which holders of the Company's voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respect, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification or (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company. Notwithstanding the foregoing, the Reverse Merger shall be deemed not to be a Change of Control. The Reverse Merger shall not be a Change of Control.

(j) "Closing Bid Price" and "Closing Sale Price" means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the OTC Link or "pink sheets" by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 22. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction during the applicable calculation period.

(k) "Closing Date" shall have the meaning set forth in the Securities Purchase Agreement, which date is the date the Company initially issued the Notes and the Additional Notes pursuant to the terms of the Securities Purchase Agreement.

(l) "Common Stock" means the Company's common stock, par value $0.0001 per share.

(m) "Common Stock Equivalents" means, collectively, Options and Convertible Securities.

(n) "Contingent Obligation" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(o) "Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

(p) "Eligible Market" means The New York Stock Exchange, Inc., the NYSE MKT LLC, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market. In addition, after the date that is the two (2) year anniversary of the Public Company Date, "Eligible Market" shall also include the OTC Bulletin Board, the OTC QX or the OTC QB of the OTC Markets Group Inc.

(q) "Equity Conditions" means each of the following conditions: (i) either (a) a registration statement shall be effective and available for the resale pursuant to Rule 415 of all shares of Common Stock issuable upon conversion in full of the Conversion Amount subject to the applicable Redemption requiring the satisfaction of the Equity Conditions (the "Underlying Securities") and there shall not have been any postponement or failure to maintain the effectiveness of such registration statement and the Company shall have no knowledge of any fact that would cause such registration statement not to be effective and available for the resale of all remaining Underlying Securities or (b) all Underlying Securities shall be eligible for sale without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the Securities Act and without the need for registration under any applicable federal or state securities laws and the Company shall have no knowledge of any fact that would cause the Underlying Securities not to be eligible for sale without restriction pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the Securities Act and any applicable federal or state securities laws; (ii) all Underlying Shares may be issued in full (A) without violating the rules or regulations of the Principal Market or any other applicable Eligible Market and (B) if the event requiring the satisfaction of the Equity Conditions is an Event of Default Redemption, without violating Section 3(d) hereof; (iii) (A) prior to a Full Collateralization Event, during the Equity Conditions Measuring Period, the Company shall not have failed to timely make any payments within five (5) Business Days of when such payment is due pursuant to any Transaction Document and (B) after a Full Collateralization Event, during the Equity Conditions Measuring Period, the Company shall not have failed to timely make any payments of Principal and Interest within five (5) Business Days of when such payment is due pursuant to this Note; (vi) prior to a Full Collateralization Event, during the Equity Conditions Measuring Period, the Company otherwise shall have been in compliance with and shall not have breached any provision, covenant, representation or warranty of any Transaction Document; and (v) the Holder shall not be in possession of any material, nonpublic information received from the Company, any Subsidiary or its respective agent or Affiliates without the prior written consent of the Holder.

(r) "Equity Conditions Failure" means that on the applicable date of determination, any of the Equity Conditions have not been satisfied (or waived in writing by the Required Holders).

(s) "Equity Conditions Measuring Period" means the period beginning thirty (30) Trading Days prior to the applicable date of determination and ending on and including the applicable date of determination.

(t) "Equity Interests" means (i) all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting and (ii) all securities convertible into or exchangeable for any of the foregoing and all warrants, Options or other rights to purchase, subscribe for or otherwise acquire any of the foregoing, whether or not presently convertible, exchangeable or exercisable.

(u) "Excess Amount" means the excess, if any, as of the applicable date of determination, of (i) the cash deposited in the Control Account (as defined in the Securities Purchase Agreement) over (ii) the sum of (A) the Full Collateralization Amount and (B) any additional amount(s) owed by the Company to the Holder on the applicable date of determination, without duplication, pursuant to any of the Transaction Documents.

(v) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(w) "Full Collateralization Amount" means the sum of (i) the Conversion Amount for the full Principal amount outstanding as of the applicable date of determination and (ii) the amount equal to the Interest that will accrue from the applicable date of determination through the Maturity Date with respect to the Conversion Amount set forth in clause (i) above, assuming that the Interest Rate in effect as of the applicable date of determination through the Maturity Date is 2.00% per annum and that the Conversion Amount as of the date of determination will remain outstanding through the Maturity Date.

(x) "Full Collateralization Event" means that time that the cash deposited in the Control Account (as defined in the Securities Purchase Agreement) equals or exceeds the Full Collateralization Amount.

(y) "Fundamental Transaction" means (i) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (a) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity; provided, however, that in no event shall the Holder have the right to require the Company to redeem all or any portion of the Holder's Note pursuant to Section 5(b) based on a Fundamental Transaction pursuant to this clause (a) in which, upon any such consolidation or merger, holders of the Company's voting power immediately prior to such consolidation or merger are, directly or indirectly, after such consolidation or merger the holders of a majority of the voting power of the surviving entity (or if the surviving entity is controlled by another entity, a majority of the voting power of the entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such consolidation or merger, or (b) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its "significant subsidiaries" (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (c) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (1) 50% of the outstanding shares of Common Stock, (2) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (3) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (d) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby such Subject Entities, individually or in the aggregate, acquire, either (1) at least 50% of the outstanding shares of Common Stock, (2) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (3) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (e) reorganize, recapitalize or reclassify its Common Stock, (ii) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (a) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (b) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the date of this Note calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (c) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their shares of Common Stock without approval of the stockholders of the Company or (iii) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(z) "GAAP" means United States generally accepted accounting principles, consistently applied.

(aa) "Group" means a "group" as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder.

(bb) "Holder Pro Rata Amount" means a fraction (i) the numerator of which is the Principal amount of this Note on the Closing Date and (ii) the denominator of which is the aggregate principal amount of all Notes, including the Other Notes and the Additional Notes, issued to the Buyers pursuant to the Securities Purchase Agreement on the Closing Date.

(cc) "Holiday" means a day other than a Business Day or on which trading does not take place on the Principal Market.

(dd) "Indebtedness" of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) "capital leases" in accordance with GAAP (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.

(ee) "Interest Rate" means (i) prior to the Full Collateralization Event, 4.00% per annum and (ii) thereafter, 2.00% per annum, in each case, subject to adjustment as set forth in Section 2.

(ff) "Major Event of Default" means an Event of Default set forth in any of (I) Section 4(a)(ii), (II) Section 4(a)(iii), (III) Section 4(a)(iv) if such Event of Default is triggered because of the Company's failure to timely pay any Principal amount or Interest due pursuant to the terms of this Note, (IV) Section 4(a)(ix) if such Event of Default is triggered because of the Company's failure to comply with Section 14(k) or (V) Section 4(a)(xv).

(gg) "New Patent Assets" means any Patents (as defined in the Security Documents) acquired by the Company or any of its Subsidiaries after March [  ], 2014 with Indebtedness incurred solely for the purpose of financing the acquisition of such Patents and; provided, that, for the avoidance of doubt the Panasonic Portfolio shall not constitute New Patent Assets.

(hh) "Options" means any rights, warrants or options to subscribe for or purchase (i) shares of Common Stock or (ii) Convertible Securities.

(ii) "Parent Entity" of a Person means an entity that, directly or indirectly, controls the applicable Person, including such entity whose common stock or equivalent equity security is quoted or listed on an Eligible Market (or, if so elected by the Required Holders, any other market, exchange or quotation system), or, if there is more than one such Person or such entity, the Person or Parent Entity designated by the Required Holders or in the absence of such designation, such Person or entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(jj) "Panasonic Portfolio" means the portfolio of patents and patent applications acquired by the Company’s Inventergy, Inc. subsidiary from Panasonic Corporation on December 20, 2013.

(kk) "Panasonic Release Event" shall occur when the cash deposited in the Control Account (as defined in the Securities Purchase Agreement) equals or exceeds the lower of (i) $4,500,000 less any Note Withdrawals (as defined in the Securities Purchase Agreement) by the Collateral Agent pursuant to Section 4(t) of the Securities Purchase Agreement and (ii) the Conversion Amount outstanding as of the applicable date of determination.

(ll) "Permitted Indebtedness" means (i) Indebtedness evidenced by this Note, the Other Notes and the Additional Notes, (ii) trade payables incurred in the ordinary course of business consistent with past practice, (iii) unsecured Indebtedness incurred by the Company that is made expressly subordinate in right of payment to the Indebtedness evidenced by this Note, as reflected in a written agreement acceptable to the Required Holders and approved by the Required Holders in writing, and which Indebtedness does not provide at any time for (a) the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until ninety-one (91) days after the Maturity Date or later and (b) total interest and fees at a rate in excess of 10% per annum and (iv) Indebtedness secured by Permitted Liens described in clauses (v) and (vi) of the definition of Permitted Liens.

(mm) "Permitted Liens" means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any Lien created by operation of law, such as materialmen's liens, mechanics' liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iii) Liens granted under that certain Pledge and Security Agreement dated as of May 10, 2013 by and among the Company’s Inventergy , Inc. subsidiary and the parties listed on the signature pages attached thereto, (iv) leases or subleases and licenses and sublicenses granted to others in the ordinary course of the Company's business, not interfering in any material respect with the business of the Company, (v) first priority Liens (A) upon or in any equipment or New Patent Assets acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or New Patent Assets, or Indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment or the acquisition of such New Patent Assets, (B) existing on such equipment or New Patent Assets at the time of its acquisition, provided that the Lien is confined solely to the equipment or New Patent Assets so acquired, and the proceeds of such equipment or New Patent Assets, or (C) on or after the occurrence of the Panasonic Release Event, Liens on the Panasonic Portfolio, (vi) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clause (v) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (vii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods, and (viii) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default.

(nn) "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(oo) "Principal Market" means the Eligible Market that is the principal securities exchange market for the Common Stock.

(pp) "Public Company Date" means the date on which the shares of Common Stock of the Company (or its successor or parent company by merger, recapitalization, reorganization or otherwise) are registered under the Exchange Act.

(qq) "Redemptions" means, collectively, the Event of Default Redemption, the Company Quarterly Redemption and the Company Optional Redemption, each of the foregoing, individually, a Redemption.

(rr) "Redemption Notices" means, collectively, the Event of Default Redemption Notices, the Change of Control Redemption Notices, the Company Quarterly Redemption Notices and the Company Optional Redemption Notice, each of the foregoing, individually, a Redemption Notice.

(ss) "Redemption Percentage" means (i) in the case of the Event of Default described in Section 4(a)(v), 100% or (ii) in the case of all other Events of Default described in Section 4(a), 125%.

(tt) "Redemption Prices" means, collectively, the Event of Default Redemption Price, the Change of Control Redemption Price, the Company Quarterly Redemption Price and the Company Optional Redemption Price, each of the foregoing, individually, a Redemption Price.

(uu) "Related Fund" means, with respect to any Person, a fund or account managed by such Person or an Affiliate of such Person.

(vv) "Required Holders" means the holders of Notes representing at least a majority of the aggregate principal amount then outstanding and shall include Hudson Bay (as defined in the Securities Purchase Agreement) so long as Hudson Bay or any of its Affiliates is a Holder of not less than $50,000 in aggregate principal amount of Notes, Additional Notes and/or Other Notes.

(ww) "Reverse Merger" means the merger contemplated by the Merger Agreement, as amended by the Merger Agreement Amendment (each as defined in the Securities Purchase Agreement).

(xx) "SEC" means the United States Securities and Exchange Commission.

(yy) "Securities Act" means the Securities Act of 1933, as amended.

(zz) "Securities Purchase Agreement" means that certain securities purchase agreement dated as of the Subscription Date by and among the Company’s Inventergy, Inc. subsidiary, which has been assumed by the Company at the Effective Time and the Buyers pursuant to which the Company issued the Notes and the Additional Notes to the Buyers.

(aaa) "Subject Entity" means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(bbb) "Subscription Date" means March 20, 2014.

(ccc) "Subsequent Placement" means any direct or indirect, offer, sale, grant any option to purchase, or other disposition of (or announcement of any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries' equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for Common Stock or Common Stock Equivalents

(ddd) "Successor Entity" means one or more Person or Persons (or, if so elected by the Required Holders, the Company or Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or one or more Person or Persons (or, if so elected by the Required Holders, the Company or the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(eee) "Threshold Amount" means (i) prior to a Full Collateralization Event, $100,000 and (ii) after a Full Collateralization Event, $500,000.

(fff) "Trading Day" means (A) prior to the Public Company Date, any Business Day or (B) on or after the Public Company Date, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the shares of Common Stock are then traded; provided that "Trading Day" shall not include any day on which the shares of Common Stock are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the shares of Common Stock are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

EON COMMUNICATIONS CORPORATION

By:
Name:
Title:

EXHIBIT I

EON COMMUNICATIONS CORPORATION

CONVERSION NOTICE

Reference is made to the New Senior Secured Convertible Note (the "Note") issued to the undersigned by eOn Communications Corporation, a Delaware corporation (the "Company"). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock par value $0.01 per share (the "Common Stock") of the Company, as of the date specified below.

Date of Conversion:

Aggregate Conversion Amount to be converted:

Please confirm by checking the appropriate box whether all or any portion of this Conversion Notice is being delivered to convert any of the following:

☐ Event of Default Redemption Amount ☐ Change of Control Redemption Amount	☐ Company Quarterly Redemption Amount ☐ Company Optional Redemption Amount

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Note is being converted in the following name and to the following address:

Issue to:

Facsimile Number:

Authorization:

By:

Title:

Dated:

Account Number:
(if electronic book entry transfer)

Transaction Code Number:
(if electronic book entry transfer)

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs _______________ to issue the above indicated number of shares of Common Stock.

EON COMMUNICATIONS CORPORATION

By:

Name:
Title:

Schedule 14(f)

Nature of Business

Intellectual property investment, licensing and monetization.

EXHIBIT D

Form of Guarantee

GUARANTY

GUARANTY, dated as of [_______ __, 2014] made by each of the undersigned (each a "Guarantor", and collectively, the "Guarantors"), in favor of each "Buyer" (as defined below) party to the Notes referenced below.

WITNESSETH:

WHEREAS, pursuant to the Merger Agreement, the Parent issued to the Buyers, as defined below, Amended and Restated Notes and New Notes in exchange for the Amended and Restated Notes and New Notes of the Company’s subsidiary, Inventergy, Inc., which were originally issued pursuant to a Securities Purchase Agreement, dated as of March [ ] , 2014 (as amended, restated, supplemented or otherwise modified from time to time, the "SPA"), by and among Inventergy, Inc., a Delaware corporation (the "Company") and the investors listed on the Schedule of Buyers attached thereto (together with their respective assignees and transferees, each a "Buyer" and collectively, the "Buyers"), the Company issued notes (as amended, restated or otherwise modified from time to time, the "Notes") to the Buyers;

WHEREAS, pursuant to a Pledge and Security Agreement, dated as May 10, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the "Security Agreement"), the Company has granted to Hudson Bay IP Opportunities Master Fund LP (in such capacity, the "Collateral Agent"), for the benefit of the Buyers, a security interest in and lien on its assets to secure their respective obligations under the SPA, the Notes and the other Transaction Documents;

WHEREAS, pursuant to an Agreement of Merger and Plan of Reorganization, dated as of December 17, 2013 as amended by Amendment No. 1 thereto dated March 20, 2014 (the "Merger Agreement"), by and among the Company, Parent Communications Corporation, a Delaware corporation ("Parent") and Inventergy Merger Sub, Inc., effective as of the Effective Time (as defined in the Merger Agreement), the Company became a wholly-owned subsidiary of Parent;

WHEREAS, as a condition to the Buyers' consent to the Company's execution of the Merger Agreement, the Buyers have requested, and the Company and the Guarantors have agreed, that the Company and the other Guarantors shall execute and deliver to the Buyers (i) a guaranty guaranteeing all of the obligations of the Parent under the SPA, the Notes and the other "Transaction Documents" (as defined in the SPA, and as amended, restated or otherwise modified from time to time, the "Transaction Documents") as assumed by the Parent at the Effective Time and (ii) a supplement to the Security Agreement, pursuant to which the Guarantors shall grant to the Collateral Agent, for the benefit of the Buyers, a security interest in and lien on their assets to secure their respective obligations under this Guaranty;

WHEREAS, each Guarantor has determined that the execution, delivery and performance of this Guaranty directly benefits, and is in the best interest of, such Guarantor;

NOW, THEREFORE, in consideration of the premises and the agreements herein and for other consideration, the sufficiency of which is hereby acknowledged, each Guarantor hereby agrees with the Buyers as follows:

SECTION 1.   Definitions. Reference is hereby made to the SPA and the Notes for a statement of the terms thereof. All terms used in this Guaranty, which are defined in the SPA or the Notes and not otherwise defined herein, shall have the same meanings herein as set forth therein.

SECTION 2. Guaranty. The Guarantors, jointly and severally, hereby unconditionally and irrevocably, guaranty (a) the punctual payment, as and when due and payable, by stated maturity or otherwise, of all monetary obligations and any other amounts now or hereafter owing by the Parent in respect of it in respect of the SPA, the Notes and the other Transaction Documents, including, without limitation, all interest that accrues after the commencement of any proceeding commenced by or against the Company or any Guarantor under any provision of the Bankruptcy Code (Chapter 11 of Title 11 of the United States Code) or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief (an "Insolvency Proceeding"), whether or not the payment of such interest is unenforceable or is not allowable due to the existence of such Insolvency Proceeding, and all fees, commissions, expense reimbursements, indemnifications and all other amounts due or to become due under any of the Transaction Documents, and any and all expenses (including reasonable counsel fees and expenses) reasonably incurred by the Buyers in enforcing any rights under this Guaranty (such obligations, to the extent not paid by the Parent, being the "Guaranteed Obligations") and (b) the punctual and faithful performance, keeping, observance and fulfillment by the Parent of all of the agreements, conditions, covenants and obligations of the Parent contained in the SPA, the Notes and the other Transaction Documents, to the extent each Guarantor can legally perform such actions. Without limiting the generality of the foregoing, each Guarantor's liability hereunder shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Parent to the Buyers under the SPA and the Notes but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Guarantor or the Parent (each, a "Transaction Party").

SECTION 3.   Guaranty Absolute; Continuing Guaranty; Assignments.

(a)       The Guarantors, jointly and severally, guaranty that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Transaction Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Buyers with respect thereto. The obligations of each Guarantor under this Guaranty are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against any Guarantor to enforce such obligations, irrespective of whether any action is brought against any Transaction Party or whether any Transaction Party is joined in any such action or actions. The liability of any Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives, to the extent permitted by law, any defenses it may now or hereafter have in any way relating to, any or all of the following:

(i)      any lack of validity or enforceability of any Transaction Document or any agreement or instrument relating thereto;

(ii)     any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Transaction Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Transaction Party or otherwise;

(iii)    any taking, exchange, release or non-perfection of any collateral with respect to the Guaranteed Obligations, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations; or

(iv)   any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of any Transaction Party.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Buyers or any other Person upon the insolvency, bankruptcy or reorganization of any Transaction Party or otherwise, all as though such payment had not been made.

(b)       This Guaranty is a continuing guaranty and shall (i) remain in full force and effect until the indefeasible payment in full in cash of all obligations under the Notes (together with any matured indemnification obligations as of the date of such payment, but excluding any inchoate or unmatured contingent indemnification obligations) and payment of all other amounts payable under this Guaranty (excluding any inchoate or unmatured contingent indemnification obligations) and (ii) be binding upon each Guarantor and its respective successors and assigns. This Guaranty shall inure to the benefit of and be enforceable by the Buyers and its respective successors, and permitted pledgees, transferees and assigns. Without limiting the generality of the foregoing sentence, each Buyer may pledge, assign or otherwise transfer all or any portion of its rights and obligations under and subject to the terms of any Transaction Document to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Buyer herein or otherwise, in each case as provided in the SPA or such other Transaction Document.

SECTION 4.  Waivers. To the extent permitted by applicable law, each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Collateral Agent or the Buyers exhaust any right or take any action against any Transaction Party or any other Person or any Collateral (as defined in the Security Agreement). Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 4 is knowingly made in contemplation of such benefits. The Guarantors hereby waive any right to revoke this Guaranty, and acknowledge that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

SECTION 5.   Subrogation. No Guarantor may exercise any rights that it may now or hereafter acquire against any Transaction Party or any other guarantor that arise from the existence, payment, performance or enforcement of any Guarantor's obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Buyers against any Transaction Party or any other guarantor or any Collateral (as defined in the Security Agreement), whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Transaction Party or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until the indefeasible payment in full in cash of all obligations under the Notes (together with any matured indemnification obligations as of the date of such payment, but excluding any inchoate or unmatured contingent indemnification obligations) and payment of all other amounts payable under this Guaranty (excluding any inchoate or unmatured contingent indemnification obligations). If any amount shall be paid to a Guarantor in violation of the immediately preceding sentence at any time prior to the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, such amount shall be held in trust for the benefit of the Buyers and shall forthwith be paid to the Buyers to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Transaction Documents, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (a) any Guarantor shall make payment to the Buyers of all or any part of the Guaranteed Obligations, and (b) the Buyers receive the indefeasible payment in full in cash of all obligations under the Notes (together with any matured indemnification obligations as of the date of such payment, but excluding any inchoate or unmatured contingent indemnification obligations) and payment of all other amounts payable under this Guaranty (excluding any inchoate or unmatured contingent indemnification obligations), the Buyers will, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.

SECTION 6.     Representations, Warranties and Covenants.

(a)       Each Guarantor hereby represents and warrants as of the date first written above as follows:

(i)       Each Guarantor (A) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization as set forth on the signature pages hereto, (B) has all requisite corporate, limited liability company or limited partnership power and authority to conduct its business as now conducted and as presently contemplated and to execute and deliver this Guaranty and each other Transaction Document to which the Guarantor is a party, and to consummate the transactions contemplated hereby and thereby and (C) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary except where the failure to be so qualified would not result in a Material Adverse Effect.

(ii)      The execution, delivery and performance by each Guarantor of this Guaranty and each other Transaction Document to which such Guarantor is a party (A) have been duly authorized by all necessary corporate, limited liability company or limited partnership action, (B) do not and will not contravene its charter or by-laws, its limited liability company or operating agreement or its certificate of partnership or partnership agreement, as applicable, or any applicable law or any contractual restriction binding on the Guarantor or its properties do not and will not result in or require the creation of any lien (other than pursuant to any Transaction Document) upon or with respect to any of its properties, and (C) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to it or its operations or any of its properties.

(iii)    No authorization or approval or other action by, and no notice to or filing with, any governmental authority is required in connection with the due execution, delivery and performance by the Guarantor of this Guaranty or any of the other Transaction Documents to which the Guarantor is a party (other than expressly provided for in any of the Transaction Documents).

(iv)    Each of this Guaranty and the other Transaction Documents to which the Guarantor is or will be a party, when delivered, will be, a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, suretyship or other similar laws and equitable principles (regardless of whether enforcement is sought in equity or at law).

(v)     There is no pending or, to the best knowledge of the Guarantor, threatened action, suit or proceeding against the Guarantor or to which any of the properties of the Guarantor is subject, before any court or other governmental authority or any arbitrator that (A) if adversely determined, could reasonably be expected to have a Material Adverse Effect, other than as disclosed in a Schedule to the Merger Agreement, or (B) relates to this Guaranty or any of the other Transaction Documents to which the Guarantor is a party or any transaction contemplated hereby or thereby.

(vi)    The Guarantor (A) has read and understands the terms and conditions of the SPA, the Notes and the other Transaction Documents, and (B) now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Parent and the other Transaction Parties, and has no need of, or right to obtain from the Buyers, any credit or other information concerning the affairs, financial condition or business of the Parent or the other Transaction Parties that may come under the control of the Buyers.

(b)      The Guarantor covenants and agrees that until the indefeasible payment in full in cash of all obligations under the Notes (together with any matured indemnification obligations as of the date of such payment, but excluding any inchoate or unmatured contingent indemnification obligations) and payment of all other amounts payable under this Guaranty (excluding any inchoate or unmatured contingent indemnification obligations), it will comply with each of the covenants which are set forth in subsections (j) and (l) of Section 4 of the SPA as if the Guarantor were a party thereto.

SECTION 7.    Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, the Buyers may, and are hereby authorized to, at any time and from time to time, without notice to the Guarantors (any such notice being expressly waived by each Guarantor) and to the fullest extent permitted by law, set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Buyers to or for the credit or the account of any Guarantor against any and all obligations of the Guarantors now or hereafter existing under this Guaranty or any other Transaction Document, irrespective of whether or not the Buyers shall have made any demand under this Guaranty or any other Transaction Document and although such obligations may be contingent or unmatured. The rights of the Buyers under this Section 7 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Buyers may have under this Guaranty or any other Transaction Document in law or otherwise.

SECTION 8.    Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed (by overnight mail or by certified mail, postage prepaid and return receipt requested), telecopied or delivered, if to any Guarantor, to the address for such Guarantor set forth on the signature page hereto, or if to the Buyers, to it at its respective address set forth in the SPA; or as to any Person at such other address as shall be designated by such Person in a written notice to such other Person complying as to delivery with the terms of this Section 8. All such notices and other communications shall be effective (i) if mailed (by certified mail, postage prepaid and return receipt requested), when received or three Business Days after deposited in the mails, whichever occurs first; (ii) if telecopied, when transmitted and confirmation is received, provided same is on a Business Day and, if not, on the next Business Day; or (iii) if delivered by hand, upon delivery, provided same is on a Business Day and, if not, on the next Business Day.

SECTION 9.    CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER TRANSACTION DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH GUARANTOR HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE BUYERS TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST EACH GUARANTOR IN ANY OTHER JURISDICTION. EACH GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY AND THE OTHER TRANSACTION DOCUMENTS.

SECTION 10.   WAIVER OF JURY TRIAL, ETC. EACH GUARANTOR HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS GUARANTY OR THE OTHER TRANSACTION DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS GUARANTY OR THE OTHER TRANSACTION DOCUMENTS, AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH GUARANTOR CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF THE BUYERS HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BUYERS WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. EACH GUARANTOR HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BUYERS ENTERING INTO THE OTHER TRANSACTION DOCUMENTS.

SECTION 11.   Taxes.

(a)       All payments made by any Guarantor hereunder or under any other Transaction Document shall be made in accordance with the terms of the respective Transaction Document and shall be made without set-off, counterclaim, deduction or other defense. All such payments shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the net income of any Buyer by any jurisdiction claiming the right to tax such net income (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, "Taxes"). If any Guarantor shall be required to deduct or to withhold any Taxes from or in respect of any amount payable hereunder or under any other Transaction Document:

(i)      such Guarantor shall make such deduction or withholding,

(ii)     such Guarantor shall pay the full amount deducted or withheld to the relevant taxation authority in accordance with applicable law, and

(iii)    as promptly as possible thereafter, such Guarantor shall send the applicable Buyer an official receipt (or, if an official receipt is not available, such other documentation as shall be satisfactory to the Buyers) showing payment.  In addition, each Guarantor agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery, registration or enforcement of, or otherwise with respect to, this Agreement or any other Transaction Document (collectively, "Other Taxes").

(b)        Each Guarantor hereby indemnifies and agrees to hold each Buyer harmless from and against Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 11) paid by the such Buyer as a result of any payment made hereunder or from the execution, delivery, registration or enforcement of, or otherwise with respect to, this Agreement or any other Transaction Document, and any liability (including penalties, interest and expenses for nonpayment, late payment or otherwise) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted.  This indemnification shall be paid within 30 days from the date on which a Buyer makes written demand therefor, which demand shall identify the nature and amount of such Taxes or Other Taxes.

(c)        If any Guarantor fails to perform any of its obligations under this Section 11, such Guarantor shall indemnify the Buyers for any taxes, interest or penalties that may become payable as a result of any such failure. The obligations of the Guarantors under this Section 11 shall survive the termination of this Guaranty and the payment of the Obligations and all other amounts payable hereunder.

SECTION 12.    Miscellaneous.

(a)        Each Guarantor will make each payment hereunder in lawful money of the United States of America and in immediately available funds to Buyers, at such address specified by each Buyer from time to time by notice to the Guarantors.

(b)       No amendment or waiver of any provision of this Guaranty and no consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by each Guarantor and the Buyers holding a majority of the outstanding principal amount of the Notes, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(c)       No failure on the part of the Collateral Agent and/or the Buyers to exercise, and no delay in exercising, any right hereunder or under any other Transaction Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder or under any Transaction Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Buyers provided herein and in the other Transaction Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of each Buyer under any Transaction Document against any party thereto are not conditional or contingent on any attempt by such Buyer to exercise any of its rights under any other Transaction Document against such party or against any other Person.

(d)        Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(e)         This Guaranty shall (i) be binding on each Guarantor and its respective successors and assigns, and (ii) inure, together with all rights and remedies of the Buyers hereunder, to the benefit of the Buyers and their respective successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, each Buyer may assign or otherwise transfer its rights and obligations under the SPA, the Notes or any other Transaction Document to any other Person in accordance with the terms thereof, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the such Buyer herein or otherwise. None of the rights or obligations of any Guarantor hereunder may be assigned or otherwise transferred without the prior written consent of each Buyer.

(f)        This Guaranty reflects the entire understanding of the transaction contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, entered into before the date hereof.

(g)        Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(h)       This Guaranty shall be governed by and construed in accordance with the law of the State of New York applicable to contracts made and to be performed therein without regard to conflict of law principles.

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IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed by its respective duly authorized officer, as of the date first above written.

INVENTERGY, INC., a Delaware corporation

By:
Name:
Title:

Address for Notices:

Facsimile:

EON COMMUNICATIONS SYSTEMS, INC., a Delaware corporation

By:
Name:
Title:

Address for Notices:

Facsimile:

Inventergy Guaranty